AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1997
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 HOMEUSA, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        DELAWARE                   5271                  76-0546715
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL         IDENTIFICATION NUMBER)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                               CARY N. VOLLINTINE
                            CHIEF EXECUTIVE OFFICER
                                 THREE RIVERWAY
                                   SUITE 630
                              HOUSTON, TEXAS 77056
                                 (713) 965-0520
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                              WILLIAM D. GUTERMUTH
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
  TITLE OF
 EACH CLASS
     OF
 SECURITIES                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TO BE        AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
 REGISTERED      REGISTERED         PER SHARE(1)           PRICE(1)         REGISTRATION FEE
---------------------------------------------------------------------------------------------
Common
  Stock,
  $.01 par
  value per
  share.....     20,000,000           $7.8125          $156,250,000.00         $46,093.75
---------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES
MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY
NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                           SUBJECT TO COMPLETION
                                                               DECEMBER 22, 1997

                               20,000,000 SHARES
                                     [LOGO]
                                 HOMEUSA, INC.
                                  COMMON STOCK

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                                          REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

     This Prospectus covers 20,000,000 shares of common stock, $.01 par value (the "Common Stock"), which may be offered and issued by HomeUSA, Inc. (the "Company") from time to time in connection with merger or acquisition transactions entered into by the Company. It is expected that the terms of acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by the Company, and that shares of Common Stock issued will be valued at prices reasonably related to the market prices of Common Stock either at the time the terms of a merger or acquisition are agreed upon or at or about the time shares are delivered. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     The Company currently has 15,441,887 shares of its Common Stock listed on The New York Stock Exchange, of which 5,000,000 are registered and available for unrestricted trading in the public market unless owned by affiliates of the Company. Application will be made to list the shares of Common Stock offered hereby on The New York Stock Exchange. On December 18, 1997, the closing price of the Common Stock on The New York Stock Exchange was $7.75 per share as published in THE WALL STREET JOURNAL on December 19, 1997. The Company is subject to the informal requirements of the Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission.

     All expenses of this offering will be paid by the Company. The Company is a Delaware corporation and all references herein to the Company refer to the Company and its subsidiaries. The executive offices of the Company are located at Three Riverway, Suite 630, Houston, Texas, 77056, and its telephone number is
(713) 965-0520.

                               ------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
               SEE "RISK FACTORS" COMMENCING ON PAGE 10 HEREOF.

              THE DATE OF THIS PROSPECTUS IS               , 199 .

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

                               PROSPECTUS SUMMARY

     IN CONNECTION WITH ITS INITIAL PUBLIC OFFERING ON NOVEMBER 26, 1997 (THE "IPO"), HOMEUSA, INC. ACQUIRED, IN SEPARATE MERGER TRANSACTIONS (THE "MERGERS") IN EXCHANGE FOR CASH AND SHARES OF ITS COMMON STOCK, NINE COMPANIES (EACH A "FOUNDING COMPANY" AND, COLLECTIVELY, THE "FOUNDING COMPANIES") ENGAGED IN THE RETAIL DISTRIBUTION OF MANUFACTURED HOMES. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" HEREIN INCLUDE THE FOUNDING COMPANIES AND OTHER ENTITIES WHOLLY-OWNED BY HOMEUSA, AND REFERENCES HEREIN TO "HOMEUSA" MEAN HOMEUSA, INC. PRIOR TO THE CONSUMMATION OF THE MERGERS.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE PRO FORMA COMBINED AND INDIVIDUAL HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

     UNLESS OTHERWISE INDICATED, ALL REFERENCES TO COMMON STOCK INCLUDE BOTH COMMON STOCK, $0.01 PAR VALUE, AND RESTRICTED VOTING COMMON STOCK, $0.01 PAR VALUE (THE "RESTRICTED COMMON STOCK"), OF THE COMPANY.(1)

                                  THE COMPANY

     HomeUSA was founded to become the leading independent national retailer of manufactured homes by pursuing consolidation of the highly-fragmented manufactured housing retail industry. On November 26, 1997, the Company acquired in separate, concurrent transactions nine companies engaged principally in the manufactured housing retail industry. These Founding Companies are: AAA Homes, located in Hattiesburg, Mississippi; Cooper's Mobile Homes, Inc., located in Wenatchee, Washington; First American Homes, Inc., located in Dothan, Alabama; Home Folks Housing Center, located in Owensboro, Kentucky; McDonald Mobile Homes, Inc., located in Tulsa, Oklahoma; Mobile World, Inc., located in San Antonio, Texas; Patrick Home Center, Inc., located in Corinth, Mississippi; Universal Housing, Inc., located in Jackson, Tennessee; and WillMax Homes of Colorado, located in Colorado Springs, Colorado. A manufactured home is a single-family house constructed entirely in a controlled factory environment, rather than at the home site and is constructed to national standards promulgated by the Department of Housing and Urban Development ("HUD"). Modern manufactured homes are distinguishable from and represent an advance in quality from earlier generations of mobile homes which were not constructed to HUD standards. The manufactured housing retail industry generated $14 billion in sales in 1996 and is highly fragmented, with over 6,000 retail sales centers. The vast majority of manufactured housing retailers are independently-owned private companies operating a single sales center. The Company believes that most of these retailers have not adopted a professional sales and marketing approach and do not offer their customers the full range of available products and services. Because many retailers have limited access to capital for the modernization and expansion of their businesses and have few attractive liquidity options, the Company believes that significant consolidation opportunities exist. The Company believes that it will develop a competitive advantage by offering manufacturers a substantial and stable distribution system committed to maintaining high standards of professionalism in sales and marketing, installation and service.

     Prior to the Offering, the nine Founding Companies had been in business an average of 16 years and had pro forma combined total revenue of $202.3 million in 1996 and $158.6 million in the first nine months of 1997.

     Manufactured housing continues to gain share in the market for new homes. In 1996, manufactured homes accounted for approximately one-third of the new single-family homes sold in the United States, up from approximately one-quarter in 1991. Management attributes this growth to (i) the relatively low cost

------------
(1) NOTRE CAPITAL VENTURES II L.L.C. ("NOTRE") HOLDS 1,718,823 SHARES OF RESTRICTED COMMON STOCK, WHICH ARE ENTITLED TO ELECT ONE MEMBER OF THE COMPANY'S BOARD OF DIRECTORS AND TO 0.25 OF ONE VOTE FOR EACH SHARE HELD ON ALL OTHER MATTERS ON WHICH THEY ARE ENTITLED TO VOTE. RESTRICTED COMMON STOCK IS CONVERTIBLE INTO ONE SHARE OF COMMON STOCK UNDER CERTAIN CIRCUMSTANCES. SEE "DESCRIPTION OF CAPITAL STOCK -- COMMON STOCK AND RESTRICTED STOCK."

and increasing quality of manufactured homes, (ii) broader consumer acceptance of manufactured housing, (iii) greater availability of financing and (iv) favorable demographic trends. The average sale price of a new manufactured home in 1996 was $38,400 (exclusive of land), as compared to $124,650 (exclusive of land) for a new site-built home. Because increases in household incomes in the United States have failed to keep pace with increases in prices for new site-built homes, manufactured housing has become the only viable form of new home ownership for an increasing number of households, particularly first time buyers and retirees, groups which historically have represented a large percentage of the purchasers of manufactured homes. As consumer awareness of the quality and affordability of manufactured housing has grown, demand has shifted toward larger, multi-section homes, which accounted for more than one-half of the manufactured homes purchased in 1996. Multi-section homes have attracted a higher income buyer than single section homes, and in 1996, approximately 40% of manufactured home purchasers had family incomes above $30,000, as compared to approximately 27% in 1987. Population shifts toward the South, Southwest and Far West, where land costs are generally lower, zoning ordinances are less restrictive and alternative forms of housing are in short supply, should increase the demand for manufactured homes. The manufactured housing industry is highly cyclical and is affected by many of the same national and regional economic and demographic factors that affect demand in the housing industry generally. See "Risk Factors -- Cyclical Nature of the Manufactured Housing Industry; Variability of Operating Results."

     Today's manufactured homes offer customers similar quality to many site-built homes at a much more affordable price. Manufactured homes are constructed in a controlled factory environment, utilizing assembly line techniques, which allow volume purchases of materials and components and more efficient use of labor. As a result, manufactured homes, which typically range in size from 900 square feet to 2,500 square feet, are constructed for approximately one-half the cost per square foot of new site-built homes. The quality of manufactured homes has increased significantly over the past twenty years. Manufactured homes offer most of the amenities of, and are generally built with the same materials as, site-built homes. Many features associated with new site-built homes are included in manufactured homes, such as central heating, name brand appliances, carpeting, cabinets, wall coverings and porches. In addition, optional features include such amenities as walk-in closets, fireplaces, vaulted ceilings, porches and garages as well as retailer-installed options such as central air conditioning and furniture packages.

     The Company's objective is to become the leading independent national retailer of manufactured housing. By utilizing professional merchandising techniques, distribution strength and economies of scale, the Company believes it will be able to differentiate itself from its smaller, less sophisticated competitors. The manufactured housing industry is highly competitive and the capital requirements for entry are relatively small, with inventory financing and customer financing generally available to a prospective retailer from various lenders. See "Risk Factors -- Competition." The key elements of its business strategy are:

     EXPAND THROUGH ACQUISITIONS. The Company believes there are significant opportunities for consolidation in the manufactured housing retail industry and plans to pursue an aggressive acquisition program. The Company expects to face competition for acquisition candidates, particularly from the large vertically integrated manufacturers of manufactured housing that currently are active acquirors of retail sales centers, as well as from any other manufacturers who adopt an integration strategy in the future. This competition may limit the number of acquisition opportunities and may lead to higher acquisition prices. See "Risk Factors -- Risks Related to the Company's Acquisition Strategy." The key elements of the Company's acquisition strategy are:

            o ENTER NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets not currently served by the Founding Companies by selectively acquiring well-established manufactured home retailers that, like the Founding Companies, are leaders in their regional markets, are financially stable, have a strong customer base and can serve as "platforms" for the future growth of the Company. Despite the fragmentation in the industry, the Company believes there are established retailers that have gained significant market share in their markets. The Company anticipates that its platform acquisition candidates will each have annual revenues of at least $15 million.

            o BUILD REGIONAL DENSITY. The Company plans to build regional density by pursuing acquisitions in markets it already serves as well as markets served by future acquisitions. The Company believes that building density in regional markets will allow it to manage inventories more effectively, improve recruiting, training and retention of sales staffs, develop regional advertising and marketing programs and manage the resale of pre-owned homes more effectively. The Company believes that this strategy will also allow the Company to dedicate sales centers in a particular market to different types of homes which appeal to customers of different demographic characteristics.

     OPERATE ON DECENTRALIZED BASIS. The Company manages the Founding Companies and intends to manage the subsequently acquired companies on a decentralized basis, with local management retaining responsibility for the day-to-day operations of sales centers, profitability and internal growth of the business. While local management will retain control of the day-to-day operations of the Company's sales centers, HomeUSA's corporate management has responsibility for corporate strategy and acquisitions, banking arrangements, insurance, employee benefit plans and shareholder relations and shares responsibility with local management for marketing, recruiting and training. If proper overall business controls are not implemented, this decentralized operating strategy could result in inconsistent operating and financial practices at the Founding Companies and subsequently acquired businesses and the Company's overall profitability could be adversely affected. See "Risk Factors -- Risks Relating to Operating and Internal Growth Strategies."

     INCREASE OPERATING EFFICIENCIES. The Company believes that the combination of the Founding Companies presents significant opportunities to achieve operating efficiencies, which should continue to improve as the Company grows both through acquisitions and internally. These opportunities include:

            o IMPROVED FLOOR PLAN FINANCING. The Company has obtained commitments from two financial institutions for floor plan financing on more favorable terms than any of the Founding Companies could individually obtain. In 1996, the Founding Companies incurred total interest expense of $4.2 million at a weighted average interest rate of 10.2%. On a pro forma basis, interest expense would have been $3.3 million in 1996 at a weighted average interest rate of 7.9% as a result of the planned refinancing of the existing floor plan debt.

            o MAXIMIZE REBATES. Several of the Founding Companies did not individually qualify for the highest volume rebates offered by manufacturers. By combining the sales volumes of the Founding Companies, the Company expects to qualify for the maximum available manufacturers' volume rebates.

            o VOLUME PURCHASING. By combining the sales volumes of the Founding Companies, the Company expects to be able to realize purchasing economies for retailer-installed options such as air conditioning and appliances. Retailer-installed options and site amenities can represent as much as ten percent of the sale price for a manufactured home. The Company also expects to be able to reduce the total operating expenses of the Founding Companies and other acquired businesses by centralizing the Company's general liability and property insurance coverage. The Founding Companies spent $2.0 million on insurance in 1996.

     PROMOTE INTERNAL GROWTH. The Company believes there are opportunities to increase the sales volume and profitability of the Founding Companies and subsequently acquired businesses. A number of the Company's existing sales centers experienced declines in home sales in 1996 and the first nine months of 1997 from the prior comparable periods. During 1996 and the first half of 1997, several of the Founding Companies experienced difficulties in obtaining an adequate supply of homes from Fleetwood Enterprises, Inc. ("Fleetwood") which led to lost sales and reduced profitability during those periods. While there are many manufacturers in the marketplace, there can be no assurance that the Company will be able to obtain an adequate supply of homes. See "Risk Factors -- Declines in Home Sales from Certain Existing Sales Centers" and "-- Uncertainty of Product Availability; Absence of Long Term Contracts." The key elements of the Company's internal growth strategy are:

            o EXPAND VALUE-ADDED SERVICES PROVIDED. By expanding the range of value-added services provided to customers, the Company believes it can increase its sales and profitability, initially in the area of financing and insurance arranged for customers. The Company believes that it can expand other value-added services such as providing a full range of retailer-installed options, assisting in locating home sites for customers and installing site amenities such as wells, septic systems, carports, decks, driveways and landscaping.

            o OPEN NEW SALES CENTERS. An integral part of the Company's internal growth strategy is the opening of additional sales centers in geographic areas served by the Company. The Company will focus primarily on small to mid-sized communities as well as outlying suburban areas where the market for manufactured homes is greatest and there is less competition from site-built housing. The Company anticipates opening approximately 20 new centers in the next 12 to 18 months. The Company has hired a Senior Vice President of Real Estate and Construction with significant experience in siting multi-unit retail centers to oversee the site selection and relocation effort.

            o ENHANCE CURB APPEAL. Marketing studies indicate that as many as two-thirds of all people who visit a manufactured homes sales center do so because of the center's "curb appeal." Historically, most sales centers displayed model homes on gravel lots with few site improvements. The Company intends to enhance curb appeal at its sales centers by utilizing "residential displays" to feature professional landscaping, fully-skirted, well-lit and furnished homes, and paved or elevated walkways to allow direct access into homes.

            o DEVELOP SOPHISTICATED MARKETING PROGRAM. The Company believes that most consumers are unaware of the quality and affordability of manufactured homes and that there is little manufacturer brand recognition among consumers. Through the application of targeted marketing techniques and image advertising, the Company believes it will be able to communicate better the quality and affordability of manufactured homes to potential customers. The Company intends to target groups such as newly-married couples and retirees, primarily through radio, print and direct mail advertising.

     Upon completion of the Offering and as a condition to the Mergers, certain of the officers and directors of the Founding Companies became officers and/or directors of HomeUSA. Following consummation of the Mergers and this Offering, the Company's executive officers and directors, former stockholders of the Founding Companies and entities affiliated with them beneficially own 10,441,887 shares of Common Stock, representing approximately 67.6% of the outstanding shares of Common Stock. Notre, and executive officers and directors of and consultants to HomeUSA own 3,174,943 shares, representing 20.6% of the outstanding shares of Common Stock, for which they paid $0.01 per share, resulting in a value of approximately $25.4 million based upon the initial public offering price of $8 per share. The Company's executive officers and directors, former stockholders of the Founding Companies and Notre control in the aggregate 64.7% of the votes of all shares of Common Stock, and, if acting in concert, may control the Company's affairs, elect the entire Board of Directors and control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     HomeUSA, Inc. was incorporated in Delaware in 1996. Its executive offices are located at Three Riverway, Suite 630, Houston, Texas 77056, and its telephone number is (713) 965-0520.

                              COMPANY ORGANIZATION

     During 1996 and 1997, members of the management team and certain consultants were assembled by Notre to pursue the consolidation of the Founding Companies. Notre, a consolidator of highly-fragmented industries, provided the Company with expertise regarding the consolidation process and advanced the Company the funds needed to pay organizational and Offering expenses. In connection therewith, during the nine months of 1997, HomeUSA sold an aggregate of 1,331,120 shares of Common Stock to management of and consultants to the Company for $0.01 per share. As a result, the Company has recorded non-recurring, non-cash compensation charges of $8.5 million in the first nine months of 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale, as if the Founding Companies were combined (collectively, the "Compensation Charge").

     On November 26, 1997, the Company consummated the IPO and the Mergers. In connection therewith, the Company issued 5,000,000 shares of Common Stock at a price of $8.00 per share (less underwriting discounts and commissions).

                              MERGER CONSIDERATION

     The aggregate consideration paid by HomeUSA in the Mergers consisted of approximately $18.1 million in cash (approximately 54% of the net proceeds of the Offering) and 7,266,944 shares of Common Stock. The consideration paid by HomeUSA for each Founding Company was determined by arms-length negotiations between HomeUSA and representatives of each Founding Company and was based primarily on the pro forma adjusted net income of each Founding Company. The purchase price of each of the Founding Companies was adjusted to the extent that its Excess Operating Capital was greater or less than zero. Excess Operating Capital is defined as net working capital minus long-term debt, as of the effective date of the Mergers. These distributions are referred to herein as the "Owners' Distributions." For a more detailed description of these transactions, see "Certain Transactions -- Organization of the Company."

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     HomeUSA acquired the Founding Companies in connection with the IPO. For financial statement presentation purposes, however, Universal, one of the Founding Companies, has been identified as the "accounting acquiror." The following table presents summary pro forma combined financial data for the Company, as adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below, and (iii) the consummation of the IPO and the application of the net proceeds therefrom. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                                    PRO FORMA COMBINED
                                          --------------------------------------
                                                                 NINE MONTHS
                                             YEAR ENDED             ENDED
                                          DECEMBER 31, 1996   SEPTEMBER 30, 1997
                                          -----------------   ------------------
STATEMENT OF OPERATIONS DATA(1):
     Total revenue(2)...................        $202,290             $158,603
     Cost of sales......................         158,639              124,166
     Gross profit.......................          43,651               34,437
     Selling, general and administrative
       expenses(2)......................          27,874               23,599
     Goodwill amortization(3)...........           1,464                1,098
     Operating income...................          14,313                9,740
     Interest and other income
       (expense), net(2)................          (2,825)              (1,999)
     Income before income taxes.........          11,488                7,741
     Net income(4)(8)...................           6,447                4,357
     Net income per share...............           $0.46                $0.31
     Shares used in computing pro forma
       net income per share(5)..........      13,910,085           13,910,085

                                                SEPTEMBER 30, 1997
                                           ----------------------------
                                             PRO
                                            FORMA
                                           COMBINED      AS ADJUSTED(7)
                                           --------      --------------
BALANCE SHEET DATA(6):
     Working capital (deficit)(8).......   $(13,393)(9)     $ 15,168
     Total assets.......................    126,868          130,242
     Long-term debt, net of current
      maturities(8).....................      7,799          --
     Stockholders' equity(8)............     46,700           79,919

------------

(1) The Pro Forma Combined Statements of Operations Data assume that the Mergers and the IPO were closed on January 1, 1996 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(2) The Pro Forma Combined Statements of Operations Data reflect (i) in revenue, an aggregate of approximately $7.7 million and $3.0 million for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, respectively, in pro forma reductions in revenue for the sales centers of certain Founding Companies which were not acquired in the Mergers and an aggregate of approximately $9.7 million and $2.1 million for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, respectively, in pro forma increases in revenue for the pre-acquisition period of sales centers which were acquired by one of the Founding Companies in April 1997; (ii) in selling, general and administrative expenses, an aggregate of approximately $4.9 million and $0.7 million for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, respectively, in pro forma reductions in salary, bonuses and benefits to the owners of the Founding Companies to which they have agreed (the "Compensation Differential"); and (iii) in interest and other income (expense), net, an aggregate of approximately $0.9 million and $0.6 million for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, respectively, in pro forma reductions in interest expense of the Founding Companies as the result of the planned refinancing of the Founding Companies' existing floor plan financing (the "Interest Differential"). The Pro Forma Combined Statements of Operations Data do not include the non-recurring portion of the Compensation Charge of $8.5 million for the nine months ended September 30, 1997.

(3) Consists of amortization of goodwill to be recorded as a result of the Mergers computed on the basis described in Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Assumes all income is subject to an effective corporate tax rate of 39%, and the non-deductibility of goodwill.

(5) Includes (i) 7,266,944 shares issued to owners of the Founding Companies,
    (ii) 1,331,120 shares issued to the management of and consultants to HomeUSA, (iii) 1,843,823 shares issued to Notre and, (iv) 3,468,199 of the 5,000,000 shares sold in the IPO necessary to pay the cash portion of the Merger consideration and pay expenses of the IPO. Excludes options to purchase 1,642,483 shares granted upon consummation of the IPO at the IPO price.

(6) The Pro Forma Combined Balance Sheet Data assumes that the Mergers were consummated on September 30, 1997.

(7) Adjusted for the sale of 5,000,000 shares of Common Stock sold in the IPO and the application of the net proceeds therefrom. See "Use of Proceeds."

(8) The Founding Companies made the Owners' Distributions to their stockholders prior to the Mergers (which would have been $6.9 million as of September 30, 1997). Additionally, prior to the Mergers, certain of the Founding Companies distributed to their stockholders certain real estate and other assets and associated liabilities having a net book value of $0.6 million (the "Other Assets"). Accordingly, pro forma working capital has been increased by $0.6 million, pro forma long-term debt has been increased by $6.5 million, pro forma stockholders' equity has been reduced by $7.5 million at September 30, 1997, pro forma net income has been increased by $0.1 million for the year ended December 31, 1996 and pro forma net income has been increased by $0.2 million for the nine months ended September 30, 1997.

(9) Includes a $18.1 million payable, representing the cash portion of the Merger consideration and the Owners' Distributions of $6.9 million.

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

     The following table presents summary financial data for each of the individual Founding Companies for each of their three most recent fiscal years. Each of the Founding Companies has a fiscal year end of December 31 for the years presented. Income from operations has not been adjusted for the anticipated increase in income attributable to the Compensation Differential or Interest Differential or to take into account increased costs associated with the Company's new corporate management and with being a public company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction."

                                                                         NINE MONTHS ENDED
                                                DECEMBER 31,               SEPTEMBER 30,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                          (IN THOUSANDS)
Universal:
     Total revenue...................  $  48,458  $  56,245  $  51,683  $  39,685  $  39,996
     Operating income................      2,825      3,073      2,519      2,211      3,537
AAA Homes:
     Total revenue...................  $  20,465  $  27,551  $  39,196  $  31,107  $  29,646
     Operating income................        982      1,482      2,381      2,034      1,723
McDonald:
     Total revenue...................  $  20,673  $  30,862  $  29,847  $  23,015  $  22,776
     Operating income................      1,130      1,442      1,593      1,697      1,347
Patrick:
     Total revenue...................  $  21,431  $  28,933  $  29,903  $  24,595  $  24,040
     Operating income................        530        739      1,739      1,549      1,630
Mobile World:
     Total revenue...................  $   7,217  $  11,843  $  15,948  $  12,372  $  12,558
     Operating income................         58        577        663        609        458
First American:
     Total revenue...................  $  10,340  $  10,704  $  12,438  $   9,984  $  10,106
     Operating income (loss).........        210        (41)       246        216        322
Cooper:
     Total revenue...................  $   9,070  $   9,026  $   9,701  $   6,693  $  10,455
     Operating income................        545        474        859        590        508
Home Folks:
     Total revenue...................  $   5,786  $   7,997  $   8,027  $   5,875  $   7,284
     Operating income................        214        294        365        434        668
WillMax:
     Total revenue...................  $     144  $   2,492  $   3,560  $   2,543  $   2,623
     Operating income (loss).........          3        (22)        94        115        116

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING SHARES OF COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THE FOLLOWING RISK FACTORS, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS" AND ELSEWHERE IN
THIS PROSPECTUS.

     ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATING FOUNDING COMPANIES. HomeUSA was founded in 1996 but conducted no operations and generated no sales prior to the Mergers on November 26, 1997. The Founding Companies operated as separate independent entities prior to the IPO, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis and to report the results of operations of the combined entities on a timely basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to manage the combined entity effectively or successfully implement the Company's acquisition program, operating strategy and internal growth strategy. The pro forma combined historical financial results of the Founding Companies cover periods when the Founding Companies and HomeUSA were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Founding Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful. See "Business -- Business Strategy" and "Management."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow significantly through the acquisition of manufactured home retail businesses as well as individual retail sales centers. The Company expects to face competition for acquisition candidates, particularly from the large vertically integrated manufacturers of manufactured housing that currently are active acquirors of retail sales centers as well as any other manufacturers who adopt an integration strategy in the future. This competition may limit the number of acquisition opportunities and may lead to higher acquisition prices. Upon completion of the IPO, the Company had approximately $13.9 million of the net proceeds allocated for future acquisitions and working capital. There can be no assurance, however, that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial difficulties. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that the businesses acquired in the future will achieve anticipated net sales and earnings. See "Business -- Business Strategy" and "Competition."

     COMPETITION. The manufactured housing retail industry is highly competitive and the capital requirements for entry are relatively small, with inventory financing and customer financing generally available to a prospective retailer from various lenders. The manufactured housing industry has over 6,000 retail sales centers, approximately ten percent of which are owned by the four vertically integrated manufacturers. The principal competitive factors for retail sales are price and terms of customer financing, marketing techniques, range of products and services, product availability and ability to assist purchasers in obtaining sites on which to locate purchased homes. The Company is not able to estimate the total number of competitors in its marketing area, but believes that minimal barriers to entry have contributed to a significant increase in the number of new retailers over the past several years. A continuation of this increase in the number of retailers is likely to lead to greater competition, reduced profit margins and possibly a decline in home sales. Recently, Fleetwood and Pulte Homes
("Pulte") announced a joint venture whereby Fleetwood will sell its manufactured homes through Pulte retail sales centers. The joint venture will have greater marketing experience, financial resources and access to financing than the Company. In addition, the vertically integrated manufacturers have greater resources than the Company in terms of existing dealer networks. In 1996, 72% of homes sold by the Founding Companies were homes manufactured by the vertically integrated manufacturers, including Fleetwood. If the vertically integrated manufacturers or the joint venture between Fleetwood and Pulte restrict the supply of manufactured homes to the Company in favor of their own retail networks, the loss of product supply could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Competition."

     DECLINES IN HOME SALES FROM CERTAIN EXISTING SALES CENTERS. A number of the Company's existing sales centers experienced declines in home sales in 1996 and the first nine months of 1997 from the prior comparable periods. The Company believes that the decline in home sales was attributable to several factors, including increased competition from centers opened by competitors within the market area of the affected sales centers, difficulty in obtaining an adequate supply of manufactured homes from the Company's major supplier, the loss or reassignment of sales personnel at several affected sales centers and the opening of additional sales centers by the Company in the market areas of its existing sales centers. Most of the factors affecting the decline in home sales are beyond the Company's control. There can be no assurance that these sales centers will improve or that other of the Company's sales centers will not experience a similar decline in home sales which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction," "Business -- Industry Overview" and
" -- Competition."

     RISKS RELATED TO OPERATING AND INTERNAL GROWTH STRATEGIES. A key element of the Company's strategy is to increase the profitability and sales volume of the Founding Companies and any subsequently acquired businesses. Although the Company is implementing this strategy by various means, there can be no assurance that the Company will be able to do so successfully. A key component of the Company's strategy is to operate the Founding Companies and subsequently acquired businesses on a decentralized basis, with local management retaining responsibility for day-to-day operations of sales centers, profitability and the internal growth of the business. If proper overall business controls are not implemented, this decentralized operating strategy could result in inconsistent operating and financial practices at the Founding Companies and subsequently acquired businesses and the Company's overall profitability could be adversely affected. The Company's ability to increase the sales of the Founding Companies and any subsequently acquired businesses will be affected by various factors, including the Company's ability to expand the range of products and value-added services offered by each Founding Company and any subsequently acquired businesses, competitive pressure in the Company's market areas, the availability of manufactured homes, the Company's ability to attract and retain management and sales personnel at each sales center and the Company's ability to open new retail centers successfully in existing and new markets. Many of these factors are beyond the control of the Company, and there can be no assurance that the Company's strategies will be successful or that it will be able to generate cash flow sufficient to fund its operations and to support internal growth. The Company's inability to achieve internal earnings growth could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Strategy."

     UNCERTAINTY OF PRODUCT AVAILABILITY; ABSENCE OF LONG-TERM CONTRACTS. As an independent retailer of manufactured homes, the Company purchases homes for resale from a number of manufacturers. The Company has no franchise agreements or long-term supply contracts with these manufacturers which would assure the Company a continued supply of homes to sell in the future. The Company's agreements with manufacturers do not give the Company any priority right to homes manufactured by these manufacturers and also are generally terminable at will by either party upon short notice. While there are many manufacturers in the marketplace, there can be no assurance that the Company will continue to be able to obtain an adequate supply of homes. It is generally not economical to transport manufactured homes more than 250 miles from a particular plant. As a result, each of the Company's retail sales centers is dependent for its supply of homes on only a few manufacturer's plants. Therefore, a shut-down or capacity problem at a particular plant or other restriction on the Company's ability to obtain product supply could adversely affect the Company's home sales and profitability. During 1996 and the first half of 1997, several of the Founding Companies experienced difficulties in obtaining an adequate supply of homes from Fleetwood which led to lost sales and reduced profitability during those periods. The Company does not believe, however, that its difficulty in obtaining an adequate supply of homes from Fleetwood during this period was the result of the recently announced joint venture between Fleetwood and Pulte, but rather was attributable to model changeovers and a flood at one of Fleetwood's plants. In 1996, approximately 60% of the homes sold by the Company were manufactured by Fleetwood. See
"Business -- Product Sourcing." In addition, some of the Founding Companies sell both new and pre-owned manufactured homes. Pre-owned homes are typically purchased, taken in trade or taken on consignment from national retail finance companies. The Company has no contractual assurance that these pre-owned homes will be available to the Company in the future. The Company's inability to obtain an adequate supply of homes could have a material adverse effect on its business, financial condition and results of operations. See
"Business -- Product Sourcing."

     LIMITED AVAILABILITY OF SITES FOR MANUFACTURED HOMES. Approximately 50% of manufactured housing is located on purchaser-owned property, with the balance predominantly located in parks where the homeowners rent the lot upon which the home is located. For prospective purchasers without access to available land, siting assistance is a necessity. In many markets, particularly those in proximity to larger cities, there is a shortage of subdivision lots or communities on which to site manufactured homes. Retailers who can provide prospective customers with a site for their home have a significant advantage over their competitors who do not have similar access to home sites. Several of the Founding Company owners currently own and/or manage manufactured housing communities and subdivisions. The Company intends to establish a relationship with the owners that would provide purchasers of manufactured homes from the Company with access to these lots on a preferential basis. As these Founding Company owners will receive compensation from these relationships, a potential conflict of interest exists. In selected geographic markets, the Company intends to seek sales arrangements with developers or owners of communities in order to provide an adequate supply of home sites for customers. The Company may consider the acquisition, development, or management of subdivisions or communities in the future. There can be no assurance, however, that an adequate supply of home sites will be available, that the Company will be able to enter into favorable arrangements with land developers or owners or that the Company can sucessfully pursue the acquisition, development or management of manufactured housing communities or subdivisions. The failure of the Company to provide a sufficient number of home sites for prospective customers could have a material adverse effect on its business, financial condition and results of operations. See "Business -- Value-Added Services Provided."

     CYCLICAL NATURE OF MANUFACTURED HOUSING INDUSTRY; VARIABILITY OF OPERATING RESULTS. The manufactured housing industry is highly cyclical and is affected by many of the same national and regional economic and demographic factors that affect demand in the housing industry generally. These factors include inflation, the cost and availability of raw materials for manufacturing homes, interest rates, the availability of financing, the availability of alternative housing, national and regional employment trends, consumer confidence, availability of manufactured home sites and general economic conditions, any of which could have an adverse effect on sales of the Company's homes. Manufactured homes compete with a variety of other forms of housing, particularly new and existing site-built homes and rental apartments, and any decline in the cost of site-built housing or apartment rents is likely to reduce demand for manufactured housing. See "Business -- Industry Overview." The Company has experienced and expects to continue to experience significant variability in home sales and net income as a result of seasonality in the Company's business. The manufactured housing industry and the Company's home sales are historically seasonal in nature, with adverse weather typically affecting customer shopping habits, sales and sitings in the first and fourth quarters of the year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     IMPORTANCE OF SALES PERSONNEL RETENTION. The process of selling a manufactured home typically takes several months from the initial contact with a prospective purchaser to the consummation of the sale. Salespeople are trained to develop personal relationships with prospective customers. As a result, the retention of sales people is important to the Company's ability to sell homes. As the number of sales centers within the Company's market areas increases, the Company can expect increased competition for experienced salespeople. When the Company is required to replace an experienced salesperson, it may take an extended period of time for a new salesperson to reach expected levels of productivity. To the extent the Company experiences significant turnover of sales personnel or is otherwise unable to attract and retain a sufficient number of experienced salespeople, the Company may be unable to increase home sales at existing sales centers and may experience declines in net sales and profitability. See "Business -- Retail Operations."

     DEPENDENCE ON CUSTOMER FINANCING. Nearly all of the Company's customers finance the purchase of their manufactured homes. Accordingly, the Company's sales are dependent to a significant extent on the availability and affordability of customer financing. The availability of this financing and the interest rates and other costs associated with it are dependent upon the creditworthiness of the customer, the lending practices of various lenders, secondary market availability, government policies and economic conditions, all of which are beyond the control of the Company. Interest rates for manufactured home loans are generally higher, and the terms of those loans are generally shorter, than for site-built home mortgages, and there are fewer lending institutions that finance manufactured homes. There can be no assurance that retail customer financing in general will continue to be available at affordable rates or that the Company will be able to continue its relationships with lending institutions in order to assist customers in obtaining financing. The lack of affordable financing for the Company's customers may have an adverse effect on the Company's business, financial condition and results of operations. See "Business -- Value-Added Services Provided."

     DEPENDENCE ON ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. Following the payment of Merger and IPO expenses and the cash portion of the purchase price for the Founding Companies, the Company had approximately $13.9 million of net proceeds remaining for future acquisitions and working capital. Management has substantial discretion over the use of the funds intended to be used for working capital and acquisitions and may use these funds for other corporate purposes. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. The Company has a commitment from a bank for a $20 million credit facility and is currently undertaking a syndication for an additional $30 million credit facility for working capital and acquisitions. However, there can be no assurance that the Company will be able to obtain the additional financing it may need for its acquisition program on terms that the Company deems acceptable. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

     NEED FOR COST-EFFECTIVE FLOOR PLAN FINANCING. Prior to the Mergers, the Founding Companies financed their purchases of manufactured homes for inventory through "floor plan" credit facilities with several national financial institutions. These financial institutions advanced funds for the purchase of inventory and maintain a security interest in the home until it is sold. The Company has obtained commitments from two financial institutions for lines of credit totaling $125 million to refinance the Founding Companies' prior floor plan loans and provide capital to increase inventory. The prior floor plan facilities of the Founding Companies required the lenders to consent to the change of control of the Founding Companies contemplated by the Mergers. Although each of the lenders has been advised of the change of control, formal consents have not been obtained from all of such lenders. While the Company believes the new floor plan financing will be available as needed to allow the Company to accomplish its growth strategy, there can be no assurance that this availability will continue or that, if available, this financing will be on terms favorable to the Company. The availability of additional credit, applicable interest rates and other costs of financing are factors beyond the control of the Company but will have a substantial influence on the Company's ability to expand its retail sales network. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

     REGULATION. The production, sale and financing of manufactured homes are affected by various federal, state and local laws and regulations. These include comprehensive national construction standards established by HUD, regulations prescribed by the United States Consumer Product Safety Commission governing certain components of manufactured homes, laws relating to the transportation and placement of manufactured homes and laws governing the description and substance of product warranties. Changes in these regulations could increase the cost of manufactured homes, which could adversely affect consumer demand with a resulting decline in the Company's sales and profitability. Further, because the Company arranges financing for purchasers of manufactured homes, it is required to be licensed in certain states in which it arranges financing and is subject to a number of federal laws that deal with consumer credit practices, such as truth-in-lending, disclosure requirements and non-discrimination. In addition, because the Company sells insurance products, it is subject to various state insurance laws and regulations which govern allowable charges and other insurance sales practices and require the Company to have insurance broker's licenses. The Company's failure to comply with applicable consumer finance or insurance laws and regulations could result in substantial fines, the possible loss of these licenses or litigation by government agencies or affected customers, any of which may have a material adverse effect on the Company's business, financial condition and results of operations. See
"Business -- Regulation."

     RELIANCE ON KEY PERSONNEL. The Company is highly dependent on the continuing efforts of its executive officers and the senior management of the Founding Companies, and the Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in his management role until the Company is able to attract and retain qualified replacements. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. The Company's executive officers and directors, former stockholders of the Founding Companies and entities affiliated with them beneficially own 10,441,887 shares of Common Stock, representing approximately 67.6% of the outstanding shares of Common Stock. Notre, executive officers and directors and consultants to HomeUSA own 3,174,943 shares, representing 20.6% of the outstanding shares of Common Stock following the consummation of the IPO, for which they paid $0.01 per share, resulting in a value of approximately $25.4 million. Of these shares, 1,718,823 shares are Restricted Common Stock, which are entitled to elect one member of the Company's Board of Directors and to 0.25 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. The Company's executive officers and directors, former stockholders of the Founding Companies and Notre control in the aggregate 64.7% of the votes of all shares of Common Stock, and, if acting in concert, may control the Company's affairs, elect the entire Board of Directors and control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     SUBSTANTIAL PROCEEDS OF OFFERING PAYABLE TO AFFILIATES OF FOUNDING COMPANIES; POTENTIAL CONFLICTS OF INTEREST. Of the net proceeds of the IPO, $18.1 million, or 54% were paid as the cash portion of the purchase price for the Founding Companies. Certain of the Founding Companies have incurred indebtedness which has been personally guaranteed by their stockholders or by entities controlled by its stockholders. Some of the recipients of these funds are directors of the Company or holders of more than 5% of the Common Stock. At September 30, 1997, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $39.7 million. The Company intends to use the net proceeds from the IPO, together with borrowings available from the Company's revolving credit facility to repay or refinance substantially all of the indebtedness of the Founding Companies.

     NO PRIOR PUBLIC MARKET AND POSSIBLE VOLATILITY OF SHARE PRICE. Prior to the IPO, there was no public market for the Common Stock. The offering prices for the Common Stock to be issued pursuant to this registration statement will be determined by negotiation between the Company and certain owners of the company to be acquired, and may bear no relationship to the price at which the Common Stock will trade after the respective acquisition transactions. The Common Stock is listed on The New York Stock Exchange; however, there can be no assurance that an active trading market will be sustained subsequent to the IPO or the acquisition transactions. After the acquisition transaction, the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the Company's annual or quarterly financial results or those of its competitors, changes by financial research analysts in their estimates of the future earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the manufactured housing industry. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. After the consummation of the Mergers, 15,441,887 shares of Common Stock are outstanding. The 5,000,000 shares sold in the IPO (other than any shares that may have been or that may subsequently be purchased by affiliates of the Company) are freely tradeable. The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration (such as provided by Rule 144 following a one year holding period for previously unregistered shares). The holders of these remaining shares have certain rights to have their shares registered in the future under the Securities Act, but may not exercise such rights, and have agreed with the Company that they will not sell, transfer or otherwise dispose of any of their shares, for one year following the consummation of the IPO. On completion of the IPO, the Company also had outstanding options to purchase up to a total of 1,642,483 shares of Common Stock. In addition, the 20,000,000 shares to be issued pursuant to this registration statement may be freely traded after their issuance by persons not affiliated with the Company unless their resale is contractually restricted. Sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock. See "Shares Eligible for Future Sale."

     POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. HomeUSA's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends, distributions and voting rights) as the Board of Directors may determine. The issuance of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise, which may limit the ability of stockholders to obtain the maximum value for their shares of Common Stock. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See
"Description of Capital Stock."

     DILUTION. Purchasers of Common Stock will experience immediate, substantial dilution in the net tangible book value of their stock. See "Dilution."

     FORWARD-LOOKING STATEMENTS. There are a number of statements in this Prospectus which address activities, events or developments which the Company expects or anticipates will or may occur in the future, including such matters as the Company's strategy for internal growth and improved profitability, additional capital expenditures (including the amount and nature thereof), acquisitions of assets and businesses, industry trends and other such matters. These statements are based on certain assumptions and analyses made by the Company in light of its perception of historical trends, current business and economic conditions and expected future developments as well as other factors it believes are reasonable or appropriate. However, whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including the Risk Factors discussed in this Prospectus; general economic, market or business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulations and other factors, most of which are beyond the control of the Company. Consequently, there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has traded on The New York Stock Exchange since November 21, 1997. On December 18, 1997, the last sale price of the Common Stock was $7.75 per share, as published in THE WALL STREET JOURNAL on December 19, 1997. At December 19, 1997, there were approximately 38 stockholders of record of the Company's Common Stock. The following table sets forth the range of high and low sale prices for the Common Stock for the period from November 21, 1997, the date of the IPO, through December 18, 1997.

                                         HIGH        LOW
                                       ---------  ---------
November 21, 1997 -- December 18,
1997.................................  $  8.5625  $  7.6875
                                       ---------  ---------

                                  THE COMPANY

     HomeUSA was founded in 1996 to become the leading independent national retail distributor of manufactured homes but has conducted no operations to date. In furtherance of this goal, HomeUSA acquired the twelve Founding Companies on November 26, 1997. In 1996, the Founding Companies, which have been in business an average of 16 years, had pro forma combined total revenue of $202.3 million. For a description of the transactions pursuant to which these businesses were acquired, see "Certain Transactions." The following is a description of the Founding Companies:

UNIVERSAL HOUSING, INC. -- Universal Housing, Inc., Universal Housing of East Tn., Inc. and Shaffer and Webb Insurance Agency, Inc. (together, "Universal"), headquartered in Jackson, Tennessee, were founded in 1975, 1995 and 1979, respectively. Universal operates 14 sales centers in central and eastern Tennessee and one sales center in western Virginia. Of the 1,807 homes sold by Universal in 1996, 76% were manufactured by Fleetwood and 24% were manufactured by Clayton Homes, Inc. ("Clayton"). Universal had 1996 total revenue of $51.7 million and operating income of $2.5 million, and had 118 employees as of September 30, 1997. Larry T. Shaffer has signed a five-year employment agreement with Universal to continue his present position as President of Universal and is a director of the Company.

AAA HOMES -- CSF&T, Inc. (d/b/a AAA Homes), Fordham Insurance Agency, Inc. and AAA Homes, LLC (together, "AAA Homes"), headquartered in Hattiesburg, Mississippi, were founded in 1987, 1994 and 1996, respectively, by Gary W. Fordham and David E. Thompson. AAA Homes operates eight sales centers in southern Mississippi and five sales centers in eastern Louisiana. Of the 1,306 homes sold by AAA Homes in 1996, 79% were manufactured by Fleetwood and 21% were manufactured by other manufacturers. AAA Homes had 1996 total revenue of $39.2 million and operating income of $2.4 million, and had 129 employees as of September 30, 1997. Mr. Fordham and Mr. Thompson have each signed a five-year employment agreement with AAA Homes to continue in their present positions as President and Chief Operating Officer, respectively, of AAA Homes and each is a director of the Company.

MCDONALD MOBILE HOMES, INC. -- McDonald Mobile Homes, Inc. ("McDonald"), headquartered in Tulsa, Oklahoma, was founded in 1987 by Frank C. McDonald and operates three sales centers in Oklahoma, four sales centers in Missouri and one sales center in each of Arkansas and Kansas. On July 1, 1997, McDonald transferred two sales centers in Missouri to a former employee. Effective September 30, 1997, McDonald transferred one sales center in Missouri to a former employee. Of the 966 homes sold by McDonald in 1996, 30% were manufactured by Belmont Homes Inc., 25% were manufactured by Champion Enterprises, Inc. ("Champion"), 10% were manufactured by Liberty Homes Inc.
and 35% were manufactured by other manufacturers. McDonald had 1996 total revenue of $29.8 million and operating income of $1.6 million, and had 91 employees as of September 30, 1997. Mr. McDonald has signed a five-year employment agreement with McDonald to continue his present position as President of McDonald and is a director of the Company.

PATRICK HOME CENTER, INC. -- Patrick Home Center, Inc. ("Patrick"), headquartered in Corinth, Mississippi, was founded in 1966 by Harold K. Patrick. Patrick operates six sales centers in northern Mississippi and one sales center in Alabama. Effective January 1, 1997, Patrick transferred one sales center in Tennessee to a former stockholder. Of the 905 homes sold by Patrick in 1996, 68% were manufactured by Fleetwood, 28% were manufactured by Palm Harbor Homes, Inc. ("Palm Harbor") and 4% were manufactured by other manufacturers. Patrick had 1996 total revenue of $29.9 million and operating income of $1.7 million, and had 101 employees as of September 30, 1997. Mr. Patrick has signed a five-year employment agreement with Patrick to continue his present position as President of Patrick and is a director of the Company.

MOBILE WORLD, INC. -- Mobile World, Inc. ("Mobile World"), headquartered in
San Antonio, Texas was founded in 1992 by Stanley Poisso. Mobile World operates five sales centers in central Texas. Of the 446 homes sold by Mobile World in 1996, 56% were manufactured by Fleetwood, 23% were manufactured by Patriot Homes, Inc. and 21% were manufactured by other manufacturers. Mobile World had 1996 total revenue of $15.9 million and operating income of $0.7 million, and had 45 employees as of September 30,

1997. Mr. Poisso has signed a five-year employment agreement with Mobile World to continue in his present position as President of Mobile World and is a director of the Company.

FIRST AMERICAN HOMES, INC. -- First American Homes, Inc., and its wholly-owned subsidiary, Hall's Mobile Homes, Inc.; D&S, Inc. and Son Development Corporation (together, "First American"), headquartered in Dothan, Alabama were founded in 1981, 1985, 1994 and 1993, respectively, by Joseph R. Copeland. First American operates three sales centers in southern Alabama and one sales center in the Florida panhandle. Of the 359 homes sold by First American in 1996, 38% were manufactured by Fleetwood, 37% were manufactured by Champion, 21% were manufactured by Palm Harbor, and 4% were manufactured by other manufacturers. First American had 1996 total revenue of $12.4 million and operating income of $0.2 million, and had 37 employees as of September 30, 1997. Mr. Copeland has signed a five-year employment agreement with First American to remain in his present position as President of First American.

COOPER'S MOBILE HOMES, INC. -- Cooper's Mobile Homes, Inc. PacWest Management, Inc. and Home USA, Inc. dba Contemporary Family Homes Center (together, "Cooper"), headquartered in Wenatchee, Washington, were founded in 1973 and 1996, respectively, by Randle C. Cooper. Cooper operates a total of seven sales centers in central Washington. All of the 186 homes sold by Cooper in 1996 were manufactured by Fleetwood. Cooper had 1996 total revenue of $9.7 million and operating income of $0.9 million, and had 72 employees as of September 30, 1997. Mr. Cooper has signed a five-year employment agreement with Cooper to continue in his present position as President of Cooper and is a director of the Company.

HOME FOLKS HOUSING CENTER, INC. -- Home Folks Housing Center, Inc. ("Home Folks"), headquartered in Owensboro, Kentucky, was founded in 1972 by Richard Berry. Home Folks operates one sales center in Owensboro, Kentucky. All of the 269 homes sold by Home Folks in 1996 were manufactured by Fleetwood. Home Folks had 1996 total revenue of $8.0 million and operating income of $0.4 million, and had 32 employees as of September 30, 1997. Mr. Berry has signed a five-year employment agreement with Home Folks to continue in his present position as President of Home Folks.

WILLMAX HOMES OF COLORADO LLC -- WillMax Homes of Colorado LLC ("WillMax"), headquartered in Colorado Springs, Colorado, was founded in 1994 by Jack A. Wensinger and Jeffrey D. Heyman. WillMax operates one sales center in, Colorado. All of the 74 homes sold by WillMax in 1996 were manufactured by Fleetwood. WillMax had 1996 total revenue of $3.6 million and operating income of $0.1 million, and had 13 employees as of September 30, 1997.

                                DIVIDEND POLICY

     The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions and, therefore, does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company expects that its working capital and acquisitions credit facility will include restrictions on the ability of the Company to pay cash dividends without the consent of the lender.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization at September 30, 1997 (i) on a pro forma combined basis to give effect to the Mergers, the Owners' Distributions and the distribution of the Other Assets; and (ii) pro forma combined, as adjusted to give effect to the Mergers, the Owners' Distributions, the distribution of the Other Assets, the IPO and the application of a portion of the estimated net proceeds therefrom. This table should be read in conjunction with the Company's Unaudited Pro Forma Combined Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                               SEPTEMBER 30, 1997
                                           --------------------------
                                           PRO FORMA
                                           COMBINED       AS ADJUSTED
                                           ---------      -----------
                                           (IN THOUSANDS OF DOLLARS)
Current maturities of long-term
  obligations(1)........................    $18,904(2)      $    --
                                           =========      ===========
Long-term debt, less current
  maturities(1).........................    $ 7,799         $    --
Stockholders' equity:
     Preferred Stock: $0.01 par value,
       5,000,000 shares authorized; none
       issued or outstanding............         --              --
     Common Stock: $0.01 par value,
       100,000,000 shares authorized;
       10,441,887 issued and outstanding
       pro forma combined; and
       15,441,887 shares issued and
       outstanding, pro forma as
       adjusted(3)......................        104             154
     Additional paid-in capital.........     45,774          78,943
     Retained earnings..................        822             822
                                           ---------      -----------
          Total stockholders' equity....     46,700          79,919
                                           ---------      -----------
               Total capitalization.....    $54,499         $79,919
                                           =========      ===========

------------

(1) For a description of the Company's long-term obligations, see Notes to the Company's Unaudited Pro Forma Combined Financial Statements and Notes to the Founding Companies' Financial Statements.

(2) Includes $18.1 million payable to the owners of the Founding Companies, which represents the cash portion of the Merger consideration that was paid from a portion of the net proceeds of the IPO.

(3) Excludes 1,642,483 shares of Common Stock subject to options to be granted upon consummation of the IPO with an exercise price equal to the initial public offering price. See "Management -- 1997 Long-Term Incentive Plan" and "-- 1997 Non-Employee Directors' Stock Plan."

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     HomeUSA acquired the Founding Companies in connection with the consummation of the IPO. For financial statement presentation purposes, Universal has been identified as the "accounting acquiror." The following selected financial data for Universal as of December 31, 1995 and 1996 and September 30, 1997 and for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997 have been derived from audited financial statements of Universal included elsewhere in this Prospectus. The selected historical financial data as of December 31, 1992, 1993 and 1994 and for the years ended December 31, 1992 and 1993 and for the nine months ended September 30, 1996 have been derived from unaudited financial statements of Universal, which have been prepared on the same basis as the audited financial statements and, in the opinion of Universal, reflect all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of such data. The selected unaudited pro forma combined financial data present data for the Company, adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and
(iii) the consummation of the IPO and the application of the net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of HomeUSA and certain of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                                                                                              NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                               --------------------------------------------------------    ------------------------
                                                 1992       1993       1994       1995         1996          1996           1997
                                               --------    -------   --------    -------   ------------    --------    ------------
STATEMENT OF OPERATIONS DATA:
  UNIVERSAL
    Total revenues .........................   $ 30,118    $39,108   $ 48,458    $56,245   $     51,683    $ 39,685    $     39,996
    Cost of sales ..........................     23,865     30,716     37,844     43,041         39,820      31,075          31,277
    Gross profit ...........................      6,253      8,392     10,614     13,204         11,863       8,610           8,719
    Selling, general and
      administrative
      expenses .............................      4,812      6,350      7,789     10,131          9,344       6,399           5,182
    Operating income .......................      1,441      2,042      2,825      3,073          2,519       2,211           3,537
    Other income (expense), net ............       (193)        38       (170)        62             12        (100)           (293)
    Income before income taxes .............      1,248      2,080      2,655      3,135          2,531       2,111           3,244
    Net income .............................      1,244      2,078      2,517      2,954          2,400       2,011           3,067

PRO FORMA COMBINED(1):
    Total revenues(2) ......................                                               $    202,290                $    158,603
    Cost of sales ..........................                                                    158,639                     124,166
    Gross profit ...........................                                                     43,651                      34,437
    Selling, general and administrative
      expenses(2) ..........................                                                     27,874                      23,599
    Goodwill amortization(3) ...............                                                      1,464                       1,098
    Operating income .......................                                                     14,313                       9,740
    Interest and other income (expense),
      net(2) ...............................                                                     (2,825)                     (1,999)
    Income before income taxes .............                                                     11,488                       7,741
    Net income(2)(4) .......................                                                      6,447                       4,357
    Net income per share ...................                                               $       0.46                $       0.31
    Shares used in computing pro forma net
      income per share(5) ..................                                                 13,910,085                  13,910,085

BALANCE SHEET DATA (AT END OF PERIOD):
  UNIVERSAL
    Working capital ........................   $  3,574    $ 5,430   $  8,216    $10,198   $      9,339                $      2,373
    Total assets ...........................      8,407     11,486     12,759     14,455         19,329                      13,550
    Long-term debt, less current
      maturities ...........................         60         30
    Shareholders' equity ...................      3,794      5,717      8,619     10,759         10,109                       3,298

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------

(1) The Pro Forma Combined Statements of Operations Data assume that the Mergers and the IPO were closed on January 1, 1996 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(2) The Pro Forma Combined Statements of Operations Data reflect (i) in revenue, an aggregate of approximately $7.7 million and $3.0 million for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, respectively, in pro forma reductions in revenue for the sales centers of certain Founding Companies which were not acquired in the Mergers and an aggregate of approximately $9.7 million and $2.1 million for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, respectively, in pro forma increases in revenue for the pre-acquisition period for sales centers which were acquired by one of the Founding Companies in April 1997; (ii) in selling, general and administrative expenses, an aggregate of approximately $4.9 million and $0.7 million for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, respectively, in pro forma reductions in salary, bonuses and benefits to the owners of the Founding Companies to which they have agreed prospectively (the "Compensation Differential"); and (iii) in interest and other income (expense), net, an aggregate of approximately $0.9 million and $0.6 million for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, respectively, in pro forma reductions in interest expense of the Founding Companies as the result of the refinancing of the Founding Companies' existing floor plan financing (the "Interest Differential"). The Pro Forma Combined Statement of Operations Data do not include the non-recurring portion of the Compensation Charge of $8.5 million for the nine months ended September 30, 1997.

(3) Consists of amortization of goodwill to be recorded as a result of the Mergers computed on the basis described in Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Assumes all income is subject to an effective corporate tax rate of 39%, and the non-deductibility of goodwill.

(5) Includes (i) 7,266,944 shares issued to owners of the Founding Companies,
    (ii) 1,331,120 shares issued to the management of and consultants to HomeUSA, (iii) 1,843,823 shares issued to Notre and, (iv) 3,468,199 of the 5,000,000 shares sold in the IPO necessary to pay the cash portion of the Merger consideration and to pay expenses of the IPO. Excludes options to purchase 1,642,483 shares granted upon consummation of the IPO, at the IPO price.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Founding Companies' Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's revenues will be derived from the retail sale of new and pre-owned manufactured homes, loan origination fees, insurance commissions, as well as construction-related revenue and repair and maintenance revenue. Pre-owned homes accounted for approximately 4% of the Founding Companies' total revenues in 1996. Consistent with industry trends, the Founding Companies have experienced a shift in demand toward larger, multi-section manufactured homes. Excluding sales of pre-owned homes, multi-section homes accounted for 64% of the Founding Companies' revenue from home sales in the first nine months of 1997, up from 54% in 1994.

     The Founding Companies have operated throughout the periods presented as privately-owned entities, and their results of operations reflect varying tax structures (including S corporations, C corporations or LLCs), which have influenced the historical level of owners' compensation. Accordingly, selling, general and administrative expenses as a percentage of revenue may not be comparable among the individual Founding Companies. The owners of the Founding Companies have contractually agreed to certain reductions in their compensation and benefits in connection with the Mergers. The Compensation Differential for 1996 and for the nine months ended September 30, 1997 of $4.9 million and $0.7 million, respectively, has been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statements of Operations presented elsewhere in this Prospectus.

     The Company has obtained commitments from two financial institutions for floor plan revolving credit facilities totaling $125 million, a portion of which will be used to refinance the Founding Companies' existing floor plan debt at a lower interest rate. The Interest Differential for 1996 and for the nine months ended September 30, 1997 of $0.9 million and $0.6 million, respectively, has been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statements of Operations presented elsewhere in this Prospectus. The Company also anticipates that following the Mergers, it will realize benefits from (i) higher loan origination and participation fees and insurance commissions, (ii) higher volume rebates from manufacturers and discounts from volume purchases on retailer-installed options and (iii) centralizing general liability and property insurance coverage and consolidation of some administrative functions. It is anticipated that these benefits will be offset by costs related to the Company's new corporate management and costs attributable to being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information included herein.

     In 1997, the Company sold an aggregate of 1,331,120 shares of Common Stock to management and consultants of the Company for $0.01 per share. Accordingly, the Company has recorded a Compensation Charge of $8.5 million in the first nine months of 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale as if the Founding Companies were combined.

     The Mergers were accounted for using the purchase method of accounting. Universal has been designated as the "accounting acquiror" in the Mergers. Accordingly, the excess of the fair value of the merger consideration paid of $38.2 million over the fair value of the net assets acquired by Universal from the other Founding Companies has been recorded as "goodwill." In addition, goodwill of $20.3 million will be recorded attributable to the 3.2 million shares of Common Stock issued to Notre and the management and consultants of HomeUSA. Together, this goodwill, totaling $58.5 million, will be amortized over its estimated useful life of 40 years as a non-cash charge to operating income. The pro forma effect of this amortization expense, which is not deductible for tax purposes, is expected to be approximately $1.5 million per year. See "Certain Transactions -- Organization of the Company."

     A brief description of the accounting classifications used to present the results of operations of the Founding Companies is as follows.

     HOME SALES. Home sales consist of sales of new and pre-owned manufactured homes, retailer-installed options and set-up and delivery charges payable by home buyers. Home sales are recorded for financial reporting purposes upon passage of title, or, in the case of credit sales (which represent the majority of the Company's retail sales), upon execution of the loan documentation and receipt of a down payment. Construction-related revenue is recognized if performed by the Founding Company or if the Founding Company acts as a general contractor for the project. Revenue from home sales excludes any sales or use taxes collected.

     OTHER REVENUE. Other revenue includes loan origination fees, insurance commissions, repair and maintenance revenue, commissions on consignment sales of pre-owned homes and construction revenue not related to the construction of site amenities.

     COST OF SALES. Cost of sales consists of the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer-installed options, set-up and delivery and site amenities.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses include sales commissions, owners' compensation and other administrative costs. Sales personnel are compensated primarily on a commission basis.

     INTEREST AND OTHER (INCOME) EXPENSE, NET. Interest and other (income) expense, net consists principally of floor plan financing costs, as the Founding Companies do not have significant amounts of long-term debt.

SEASONALITY AND CYCLICALITY

     The Company has experienced and expects to continue to experience significant variability in sales and net income as a result of seasonality in the Company's business. The manufactured housing industry and the Company's sales are historically seasonal in nature. Because sales centers are outdoors, sales are higher in the second and third quarters when the weather is more favorable. The manufactured housing industry also is highly cyclical and affected by many of the same national and regional economic and demographic factors that affect demand in the housing industry generally.

COMBINED RESULTS OF OPERATIONS

     The combined results of operations of the Founding Companies for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the home sales, other revenue, cost of sales, selling, general and administrative expenses and interest and other expense, net of the individual Founding Companies on a historical basis. The combined results also exclude the effect of pro forma adjustments and may not be comparable to, and may not be indicative of, the Company's post-combination results of operations because (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Founding Companies used different tax structures during the periods presented; (iii) the Company will incur incremental cost related to its new corporate management and costs attributable to being a public company; (iv) the Company used the purchase method of accounting to record the Mergers, resulting in the recording of goodwill which will be amortized over 40 years; and (v) the combined data do not reflect the Compensation Differential or Interest Differential and potential benefits the Company expects to realize when operating as a combined entity.

     The manufactured housing industry's primary measure of activity is "manufacturers' shipments" as reported by the Manufactured Housing Institute
(MHI). MHI is a national organization whose membership consists of manufacturers, retailers, finance companies and others who serve the industry. MHI reports shipments in units by state on a monthly and annual basis. Manufacturers' shipments are not an accurate measure of industry unit or dollar sales for any period because they do not include changes in retailers' inventory levels. The industry has not yet developed a reliable method for reporting manufactured housing dollar sales statistics on a monthly or quarterly basis.

     Management believes that comparisons of period to period changes in sales by existing sales centers are not an appropriate measure of the Founding Companies' operating results. The sale of a manufactured home has an extended sales cycle of up to nine months, sales generally are not recurring and local weather conditions and other factors beyond the Company's control can cause significant shifts between the periods being compared. Additionally, most sales centers service large geographic areas containing mostly rural communities which are less economically diverse than urban communities and, as a result, the effects of economic trends and factors are often magnified.

     The Company believes that the decline in home sales at certain existing sales centers in 1996 and 1997 was caused by: (i) competition, (ii) product availability, (iii) opening new sales centers in markets served by existing sales centers, (iv) industry cyclicality and (v) period to period comparison to years of record sales in the manufactured housing retail industry. As a result, both the Company's management and the manufactured housing retail industry believe the change in a company's or sales center's "market share" (measured as a percentage of sales) would be a more appropriate measure of retailer success than existing sales center comparisons. However, the MHI data reports only shipments of units into a state rather than market share data. Accordingly, the Company believes that the results of operations of the Founding Companies should be evaluated based on sales from all of their centers rather than solely on comparable sales from existing sales centers.

     The following table sets forth the selected combined statement of operations data of the Founding Companies on a historical basis and such results as a percentage of total revenue, together with selected operating data for the periods indicated.

                                                   YEAR ENDED DECEMBER 31,                       NINE MONTHS ENDED SEPTEMBER 30,
                                   --------------------------------------------------------    ------------------------------------
                                         1994                1995               1996                  1996               1997
                                   ----------------    ----------------    ----------------    ----------------    ----------------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF COMBINED
  OPERATIONS DATA:
  Revenue:
    Home sales .................   $141,465    98.5%   $183,168    98.6%   $196,886    98.3%   $153,631    98.6%   $155,825    97.7%
    Other revenue ..............      2,119     1.5       2,513     1.4       3,417     1.7       2,238     1.4       3,659     2.3
                                   --------   -----    --------   -----    --------   -----    --------   -----    --------   -----
      Total revenue ............    143,584   100.0     185,681   100.0     200,303   100.0     155,869   100.0     159,484   100.0
  Cost of sales ................    113,812    79.3     147,004    79.2     156,809    78.3     122,620    78.7     124,806    78.3
                                   --------   -----    --------   -----    --------   -----    --------   -----    --------   -----
  Gross profit .................     29,772    20.7      38,677    20.8      43,494    21.7      33,249    21.3      34,678    21.7
  Selling, general and
    administrative
    expenses ...................     23,275    16.2      30,762    16.6      33,035    16.5      23,794    15.3      24,369    15.3
                                   --------   -----    --------   -----    --------   -----    --------   -----    --------   -----
  Income from
    operations .................      6,497     4.5       7,915     4.2      10,459     5.2       9,455     6.0      10,309     6.4
  Interest and other
    expense, net ...............      1,836     1.3       2,868     1.5       3,505     1.7       2,935     1.9       2,713     1.7
                                   --------   -----    --------   -----    --------   -----    --------   -----    --------   -----
  Income before income
    taxes ......................   $  4,661     3.2%   $  5,047     2.7%   $  6,954     3.5%   $  6,520     4.1%   $  7,596     4.7%
                                   ========   =====    ========   =====    ========   =====    ========   =====    ========   =====
                                                                                                               NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                           SEPTEMBER 30,
                                                        -----------------------------------------          ------------------------
                                                          1994             1995             1996             1996             1997
                                                        -------          -------          -------          -------          -------
OPERATING DATA:
  Period end sales centers ....................              45               50               60               58               62
  Homes sold ..................................           5,345            6,157            6,318            4,940            4,919
  Multi-section home sales ....................              54%              56%              56%              57%              64%
  Average home sale price .....................         $26,467          $29,750          $31,163          $31,099          $31,678

COMBINED RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     HOME SALES. Combined home sales increased $2.2 million, or 1.4%, from $153.6 million for the nine months ended September 30, 1996 to $155.8 million for the nine months ended September 30, 1997. Home sales were affected in the first nine months of 1997 by (i) the addition of six sales centers and repositioning of two sales centers subsequent to September 30, 1996, which contributed $13.3 million in incremental home sales, (ii) a decline of $14.1 million in home sales at sales centers open all of both periods, (iii) the full period effect of seven sales centers opened in the first nine months of 1996, which contributed $5.9 million in incremental home sales and (iv) the transfer of one of Patrick's sales centers to a former shareholder in January 1997 and the transfer of two of McDonald's sales centers to a former shareholder in July 1997, which in the aggregate reduced home sales by $2.9 million in the first nine months of 1997. The decline in home sales from centers open all of both periods was principally attributable to the Founding Companies' operations in Mississippi and Alabama at AAA Homes, Patrick and First American. Home sales increased at Cooper, Mobile World, Home Folks and WillMax.

     OTHER REVENUE. Other revenue increased $1.5 million, or 63.4%, from $2.2 million for the nine months ended September 30, 1996 to $3.7 million for the nine months ended September 30, 1997, due primarily to an increase in finance and insurance revenue at Universal, AAA Homes and McDonald.

     GROSS PROFIT. Combined gross profit increased $1.5 million, or 4.3%, from $33.2 million for the nine months ended September 30, 1996, to $34.7 million for the nine months ended September 30, 1997, due primarily to increases at AAA Homes, Patrick and Cooper as well as smaller increases at Home Folks and WillMax. As a percentage of combined total revenue, combined gross margin increased from 21.3% in the nine months ended September 30, 1996 to 21.7% in the nine months ended September 30, 1997 due to improved pricing policies and an increase in finance and insurance revenue.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $0.6 million, or 2.4%, from $23.8 million for the nine months ended September 30, 1996 to $24.4 million for the nine months ended September 30, 1997, due primarily to an increase in sales and administrative personnel to staff six sales centers opened or acquired by AAA Homes, McDonald, Patrick and Cooper partially offset by reduced owner's compensation at Universal and Mobile World. As a percentage of combined total revenue, combined selling, general and administrative expenses remained constant at 15.3% in the nine months ended September 30, 1996 and the nine months ended September 30, 1997.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net decreased to $0.2 million, or 7.6%, from $2.9 million for the nine months ended September 30, 1996 to $2.7 million for the nine months ended September 30, 1997.

COMBINED RESULTS FOR 1996 COMPARED TO 1995

     HOME SALES. Combined home sales increased $13.7 million, or 7.5%, from $183.2 million in 1995 to $196.9 million in 1996. Home sales were affected in 1996 by (i) the addition of nine and repositioning of two sales centers which contributed $10.8 million to home sales, (ii) a decline of $6.3 million in home sales at sales centers open all of both periods and (iii) the full year effect of six sales centers opened in 1995, which contributed $9.2 million in incremental home sales in 1996. The decline in home sales from sales centers open all of both periods was principally attributable to Universal, Patrick, McDonald and Mobile World. Home sales increased at AAA Homes, First American and WillMax.

     OTHER REVENUE. Other revenue increased $0.9 million, or 36.0%, from $2.5 million in 1995 to $3.4 million in 1996, primarily due to higher finance and insurance revenue at several of the Founding Companies.

     GROSS PROFIT. Combined gross profit increased $4.8 million, or 12.5%, from $38.7 million in 1995 to $43.5 million in 1996, due primarily to increases of $2.7 million at AAA Homes, $1.1 million at Mobile World and $0.8 million at Patrick. As a percentage of combined total revenue, combined gross margin increased from 20.8% in 1995 to 21.7% in 1996, due to higher finance and insurance revenue and improved pricing policies at several of the Founding Companies.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $2.2 million, or 7.4%, from $30.8 million in 1995 to $33.0 million in 1996, due primarily to higher sales commissions and to an increase in sales and administrative personnel to staff additional sales centers. As a percentage of combined total revenue, combined selling, general and administrative expenses decreased from 16.6% in 1995 to 16.5% in 1996.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net increased $0.6 million, or 22.2%, from $2.9 million for 1995 to $3.5 million for 1996 as a result of higher floor plan financing costs associated with higher average inventory levels at most of the Founding Companies.

COMBINED RESULTS FOR 1995 COMPARED TO 1994

     HOME SALES. Combined home sales increased $41.7 million, or 29.5%, from $141.5 million in 1994 to $183.2 million in 1995. Home sales were affected in 1995 by (i) the addition of five sales centers in 1995, which contributed $7.7 million to home sales, (ii) a $26.2 million increase in home sales at sales centers opened all of both periods, (iii) the closing of two sales centers in 1995, which reduced home sales by $1.0 million and (iv) the full year effect of four sales centers opened in 1994 which contributed $8.8 million in incremental home sales in 1995. The increase in home sales from centers open all of both periods occurred primarily at Patrick, Universal, McDonald, Mobile World and AAA Homes.

     OTHER REVENUE. Other revenue increased $0.4 million, or 18.6%, from $2.1 million in 1994 to $2.5 million in 1995.

     GROSS PROFIT. Combined gross profit increased $8.9 million, or 29.9%, from $29.8 million in 1994 to $38.7 million in 1995, due primarily to higher home sales at seven of the Founding Companies. As a percentage of total revenue, combined gross margin increased from 20.7% in 1994 to 20.8% in 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $7.5 million, or 32.2%, from $23.3 million in 1994 to $30.8 million in 1995, due primarily to higher sales commissions and to an increase in sales and administrative personnel to staff five new sales centers. As a percentage of combined total revenue, combined selling, general and administrative expenses increased from 16.2% in 1994 to 16.6% in 1995.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net increased $1.1 million, or 56.2%, from $1.8 million for 1994 to $2.9 million for 1995 as a result of higher floor plan financing costs associated with higher average inventory levels.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     On a combined basis, the Founding Companies generated $8.9 million of net cash from operating activities for the nine months ended September 30, 1997. Net cash used in investing activities was $1.1 million, primarily to open new sales centers and purchase sales centers. Net cash used in financing activities was $10.5 million and consisted primarily of S corporation distributions to shareholders of Universal. At September 30, 1997, the combined Founding Companies had working capital of $7.1 million and total long term debt of $2.6 million.

     On a combined basis, the Founding Companies generated $11.6 million of net cash from operating activities during 1996. Net cash used in investing activities was $2.7 million, primarily to open new sales centers. Net cash used in financing activities was $3.9 million and consisted of S corporation distributions to shareholders of $3.4 million and payments on debt of $0.5 million. At December 31, 1996, the combined Founding Companies had working capital of $11.6 million and total long-term debt of $2.3 million.

     Prior to the Mergers, certain Founding Companies made Owners' Distributions. The pro forma combined financial statements as of September 30, 1997, included elsewhere in this Prospectus, reflect pro forma adjustments for the estimated amount of these Owners' Distributions had they occurred in their entirety as of September 30, 1997. These pro forma adjustments reflect $6.9 million of Owners' Distributions.

     The Company intends to pursue an aggressive acquisition program. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings under its credit facility, discussed in the following paragraph, and cash flow from operations. The Company anticipates that its cash flow from operations will provide cash in excess of the Company's normal working capital needs, debt service requirements and planned capital expenditures for the forseeable future.

     The Company has commitments from two financial institutions for revolving credit facilities totaling $125 million for floor plan financing, and has a commitment from a bank for a $20 million credit facility and is currently undertaking a syndication for an additional $30 million credit facility for working capital and acquisitions. The floor plan portion of the credit facility replaced the existing floor plan facilities of the Founding Companies following the consummation of the IPO and may be used only to finance the purchase of manufactured homes, and borrowings may not exceed the total purchase price of the homes financed. The credit facilities bear interest at various rates not exceeding the prime rate. The credit facilities require the Company to comply with various loan covenants including (i) maintenance of certain financial ratios, (ii) restrictions on additional indebtedness, and (iii) restrictions on liens, guarantees, advances and dividends.

UNIVERSAL RESULTS OF OPERATIONS

     Universal, headquartered in Jackson, Tennessee, was founded in 1975 and operates 14 sales centers in central and eastern Tennessee and one sales center in western Virginia.

     The following table sets forth selected statement of operations data and such data as a percentage of total revenue, together with selected operating data, for the periods indicated:

                                                                                                          NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                             SEPTEMBER 30,
                                         ------------------------------------------------------   ---------------------------------
                                              1994               1995               1996               1996               1997
                                         ---------------   ----------------    ----------------   --------------    ---------------
                                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenue:
    Home sales .......................   $48,232   99.5% $  56,039    99.6% $   51,330    99.3% $ 39,451    99.4%   $39,488    98.7%
    Other revenue ....................       226     0.5       206      0.4        353      0.7      234     0.6        508     1.3
                                         -------   -----   -------    -----    -------    -----   ------   -----    -------   -----
      Total revenue ..................    48,458   100.0    56,245    100.0     51,683    100.0   39,685   100.0     39,996   100.0
  Cost of sales ......................    37,844    78.1    43,041     76.5     39,820     77.0   31,075    78.3     31,277    78.2
                                         -------   -----   -------    -----    -------    -----   ------   -----    -------   -----
  Gross profit .......................    10,614    21.9    13,204     23.5     11,863     23.0    8,610    21.7      8,719    21.8
  Selling, general and administrative
    expenses .........................     7,789    16.1    10,131     18.0      9,344     18.1    6,399    16.1      5,182    13.0
                                         -------   -----   -------    -----    -------    -----   ------   -----    -------   -----
  Income from operations .............     2,825     5.8     3,073      5.5      2,519      4.9    2,211     5.6      3,537     8.8
  Interest and other (income) expense,
    net ..............................       170     0.3       (62)    (0.1)       (12)     0.0      100     0.3        293     0.7
                                         -------   -----   -------    -----    -------    -----   ------   -----    -------   -----
  Income before income taxes .........   $ 2,655   5.5% $    3,135    5.6% $     2,531    4.9% $   2,111     5.3%   $ 3,244     8.1%
                                         =======   =====   =======    =====    =======    =====   ======   =====    =======   =====

                                                                                                              NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                                        -----------------------------------------          ------------------------
                                                         1994              1995            1996             1996             1997
                                                        -------          -------          -------          -------          -------
                                                                                    (DOLLARS IN THOUSANDS)
OPERATING DATA:
  Period end sales centers ....................              14               15               15               15               15
  Homes sold ..................................           1,997            2,060            1,807            1,390            1,405
  Multi-section home sales ....................              52%              56%              62%              62%              71%
  Average home sale price .....................         $24,152          $27,203          $28,406          $28,382          $28,105

UNIVERSAL RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     HOME SALES. Home sales remained constant at $39.5 million for the nine months ended September 30, 1996 and the nine months ended September 30, 1997. Home sales were affected in the period by a 1% increase in the number of homes sold, offset by a 1% decline in the average sale price per home. The decline in average sale price per home resulted from the sale of a lower end, multi-section home during the nine months ended September 30, 1997.

     OTHER REVENUE. Other revenue increased $0.3 million, or 117.1%, from $0.2 million for the nine months ended September 30, 1996 to $0.5 million for the nine months ended September 30, 1997 as a result of higher finance revenue.

     GROSS PROFIT. Gross profit increased $0.1 million, or 1.3%, from $8.6 million for the nine months ended September 30, 1996 to $8.7 million for the nine months ended September 30, 1997. As a percentage of total revenue, gross margin increased from 21.7% in the nine months ended Sepember 30, 1996 to 21.8% in the nine months ended September 30, 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $1.2 million, or 19.0%, from $6.4 million for the nine months ended September 30, 1996 to $5.2 million for the nine months ended September 30, 1997, due to a reduction in owner's compensation. As a percentage of total revenue, selling, general and administrative expenses decreased from 16.1% in the nine months ended September 30, 1996 to 13.0% in the nine months ended September 30, 1997.

     INTEREST AND OTHER (INCOME) EXPENSE, NET. Interest and other (income) expense, net increased $0.2 million, or 193.0%, from $0.1 million for the nine months ended September 30, 1996 to $0.3 million for the nine months ended September 30, 1997, primarily as a result of increased interest expense associated with maintaining higher floor plan balances during 1997.

UNIVERSAL RESULTS FOR 1996 COMPARED TO 1995

     HOME SALES. Home sales decreased $4.7 million, or 8.4%, from $56.0 million in 1995 to $51.3 million in 1996, resulting primarily from a 14% decline in homes sold at centers open all of both periods, partially offset by a 4% increase in the average price per home. The 4% increase in the average price per home was due to the increase in multi-section homes sold as a percentage of total homes sold.

     OTHER REVENUE. Other revenue increased $0.2 million, or 71.4%, from $0.2 million in 1995 to $0.4 million in 1996.

     GROSS PROFIT. Gross profit decreased $1.3 million, or 10.2%, from $13.2 million in 1995 to $11.9 million in 1996. As a percentage of total revenue, gross margin decreased from 23.5% in 1995 to 23.0% in 1996. This decrease was due to higher costs associated with delivery of multi-section homes and certain inventory sold at lower margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.8 million, or 7.8%, from $10.1 million in 1995 to $9.3 million in 1996, due primarily to lower sales commissions. As a percentage of total revenue, selling, general and administrative expenses increased slightly from 18.0% in 1995 to 18.1% in 1996.

     INTEREST AND OTHER (INCOME), EXPENSE, NET. Interest and other (income) expense, net remained constant at less than $0.1 million in both periods.

UNIVERSAL RESULTS FOR 1995 COMPARED TO 1994

     HOME SALES. Home sales increased $7.8 million, or 16.2%, from $48.2 million in 1994 to $56.0 million in 1995. The increase in net sales resulted from the opening of one sales center in May 1995, which contributed $1.7 million of the increase, and an increase in sales at centers open all of both periods, which contributed $6.1 million of the increase. The increase in sales at centers open all of both periods resulted primarily from a 12% increase in the average price per home, attributable to an increase in multi-section homes sold as a percentage of total homes sold, and a manufacturer's price increase which was passed through to customers by Universal.

     OTHER REVENUE. Other revenue remained constant at $0.2 million in 1995 and 1994.

     GROSS PROFIT. Gross profit increased $2.6 million, or 24.4%, from $10.6 million in 1994 to $13.2 million in 1995. As a percentage of total revenue, gross margin increased from 21.9% in 1994 to 23.5% in 1995, primarily due to an increase in the percentage of sales of higher margin multi-section homes.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $2.3 million, or 30.1%, from $7.8 million in 1994 to $10.1 million in 1995, primarily as a result of increased owner's compensation as well as higher sales commissions. As a percentage of total revenue, selling, general and administrative expenses increased from 16.1% in 1994 to 18.0% in 1995.

     INTEREST AND OTHER (INCOME) EXPENSE, NET. Interest and other (income) expense, net improved by $0.3 million from $0.2 million of expense in 1994 to $0.1 million of income in 1995, primarily due to management's decision to finance inventory out of working capital in 1995.

UNIVERSAL LIQUIDITY AND CAPITAL RESOURCES

     Universal generated $5.5 million of net cash from operating activities for the nine months ended September 30, 1997. Net cash used in investing activities was $0.2 million, principally for purchases of property and equipment. Net cash used in financing activities was $9.9 million and consisted primarily of S corporation distributions to shareholders. At September 30, 1997, Universal had working capital of $2.4 million and no long-term debt.

     Universal generated $9.2 million of net cash from operating activities during 1996. Net cash used in investing activities was $0.3 million, principally for purchases of property and equipment. Net cash used in financing activities was $3.0 million and consisted primarily of S corporation distributions to shareholders. At December 31, 1996, Universal had working capital of $9.3 million and no long-term debt.

AAA HOMES RESULTS OF OPERATIONS

     AAA Homes, headquartered in Hattiesburg, Mississippi, was founded in 1987 and operates eight sales centers in southern Mississippi and five sales centers in eastern Louisiana.

     The following table sets forth selected statement of operations data and such data as a percentage of total revenue, together with selected operating data, for the periods indicated:

                                                     YEAR ENDED DECEMBER 31,                       NINE MONTHS ENDED SEPTEMBER 30,
                                        -----------------------------------------------------    ----------------------------------
                                             1994               1995               1996               1996                1997
                                        ---------------    ---------------    ---------------    ---------------    ---------------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
DATA:
  Revenue:
    Home sales ......................   $20,159    98.5%   $27,166    98.6%   $38,584    98.4%   $30,692    98.7%   $28,562    96.3%
    Other revenue ...................       306     1.5        385     1.4        612     1.6        415     1.3      1,084     3.7
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
      Total revenue .................    20,465   100.0     27,551   100.0     39,196   100.0     31,107   100.0     29,646   100.0
  Cost of sales .....................    16,113    78.7     21,604    78.4     30,543    77.9     24,484    78.7     22,648    76.4
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
  Gross profit ......................     4,352    21.3      5,947    21.6      8,653    22.1      6,623    21.3      6,998    23.6
  Selling, general and
    administrative
    expenses ........................     3,370    16.5      4,465    16.2      6,272    16.0      4,589    14.8      5,275    17.8
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
  Income from
    operations ......................       982     4.8      1,482     5.4      2,381     6.1      2,034     6.5      1,723     5.8
  Interest and other
    expense, net ....................       382     1.9        627     2.3        950     2.4        795     2.6        557     1.9
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
  Income before income
    taxes ...........................   $   600     2.9%   $   855     3.1%   $ 1,431     3.7%   $ 1,239     3.9%   $ 1,166     3.9%
                                        =======   =====    =======   =====    =======   =====    =======   =====    =======   =====

                                                                                                              NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                                        -----------------------------------------          ------------------------
                                                          1994             1995             1996             1996            1997
                                                        -------          -------          -------          -------          -------
OPERATING DATA:
  Period end sales centers ....................               7                8               10               10               13
  Homes sold ..................................             828              979            1,306            1,042              995
  Multi-section home sales ....................              33%              33%              36%              36%              37%
  Average home sale price .....................         $24,347          $27,749          $29,544          $29,455          $28,706

AAA HOMES RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED
SEPTEMBER 30, 1996

     HOME SALES. Home sales decreased $2.1 million, or 6.9%, from $30.7 million for the nine months ended September 30, 1996 to $28.6 million for the nine months ended September 30, 1997. The decrease in home sales resulted from a $6.8 million decline in sales at centers open all of both periods, offset by $3.2 million of home sales from three sales centers purchased in the second quarter of 1997, and the full period effect of two sales centers opened in April and May 1996, which contributed $1.5 million in incremental home sales in the first nine months of 1997.

     OTHER REVENUE. Other revenue increased $0.7 million, or 161.2%, from $0.4 million in the nine months ended September 30, 1996, to $1.1 million for the nine months ended September 30, 1997. This increase was primarily attributable to higher finance and insurance revenue, resulting from the addition of seven finance and insurance managers at seven of AAA Homes' sales centers.

     GROSS PROFIT. Gross profit increased $0.4 million, or 5.7%, from $6.6 million in the nine months ended September 30, 1996, to $7.0 million for the nine months ended September 30, 1997. As a percentage of total revenue, gross margin increased from 21.3% in the nine months ended September 30, 1996 to 23.6% in the nine months ended September 30, 1997, due to increased finance and insurance revenue, improved pricing policies and sales of homes with higher margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.7 million, or 14.9%, from $4.6 million for the nine months ended September 30, 1996 to $5.3 million for the nine months ended September 30, 1997, primarily as the result of the hiring of seven finance and insurance managers. As a percentage of total revenue, selling, general and administrative expenses increased from 14.8% in the nine months ended September 30, 1996 to 17.8% in the nine months ended September 30, 1997.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net decreased $0.2 million, or 29.9%, from $0.8 million for the first nine months of 1996 to $0.6 million for the first nine months of 1997, as a result of lower floor plan financing costs associated with lower average inventory levels.

AAA HOMES RESULTS FOR 1996 COMPARED TO 1995

     HOME SALES. Home sales increased $11.4 million, or 42.0%, from $27.2 million in 1995 to $38.6 million in 1996. The increase in home sales resulted from the opening of two sales centers in 1996, which contributed $2.8 million of the increase, an increase in sales at centers open all of both periods, which contributed $3.7 million to the increase, and the full year effect of a sales center opened in October 1995, which contributed $4.9 million in incremental home sales. The increase in sales from centers open all of both periods resulted from a 10% increase in the number of homes sold in 1996 and a 4% increase in the average price per home, consistent with an increase in the percentage of higher priced multi-section homes sold.

     OTHER REVENUE. Other revenue increased $0.2 million, or 59.0%, from $0.4 million in 1995 to $0.6 million in 1996.

     GROSS PROFIT. Gross profit increased $2.8 million, or 45.5%, from $5.9 million in 1995 to $8.7 million in 1996. As a percentage of total revenue, gross margin increased from 21.6% in 1995 to 22.1% in 1996, reflecting higher finance and insurance revenues in the latter half of 1996, improved pricing policies and sales of homes with higher margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.8 million, or 40.5%, from $4.5 million in 1995 to $6.3 million in 1996, due primarily to higher sales commissions and costs associated with two new sales centers. As a percentage of total revenue, selling, general and administrative expenses decreased from 16.2% in 1995 to 16.0% in 1996.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net increased $0.4 million, or 51.5%, from $0.6 million for 1995 to $1.0 million in 1996, as a result of higher floor plan financing costs associated with higher average inventory levels.

AAA HOMES RESULTS FOR 1995 COMPARED TO 1994

     HOME SALES. Home sales increased $7.0 million, or 34.8%, from $20.2 million in 1994 to $27.2 million in 1995. The increase in home sales resulted from the opening of one sales center in October 1995, which contributed $0.5 million of the increase, higher sales at centers open all of both periods, which contributed $3.7 million of the increase, and the full year effect of a sales center opened in November 1994, which contributed $2.8 million in incremental home sales. The increase in sales at existing sales centers resulted from a 3% increase in the number of homes sold in 1995 and a 16% increase in the average sale price per home, which resulted from AAA Homes passing through a manufacturer's price increase.

     GROSS PROFIT. Gross profit increased $1.5 million, or 36.6%, from $4.4 million in 1994 to $5.9 million in 1995. As a percentage of total revenue, gross margin increased from 21.3% in 1994 to 21.6% in 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.1 million, or 32.5%, from $3.4 million in 1994 to $4.5 million in 1995, primarily due to higher sales commissions. As a percentage of total revenue, selling, general and administrative expenses decreased from 16.5% in 1994 to 16.2% in 1995.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net increased $0.2 million, or 64.1%, from $0.4 million for 1994 to $0.6 million in 1995, as a result of higher floor plan financing costs associated with higher average inventory levels.

AAA HOMES LIQUIDITY AND CAPITAL RESOURCES

     AAA Homes used $0.1 million of net cash in operating activities for the nine months ended September 30, 1997. Net cash used in investing activities was $0.4 million, principally for purchases of sales centers and property and equipment. Net cash generated from financing activities was $0.2 million. At September 30, 1997, AAA Homes had working capital of $1.4 million and $0.3 million of long-term debt.

     AAA Homes generated $0.4 million of net cash from operating activities in 1996. Net cash used in investing activities was $0.5 million, principally for purchases of property and equipment. Net cash used in financing activities was negligible. At December 31, 1996, AAA Homes had working capital of $0.7 million and less than $0.1 million of long-term debt.

MCDONALD RESULTS OF OPERATIONS

     McDonald, headquartered in Tulsa, Oklahoma, was founded in 1987 and operates three sales centers in Oklahoma, four sales centers in Missouri and one sales center in each of Arkansas and Kansas. On July 1, 1997, McDonald transferred two sales centers in Missouri to a former employee. On October 1, 1997, McDonald transferred one sales center in Missouri to a former employee.

     The following table sets forth selected statement of operations data and such data as a percentage of total revenue, together with selected operating data, for the periods indicated:

                                                    YEAR ENDED DECEMBER 31,                       NINE MONTHS ENDED SEPTEMBER 30,
                                        -----------------------------------------------------   -----------------------------------
                                              1994              1995                1996               1996               1997
                                        ---------------    ---------------    ---------------    ---------------    ---------------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenue:
    Home sales ......................   $20,480    99.1%   $30,626    99.2%   $29,451    98.7%   $22,731    98.8%   $22,217    97.5%
    Other revenue ...................       193     0.9        236     0.8        396     1.3        284     1.2        559     2.5
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
      Total revenue .................    20,673   100.0     30,862   100.0     29,847   100.0     23,015   100.0     22,776   100.0
  Cost of sales .....................    16,819    81.4     25,214    81.7     24,329    81.5     18,483    80.3     18,220    80.0
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
  Gross profit ......................     3,854    18.6      5,648    18.3      5,518    18.5      4,532    19.7      4,556    20.0
  Selling, general and
    administrative
    expenses ........................     2,724    13.2      4,206    13.6      3,925    13.2      2,835    12.3      3,209    14.1
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
  Income from
    operations ......................     1,130     5.4      1,442     4.7      1,593     5.3      1,697     7.4      1,347     5.9
  Interest and other
    expense, net ....................       321     1.6        765     2.5        750     2.5        568     2.5        528     2.3
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
  Income before income
    taxes ...........................   $   809     3.8%   $   677     2.2%   $   843     2.8%   $ 1,129     4.9%   $   819     3.6%
                                        =======   =====    =======   =====    =======   =====    =======   =====    =======   =====
                                                                                                              NINE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31                          SEPTEMBER 30,
                                                        -----------------------------------------          ------------------------
                                                          1994             1995             1996             1996             1997
                                                        -------          -------          -------          -------          -------
OPERATING DATA:
  Period end sales centers ....................               8               11               11               11                9
  Homes sold ..................................             765            1,035              966              752              686
  Multi-section home sales ....................              41%              44%              46%              52%              57%
  Average home sale price .....................         $26,771          $29,590          $30,488          $30,227          $32,386

MCDONALD RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     HOME SALES. Home sales decreased $0.5 million, or 2.3%, from $22.7 million for the nine months ended September 30, 1996 to $22.2 million for the nine months ended September 30, 1997. The decrease in home sales resulted from a $1.5 million decline in sales at centers open all of both periods, a $0.3 million decrease attributable to the transfer of two sales centers to a former stockholder in July 1997 partially offset by the opening of one sales center in April 1997, which contributed $1.3 million to home sales. The decrease in sales from centers open all of both periods resulted from a 9% decline in the number of homes sold. This decrease was partially offset by a 7% increase in the average price per home.

     OTHER REVENUE. Other revenue increased $0.3 million, or 96.8%, from $0.3 million for the nine months ended September 30, 1996 to $0.6 million for the nine months ended September 30, 1997, primarily due to an increase in finance and insurance revenue.

     GROSS PROFIT. Gross profit increased $0.1 million, or 0.5%, from $4.5 million for the nine months ended September 30, 1996 to $4.6 million for the nine months ended September 30, 1997. As a percentage of total revenue, gross margin increased from 19.7% in the nine months ended September 30, 1996 to 20.0% in the nine months ended September 30, 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.4 million, or 13.2%, from $2.8 million for the nine months ended September 30, 1996 to $3.2 million for the nine months ended September 30, 1997, primarily due to an increase in sales and administrative personnel associated with the sales center opened in April 1997 and management personnel added to support planned growth. As a percentage of total revenue, selling, general and administrative expenses increased from 12.3% in the nine months ended September 30, 1996 to 14.1% in the nine months ended September 30, 1997.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net decreased $0.1 million, or 7.0%, from $0.6 million for the nine months ended September 30, 1996 to $0.5 million for the nine months ended September 30, 1997 due to an interest rate reduction on floor plan financing.

MCDONALD RESULTS FOR 1996 COMPARED TO 1995

     HOME SALES. Home sales decreased $1.1 million, or 3.8%, from $30.6 million in 1995 to $29.5 million in 1996, resulting primarily from a $1.9 million decline in sales at existing sales centers, partially offset by the full year effect of three sales centers opened in 1995, which contributed $0.8 million in incremental home sales. The decrease in sales from centers open all of both periods resulted from a 15% decline in the number of homes sold, partially offset by a 3% increase in the average price per home, reflecting a shift toward multi-section homes.

     OTHER REVENUE. Other revenue increased $0.2 million, or 67.8%, from $0.2 million in 1995 to $0.4 million in 1996, primarily due to increases in finance and insurance revenue and higher commissions on pre-owned home consignment sales.

     GROSS PROFIT. Gross profit decreased $0.1 million, or 2.3%, from $5.6 million in 1995 to $5.5 million in 1996. As a percentage of total revenue, gross margin increased from 18.3% in 1995 to 18.5% in 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.3 million, or 6.7%, from $4.2 million in 1995 to $3.9 million in 1996 due to a decrease in owners' compensation. As a percentage of total revenue, selling, general and administrative expenses decreased from 13.6% in 1995 to 13.2% in 1996.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net remained constant at $0.8 million in 1995 and 1996.

MCDONALD RESULTS FOR 1995 COMPARED TO 1994

     HOME SALES. Home sales increased $10.1 million, or 49.5%, from $20.5 million in 1994 to $30.6 million in 1995. The increase in home sales resulted from the opening of three sales centers in 1995, which contributed $5.3 million of the increase and an increase in sales from centers open all of both periods, which contributed $4.8 million in incremental home sales. The 35% increase in the number of homes sold resulted from strong demand, combined with the opening of three new sales centers during 1995. The average sales price increased 11% due to an increase of multi-section homes sold as a percentage of total homes sold.

     OTHER REVENUE. Other revenue remained constant at $0.2 million in 1994 and 1995.

     GROSS PROFIT. Gross profit increased $1.7 million, or 46.5%, from $3.9 million in 1994 to $5.6 million in 1995. As a percentage of total revenue, gross margin decreased from 18.6% in 1994 to 18.3% in 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.5 million, or 54.4%, from $2.7 million in 1994 to $4.2 million in 1995, primarily due to higher sales commissions as well as costs required to support three new sales centers. As a percentage of total revenue, selling, general and administrative expenses increased from 13.2% in 1994 to 13.6% in 1995.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net increased $0.5 million, or 138.3%, from $0.3 million in 1994 to $0.8 million in 1995, as a result of higher floor plan financing costs associated with higher average inventory levels.

MCDONALD LIQUIDITY AND CAPITAL RESOURCES

     McDonald generated $0.6 million of net cash from operating activities for the nine months ended September 30, 1997. Net cash used in investing activities was $0.9 million, primarily for new sales centers. Net cash generated from financing activities was $0.4 million and consisted of proceeds from the collections on notes receivable from shareholders and long-term borrowings. At September 30, 1997, McDonald had working capital of $1.3 million and $0.6 million of long-term debt.

     Net cash used from operating activities during 1996 was negligible. Net cash used in investing activities was $0.2 million, principally for new sales centers. Net cash used in financing activities was negligible. At December 31, 1996, McDonald had working capital of $1.2 million and $0.2 million of long-term debt.

PATRICK RESULTS OF OPERATIONS

     Patrick, headquartered in Corinth, Mississippi, was founded in 1966 and operates six sales centers in Mississippi and one sales center in Alabama. Effective January 1, 1997, Patrick transferred one sales center in Tennessee to a former stockholder.

     The following table sets forth selected statement of operations data and such data as a percentage of total revenue, together with selected operating data, for the periods indicated:

                                                     YEAR ENDED DECEMBER 31,                       NINE MONTHS ENDED SEPTEMBER 30,
                                        -----------------------------------------------------    ----------------------------------
                                             1994               1995               1996               1996                1997
                                        ---------------    ---------------    ---------------    ---------------    ---------------
                                                                            (DOLLARS IN THOUSANDS)
  STATEMENT OF OPERATIONS
    DATA:
    Revenue:
      Home sales ....................   $20,707    96.6%   $28,184    97.4%   $28,946    96.8%   $24,015    97.6%   $23,406    97.4%
      Other revenue .................       724     3.4        749     2.6        957     3.2        580     2.4        634     2.6
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
         Total revenue ..............    21,431   100.0     28,933   100.0     29,903   100.0     24,595   100.0     24,040   100.0
    Cost of sales ...................    17,554    81.9     23,664    81.8     23,858    79.8     19,704    80.1     18,747    78.0
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
    Gross profit ....................     3,877    18.1      5,269    18.2      6,045    20.2      4,891    19.9      5,293    22.0
    Selling, general and
      administrative
      expenses ......................     3,347    15.6      4,530    15.6      4,306    14.4      3,342    13.6      3,663    15.2
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
    Income from
      operations ....................       530     2.5        739     2.6      1,739     5.8      1,549     6.3      1,630     6.8
    Interest and other
      expense, net ..................       296     1.4        464     1.6        564     1.9        524     2.1        298     1.2
                                        -------   -----    -------   -----    -------   -----    -------   -----    -------   -----
    Income before income
      taxes .........................   $   234     1.1%   $   275     1.0%   $ 1,175     3.9%   $ 1,025     4.2%   $ 1,332     5.6%
                                        =======   =====    =======   =====    =======   =====    =======   =====    =======   =====
                                                                                                                NINE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                                        -----------------------------------------          ------------------------
                                                          1994             1995            1996              1996            1997
                                                        -------          -------          -------          -------          -------
  OPERATING DATA:
    Period end sales centers ..................               6                6                7                7                7
    Homes sold ................................             758              913              905              738              688
    Multi-section home sales ..................              73%              74%              66%              69%              78%
    Average home sale price ...................         $27,318          $30,870          $31,985          $32,541          $34,020

PATRICK RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     HOME SALES. Home sales decreased $0.6 million, or 2.5%, from $24.0 million for the nine months ended September 30, 1996 to $23.4 million for the nine months ended September 30, 1997. The decrease in home sales resulted from a $4.1 million decrease in home sales at centers open all of both periods, a $2.6 million decrease attributable to the transfer of one sales center to a former stockholder in January 1997, partially offset by the opening of one sales center in January 1997, which contributed $5.4 million to home sales, and the full period effect of a sales center opened in April of 1996 which contributed $0.7 million in incremental home sales. Excluding sales in both periods from the transferred sales center, home sales for the nine months ended September 30, 1997 would have increased by 8%.

     OTHER REVENUE. Other revenue remained constant at $0.6 million for the nine months ended September 30, 1996 and for the nine months ended September 30, 1997.

     GROSS PROFIT. Gross profit increased $0.4 million, or 8.2%, from $4.9 million for the nine months ended September 30, 1996 to $5.3 million for the nine months ended September 30, 1997. As a percentage of total revenue, gross margin increased from 19.9% in the nine months ended September 30, 1996 to 22.0% in the nine months ended September 30, 1997, due to increased sales of multi-section homes as well as improved pricing policies.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.4 million, or 9.6%, from $3.3 million for the nine months ended September 30, 1996 to $3.7 million for the nine months ended September 30, 1997, primarily due to an increase in sales and administrative personnel associated with the sales center opened in January 1997 and administrative personnel added to support planned growth. As a percentage of total revenue, selling, general and administrative expenses increased from 13.6% in the nine months ended September 30, 1996 to 15.2% in the nine months ended September 30, 1997.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net decreased $0.2 million, or 43.1%, from $0.5 million for the nine months ended September 30, 1996 to $0.3 million for the nine months ended September 30, 1997 primarily as a result of lower floor plan financing cost associated with lower average inventory levels.

PATRICK RESULTS FOR 1996 COMPARED TO 1995

     HOME SALES. Home sales increased $0.7 million, or 2.7%, from $28.2 million in 1995 to $28.9 million in 1996. The increase in home sales resulted primarily from the opening of one sales center in April 1996, which contributed $1.9 million to home sales and the full year effect of a sales center opened in October of 1995, which contributed $2.5 million in incremental home sales in 1996, partially offset by a decline of $3.7 million in sales at centers open all of both periods. The decrease in sales from centers open all of both periods resulted from a 13% decline in the number of homes sold at existing sales centers, partially offset by a 4% increase in the average sales price per home as a result of increased sales of higher priced single and multi-section homes.

     OTHER REVENUE. Other revenue increased $0.3 million, or 27.8%, from $0.7 million in 1995 to $1.0 million in 1996, primarily due to an increase in repair and maintenance revenue and finance and insurance revenue.

     GROSS PROFIT. Gross profit increased $0.7 million, or 14.7%, from $5.3 million in 1995 to $6.0 million in 1996. As a percentage of total revenue, gross margin increased from 18.2% in 1995 to 20.2% in 1996, reflecting increased sales of higher margin homes and improved pricing policies.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $0.2 million, or 4.9%, from $4.5 million in 1995 to $4.3 million in 1996, primarily due to a decrease in owner's compensation. As a percentage of total revenue, selling, general and administrative expenses decreased from 15.6% in 1995 to 14.4% in 1996.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net increased $0.1 million, or 21.6%, from $0.5 million for 1995 to $0.6 million in 1996 as a result of higher floor plan financing costs associated with higher average inventory levels.

PATRICK RESULTS FOR 1995 COMPARED TO 1994

     HOME SALES. Home sales increased $7.5 million, or 36.1%, from $20.7 million in 1994 to $28.2 million in 1995. The increase in home sales resulted primarily from the full year effect of one sales center opened in September 1994, which contributed $3.6 million of incremental home sales partially offset by the closing of one sales center, which decreased incremental home sales by $0.4 million, as well as higher sales from centers open all of both periods, which contributed $4.3 million of the increase.

     OTHER REVENUE. Other revenue remained constant at $0.7 million in 1994 and in 1995.

     GROSS PROFIT. Gross profit increased $1.4 million, or 35.9%, from $3.9 million in 1994 to $5.3 million in 1995. As a percentage of total revenue, gross margin increased from 18.1% in 1994 to 18.2% in 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.2 million, or 35.3%, from $3.3 million in 1994 to $4.5 million in 1995 due to higher owner's compensation and higher sales commissions consistent with higher sales volumes. As a percentage of total revenue, selling, general and administrative expenses remained constant at 15.6% from 1994 to 1995.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net increased $0.2 million, or 56.8%, from $0.3 million for 1994 to $0.5 million for 1995 as a result of higher floor plan financing costs associated with higher average inventory levels.

PATRICK LIQUIDITY AND CAPITAL RESOURCES

     Patrick generated $2.1 million of net cash from operating activities for the nine months ended September 30, 1997. Net cash generated from investing activities was $0.5 million, primarily from the sale of equipment. Net cash used in financing activities was $1.0 million and consisted of distributions to shareholders of $0.6 million and payments on debt of $0.4 million. At September 30, 1997, Patrick had working capital of $1.3 million and $0.3 million of long-term debt.

     Patrick generated $1.0 million of net cash from operating activities during 1996. Net cash used in investing activities was $0.8 million, principally for new sales centers. Net cash used in financing activities was $0.5 million and consisted of distributions to shareholders of $0.3 million and payments on debt of $0.2 million. At December 31, 1996, Patrick had working capital of $0.1 million and $0.4 million of long-term debt.

MOBILE WORLD RESULTS OF OPERATIONS

     Mobile World, headquartered in San Antonio, Texas, was founded in 1992 and operates five sales centers in central Texas.

     The following table sets forth selected statement of operations data and such data as a percentage of total revenue, together with selected operating data, for the periods indicated:

                                    YEAR ENDED DECEMBER 31,                 NINE MONTHS ENDED SEPTEMBER 30,
                           ------------------------------------------  ------------------------------------------
                                   1995                  1996                  1996                  1997
                           --------------------  --------------------  --------------------  --------------------
                                                           (DOLLARS IN THOUSANDS)
  STATEMENT OF OPERATIONS
  DATA:
    Revenue:
      Home sales.........  $  11,838      100.0% $  15,836       99.3% $  12,315       99.5% $  12,438       99.0%
      Other revenue......          5        0.0        112        0.7         57        0.5        120        1.0
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
           Total
           revenue.......     11,843      100.0     15,948      100.0     12,372      100.0     12,558      100.0
    Cost of sales........      9,349       78.9     12,360       77.5      9,660       78.1     10,189       81.1
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Gross profit.........      2,494       21.1      3,588       22.5      2,712       21.9      2,369       18.9
    Selling, general and
    administrative
    expenses.............      1,917       16.2      2,925       18.3      2,103       17.0      1,911       15.2
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income from
    operations...........        577        4.9        663        4.2        609        4.9        458        3.7
    Interest and other
    expense, net.........        300        2.6        435        2.8        311        2.5        276        2.2
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income before income
    taxes................  $     277        2.3% $     228        1.4% $     298        2.4% $     182        1.5%
                           =========  =========  =========  =========  =========  =========  =========  =========

                                          YEAR ENDED DECEMBER    NINE MONTHS ENDED
                                                  31,              SEPTEMBER 30,
                                          --------------------  --------------------
                                            1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------
  OPERATING DATA:
    Period end sales centers............          3          5          5          5
    Homes sold..........................        356        446        345        340
    Multi-section home sales............         59%        57%        56%        63%
    Average home sale price.............  $  33,253  $  35,507  $  35,696  $  36,582

MOBILE WORLD RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     HOME SALES. Home sales increased $0.1 million, or 1.0%, from $12.3 million for the nine months ended September 30, 1996 to $12.4 million for the nine months ended September 30, 1997. This increase was due to the opening of two sales centers in April 1996, which contributed $1.1 million in incremental home sales, partially offset by a $1.0 million decline in home sales from centers open all of both periods.

     GROSS PROFIT. Gross profit decreased $0.3 million, or 12.6%, from $2.7 million for the nine months ended September 30, 1996 to $2.4 million for the nine months ended September 30, 1997. As a percentage of total revenue, gross margin decreased from 21.9% in the nine months ended September 30, 1996 to 18.9% in the nine months ended September 30, 1997, primarily due to an increase in the cost of delivery and set up and, to a lesser extent, the sale of older inventory at reduced margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.2 million, or 9.1% from $2.1 million for the nine months ended September 30, 1996 to $1.9 million for the nine months ended September 30, 1997. As a percentage of total revenue, selling, general and administrative expenses decreased from 17.0% in the nine months ended September 30, 1996 to 15.2% in the nine months ended September 30, 1997, primarily as a result of reduced owners' compensation.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net remained constant at $0.3 million for the nine months ended September 30, 1996 and for the nine months ended September 30, 1997.

MOBILE WORLD RESULTS FOR 1996 COMPARED TO 1995

     HOME SALES. Home sales increased $4.0 million, or 33.8%, from $11.8 million in 1995 to $15.8 million in 1996 due to the opening of two sales centers in April 1996, which contributed $5.0 million of increased home sales, partially offset by a $1.0 million decrease in sales from centers open all of both periods. The decrease in sales from centers open all of both periods resulted from an 11% decrease in the number of homes sold, partially offset by a 7% increase in the average selling price per unit consistent with fewer sales of pre-owned homes.

     GROSS PROFIT. Gross profit increased $1.1 million, or 43.9%, from $2.5 million in 1995 to $3.6 million in 1996. As a percentage of total revenue, gross margin increased from 21.1% in 1995 to 22.5% in 1996 primarily due to an increase in finance and insurance revenue.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.0 million, or 52.6%, from $1.9 million in 1995 to $2.9 million in 1996, primarily due to increased owner's compensation. As a percentage of total revenue, selling, general and administrative expenses increased from 16.2% in 1995 to 18.3% in 1996.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net increased $0.1 million, or 45.0%, from $0.3 million in 1995 to $0.4 million in 1996 as a result of higher floor plan financing interest costs associated with higher average inventory levels.

MOBILE WORLD LIQUIDITY AND CAPITAL RESOURCES

     Mobile World used $0.6 million of net cash in operating activities for the nine months ended September 30, 1997. Net cash generated from investing activities was $0.2 million, primarily proceeds from the sale of equipment. Net cash used in financing activities was $0.1 million for payment of long-term debt. At September 30, 1997, Mobile World had working capital of $0.2 million and no long-term debt.

     Mobile World generated $0.5 million of net cash from operating activities during 1996. Net cash used in investing activities was $0.2 million, principally for new sales centers. Net cash used in financing activities was negligible. At December 31, 1996, Mobile World had a working capital deficit of $0.2 million and $0.1 million of long-term debt.

FIRST AMERICAN RESULTS OF OPERATIONS

     First American, headquartered in Dothan, Alabama, was founded in 1981 and operates three sales centers in southern Alabama and one sales center in the Florida panhandle.

     The following table sets forth selected statement of operations data and such data as a percentage of total revenue, together with selected operating data, for the periods indicated:

                           YEAR ENDED DECEMBER
                                   31,                NINE MONTHS ENDED SEPTEMBER 30,
                           --------------------  ------------------------------------------
                                   1996                  1996                  1997
                           --------------------  --------------------  --------------------
                                                (DOLLARS IN THOUSANDS)
  STATEMENT OF OPERATIONS
  DATA:
    Revenue:
      Home sales.........  $  12,419       99.8% $   9,969       99.8% $  10,061       99.6%
      Other revenue......         19        0.2         15        0.2         45        0.4
                           ---------  ---------  ---------  ---------  ---------  ---------
         Total revenue...     12,438      100.0      9,984      100.0     10,106      100.0
    Cost of sales........      9,994       80.4      8,139       81.5      8,368       82.8
                           ---------  ---------  ---------  ---------  ---------  ---------
    Gross profit.........      2,444       19.6      1,845       18.5      1,738       17.2
    Selling, general and
    administrative
    expenses.............      2,198       17.6      1,629       16.3      1,416       14.0
                           ---------  ---------  ---------  ---------  ---------  ---------
    Income from
    operations...........        246        2.0        216        2.2        322        3.2
    Interest and other
    expense, net.........        295        2.4        209        2.1        183        1.8
                           ---------  ---------  ---------  ---------  ---------  ---------
    Income (loss) before
    income taxes.........  $     (49)     (0.4)% $       7        0.1% $     139        1.4%
                           =========  =========  =========  =========  =========  =========
                                            YEAR ENDED     NINE MONTHS ENDED
                                           DECEMBER 31,      SEPTEMBER 30,
                                           ------------   --------------------
                                               1996         1996       1997
                                           ------------   ---------  ---------
OPERATING DATA:
  Period end sales centers..............            4             4          4
  Homes sold............................          359           287        302
  Multi-section home sales..............           57%           60%        62%
  Average home sale price...............     $ 34,593     $  34,735  $  33,315

FIRST AMERICAN RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     HOME SALES. Home sales increased by $0.1 million, or 0.9%, from $10.0 million for the nine months ended September 30, 1996 to $10.1 million for the nine months ended September 30, 1997. The increase in home sales resulted from the opening of a sales center in 1996, which contributed $1.6 million in incremental home sales, partially offset by a $1.5 million decline in home sales from centers open all of both periods. The decrease in home sales from centers open all of both periods resulted from a 14% decline in the number of homes sold. In addition, First American experienced a 4% decline in the average price per home due primarily to a 46% increase in the number of pre-owned homes sold.

     GROSS PROFIT. Gross profit decreased $0.1 million, or 5.8%, from $1.8 million for the nine months ended September 30, 1996 to $1.7 million for the nine months ended September 30, 1997. As a percentage of total revenue, gross margin decreased from 18.5% in the nine months ended September 30, 1996 to 17.2% in the nine months ended September 30, 1997, reflecting lower margins on homes sold as management sought to sell more sites at a subdivision owned by First American (this subdivision was not acquired by the Company in the Mergers).

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.2 million, or 13.1%, from $1.6 million for the nine months ended September 30, 1996 to $1.4 million for the nine months ended September 30, 1997, primarily due to lower management fees paid to an affiliated entity. As a percentage of total revenue, selling, general and administrative expenses decreased from 16.3% in the nine months ended September 30, 1996 to 14.0% in the nine months ended September 30, 1997.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net remained constant at $0.2 million for the nine months ended September 30, 1996 and the nine months ended September 30, 1997.

FIRST AMERICAN LIQUIDITY AND CAPITAL RESOURCES

     First American generated $0.3 million of net cash from operating activities for the nine months ended September 30, 1997. Net cash used by investing activities was negligible. Net cash used in financing activities was $0.1 million, representing payments on long-term debt. At September 30, 1997, First American had a working capital deficit of $0.2 million and $0.1 million of long-term debt.

     First American used $0.1 million of net cash in operating activities during 1996. Net cash used in investing activities was $0.1 million, principally to open a sales center. Net cash used in financing activities was negligible. At December 31, 1996, First American had a working capital deficit of $0.1 million and $0.3 million of long-term debt.

COOPER RESULTS OF OPERATIONS

     Cooper, headquartered in Wenatchee, Washington, was founded in 1973 and operates a total of seven sales centers in central Washington.

     The following table sets forth selected statement of operations data and such data as a percentage of total revenue, together with selected operating data, for the periods indicated:

                                                                                                          NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                               SEPTEMBER 30,
                                         -----------------------------------------------------    ---------------------------------
                                              1994               1995                1996               1996            1997
                                         --------------    ----------------     --------------    --------------    ---------------
                                                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
DATA:
  Revenue:
    Home sales .......................   $8,435    93.0%   $ 8,123     90.0%    $8,823    91.0%   $6,101    91.2%   $ 9,964    95.3%
    Other revenue ....................      635     7.0        903     10.0        878     9.0       592     8.8        491     4.7
                                         ------   -----    -------    -----     ------   -----    ------   -----    -------   -----
      Total revenue ..................    9,070   100.0      9,026    100.0      9,701   100.0     6,693   100.0     10,455   100.0
  Cost of sales ......................    6,651    73.3      6,824     75.6      6,829    70.4     4,505    67.3      7,782    74.4
                                         ------   -----    -------    -----     ------   -----    ------   -----    -------   -----
  Gross profit .......................    2,419    26.7      2,202     24.4      2,872    29.6     2,188    32.7      2,673    25.6
  Selling, general and
    administrative
    expenses .........................    1,874    20.7      1,728     19.1      2,013    20.8     1,598    23.9      2,165    20.7
                                         ------   -----    -------    -----     ------   -----    ------   -----    -------   -----
  Income from
    operations .......................      545     6.0        474      5.3        859     8.8       590     8.8        508     4.9
  Interest and other
    expense, net .....................      267     2.9        499      5.5        311     3.2       254     3.8        461     4.4
                                         ------   -----    -------    -----     ------   -----    ------   -----    -------   -----
  Income (loss) before
    income taxes .....................   $  278     3.1%   $   (25)    (0.2)%   $  548     5.6%   $  336     5.0%   $    47     0.5%
                                         ======   =====    =======    =====     ======   =====    ======   =====    =======   =====
                                                                                                               NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                                        -----------------------------------------          ------------------------
                                                          1994             1995             1996             1996             1997
                                                        -------          -------          -------          -------          -------
OPERATING DATA:
  Period end sales centers ....................               3                3                6                4                7
  Homes sold ..................................             191              178              186              130              200
  Multi-section home sales ....................              84%              85%              88%              87%              92%
  Average home sale price .....................         $44,162          $45,635          $47,435          $46,931          $49,820

COOPER RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     HOME SALES. Home sales increased $3.9 million, or 63.3%, from $6.1 million for the nine months ended September 30, 1996 to $10.0 million for the nine months ended September 30, 1997. The increase in home sales resulted primarily from the opening of one sales center in 1997, the opening of one sales center in the second half of 1996 and the repositioning of two sales centers in the latter half of 1996 by transferring higher priced inventory to two new "residential display" sales centers and the conversion of two existing sales centers to focus on lower priced homes. The number of homes sold increased 54% during the first nine months of 1997 as a result of the increase in the number of sales centers. In addition, the average sales price per home increased 6% during the first nine months of 1997, primarily as a result of an increase in the number of triple-wide homes sold.

     OTHER REVENUE. Other revenue decreased $0.1 million, or 17.1%, from $0.6 million for the nine months ended September 30, 1996 to $0.5 million for the nine months ended September 30, 1997, primarily due to a decrease in construction-related revenue.

     GROSS PROFIT. Gross profit increased $0.5 million, or 22.2%, from $2.2 million for the nine months ended September 30, 1996 to $2.7 million for the nine months ended September 30, 1997. As a percentage of total revenue, gross margin decreased from 32.7% for the nine months ended September 30, 1996 to 25.6%, for the nine months ended September 30, 1997 as a result of reduced margins on selected homes sold in order to reduce inventory levels and a reduction in construction revenue.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.6 million, or 35.5%, from $1.6 million for the nine months ended September 30, 1996 to $2.2 million for the nine months ended September 30, 1997, primarily due to higher sales commissions consistent with higher sales volume and to a lesser extent, the hiring of management and administrative employees to support planned growth. As a percentage of total revenue, selling, general and administrative expenses decreased from 23.9% for the nine months ended September 30, 1996 to 20.7% for the nine months ended September 30, 1997.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net increased $0.2 million, or 81.5%, from $0.3 million for the first nine months of 1996 to $0.5 million for the first nine months of 1997, as a result of higher floor plan financing costs associated with higher average inventory levels.

COOPER RESULTS FOR 1996 COMPARED TO 1995

     HOME SALES. Home sales increased $0.7 million, or 8.6%, from $8.1 million in 1995 to $8.8 million in 1996. The increase in home sales resulted from an increase in sales at centers open all of both periods. The increase in sales from centers open all of both periods resulted from a 15% increase in the number of homes sold in 1996 and a 4% increase in the average sales price per home.

     OTHER REVENUE. Other revenue remained constant at $0.9 million in 1995 and 1996.

     GROSS PROFIT. Gross profit increased $0.7 million, or 30.4%, from $2.2 million in 1995 to $2.9 million in 1996. As a percentage of total revenue, gross margin increased from 24.4% in 1995 to 29.6% in 1996, primarily due to higher margins from construction-related activities in 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 16.5%, from $1.7 million in 1995 to $2.0 million in 1996, primarily due to the higher costs associated with the opening of one new sales center and the repositioning of two sales centers in 1996. As a percentage of total revenue, selling, general and administrative expenses increased from 19.1% in 1995 to 20.8% in 1996.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net decreased $0.2 million, or 37.7%, from $0.5 million for 1995 to $0.3 million in 1996, due to more favorable floor plan financing terms.

COOPER RESULTS FOR 1995 COMPARED TO 1994

     HOME SALES. Home sales decreased $0.3 million or 3.7%, from $8.4 million in 1994 to $8.1 million in 1995. The decline in home sales resulted from a 7% decline in the number of homes sold partially offset by a 3% increase in the average sales price per home.

     OTHER REVENUE. Other revenue increased $0.3 million, or 42.2%, from $0.6 million in 1994 to $0.9 million in 1995 due primarily to an increase in construction revenue.

     GROSS PROFIT. Gross profit decreased $0.2 million, or 9.0%, from $2.4 million in 1994 to $2.2 million in 1995. As a percentage of total revenue, gross margin decreased from 26.7% in 1994 to 24.4% in 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.2 million, or 7.8%, from $1.9 million in 1994 to $1.7 million in 1995. As a percentage of total revenue, selling, general and administrative expenses decreased from 20.7% in 1994 to 19.1% in 1995.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net increased $0.2 millon, or 86.9%, from $0.3 million in 1994 to $0.5 million in 1995.

COOPER LIQUIDITY AND CAPITAL RESOURCES

     Net cash generated from operating activities for the nine months ended September 30, 1997 was $0.4 million. Net cash used in investing activities was $0.4 million, principally for the purchase of property and equipment. Net cash generated from financing activities was $0.1 million and consisted primarily of proceeds from long-term debt. At September 30, 1997, Cooper had working capital of $0.1 million and $0.1 million of long-term debt.

     Cooper generated $0.1 million of net cash from operating activities during 1996. Net cash used in investing activities was $0.5 million, principally for new sales centers. Net cash generated from financing activities was $0.4 million and consisted of proceeds from short-term and long-term borrowings. At December 31, 1996, Cooper had working capital of $0.3 million and $0.2 million of long-term debt.

HOME FOLKS RESULTS OF OPERATIONS

     Home Folks, headquartered in Owensboro, Kentucky, was founded in 1972 and operates one sales center in Owensboro, Kentucky.

     The following table sets forth selected statement of operations data and such data as a percentage of total revenue, together with selected operating data, for the periods indicated:

                                       YEAR ENDED DECEMBER
                                               31,                NINE MONTHS ENDED SEPTEMBER 30,
                                       --------------------  ------------------------------------------
                                               1996                  1996                  1997
                                       --------------------  --------------------  --------------------
                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenue:
    Home sales.......................  $   7,985       99.5% $   5,862       99.8% $   7,205       98.9%
    Other revenue....................         42        0.5         13        0.2         79        1.1
                                       ---------  ---------  ---------  ---------  ---------  ---------
      Total revenue..................      8,027      100.0      5,875      100.0      7,284      100.0
  Cost of sales......................      6,121       76.3      4,507       76.7      5,584       76.7
                                       ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit.......................      1,906       23.7      1,368       23.3      1,700       23.3
  Selling, general and administrative
    expenses.........................      1,541       19.2        934       15.9      1,032       14.2
                                       ---------  ---------  ---------  ---------  ---------  ---------
  Income from operations.............        365        4.5        434        7.4        668        9.1
  Interest and other expense, net....        112        1.4         99        1.7         52        0.7
                                       ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes.........  $     253        3.1% $     335        5.7% $     616        8.4%
                                       =========  =========  =========  =========  =========  =========

                                         YEAR ENDED     NINE MONTHS ENDED
                                        DECEMBER 31,      SEPTEMBER 30,
                                        ------------   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
OPERATING DATA:
  Period end sales centers...........            1             1          1
  Homes sold.........................          269           206        246
  Multi-section homes sales..........           55%           51%        66%
  Average home sale price............     $ 29,684     $  28,456  $  29,289

HOME FOLKS RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     HOME SALES. Home sales increased $1.3 million, or 22.9%, from $5.9 million for the nine months ended September 30, 1996 to $7.2 million for the nine months ended September 30, 1997. This increase resulted from a 19% increase in the number of homes sold, and a 3% increase in the average price per home, reflecting a strong local market and improvements to the sales center's curb appeal.

     GROSS PROFIT. Gross profit increased $0.3 million, or 24.3%, from $1.4 million for the nine months ended September 30, 1996 to $1.7 million for the nine months ended September 30, 1997. As a percentage of total revenue, gross margin remained constant at 23.3% in the nine months ended September 30, 1996 and the nine months ended September 30, 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 10.5%, from $0.9 million for the nine months ended September 30, 1996 to $1.0 million for the nine months ended September 30, 1997 due to increased sales commissions. As a percentage of total revenue, selling, general and administrative expenses decreased from 15.9% in the nine months ended September 30, 1996 to 14.2% in the nine months ended September 30, 1997.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net remained constant at $0.1 million in the nine months ended September 30, 1996 and the nine months ended September 30, 1997.

HOME FOLKS LIQUIDITY AND CAPITAL RESOURCES

     Home Folks generated $0.5 million net cash from operating activities for the nine months ended September 30, 1997. Net cash used in investing activities was negligible. Net cash used in financing activities was $0.2 million primarily for dividends paid to the sole shareholder. At September 30, 1997, Home Folks had working capital of $0.7 million and no long-term debt.

     Home Folks generated $0.6 million of net cash from operating activities during 1996. Net cash used in investing activities was $0.1 million, principally for purchases of property and equipment. Net cash used in financing activities was $0.6 million and consisted of principal payments on short-term debt. At December 31, 1996, Home Folks had working capital of $0.3 million and no long-term debt.

WILLMAX RESULTS OF OPERATIONS

     WillMax, headquartered in Colorado Springs, Colorado, was founded in 1994 and operates one sales center in Colorado Springs, Colorado.

     The following table sets forth selected statement of operations data and such data as a percentage of total revenue, together with selected operating data, for the periods indicated:

                           YEAR ENDED DECEMBER
                                   31,                NINE MONTHS ENDED SEPTEMBER 30,
                           --------------------  ------------------------------------------
                                   1996                  1996                  1997
                           --------------------  --------------------  --------------------
                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
  Revenue:
    Home sales...........  $   3,512       98.7% $   2,495       98.1% $   2,484       94.7%
    Other revenue........         48        1.3         48        1.9        139        5.3
                           ---------  ---------  ---------  ---------  ---------  ---------
      Total revenue......      3,560      100.0      2,543      100.0      2,623      100.0
  Cost of sales..........      2,955       83.0      2,063       81.1      1,991       75.9
                           ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit...........        605       17.0        480       18.9        632       24.1
  Selling, general and
  administrative
  expenses...............        511       14.4        365       14.4        516       19.7
                           ---------  ---------  ---------  ---------  ---------  ---------
  Income from
  operations.............         94        2.6        115        4.5        116        4.4
  Interest and other
  expense, net...........        100        2.8         75        2.9         65        2.4
                           ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before
  income taxes...........  $      (6)      (0.2)% $      40       1.6% $      51        2.0%
                           =========  =========  =========  =========  =========  =========

                                            YEAR ENDED     NINE MONTHS ENDED
                                           DECEMBER 31,      SEPTEMBER 30,
                                           ------------   --------------------
                                               1996         1996       1997
                                           ------------   ---------  ---------
OPERATING DATA:
  Period end sales centers..............            1             1          1
  Homes sold............................           74            51         57
  Multi-section home sales..............           61%           65%        59%
  Average home sale price...............     $ 47,459     $  48,922  $  43,579

WILLMAX RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED
SEPTEMBER 30, 1996

     HOME SALES. Home sales remained constant at $2.5 million for the nine months ended September 30, 1996 and for the nine months ended September 30, 1997. Home sales were affected by a 12% increase in the number of homes sold, offset by an 11% decrease in the average sale price per home due to management's decision to increase its focus on sales of single-section homes and pre-owned homes.

     GROSS PROFIT. Gross profit increased $0.1 million, or 31.7%, from $0.5 million for the nine months ended September 30, 1996 to $0.6 million for the nine months ended September 30, 1997. As a percentage of total revenue, gross margin increased from 18.9% in the nine months ended September 30, 1996 to 24.1% in the nine months ended September 30, 1997 due to increased commissions on consignment sales and an increase in the number of pre-owned homes sold, which have a higher gross margin than new homes.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 41.4%, from $0.4 million for the nine months ended September 30, 1996 to $0.5 million for the nine months ended September 30, 1997. As a percentage of total revenue, selling, general and administrative expenses increased from 14.4% in the nine months ended September 30, 1996 to 19.7% in the nine months ended September 30, 1997, due primarily to increased commissions to sales personnel for consignment sales.

     INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net remained constant at $0.1 million for each of the nine month periods ended September 30, 1996 and 1997.

WILLMAX LIQUIDITY AND CAPITAL RESOURCES

     Net cash generated from operating activities for the nine months ended September 30, 1997 was less than $0.1 million. Net cash used in investing activities and financing activities was negligible during the first nine months of 1997. At September 30, 1997, Willmax had working capital of $0.1 million and less than $0.1 million in long-term debt.

     Net cash from operating activities and investing activities was negligible during 1996. Net cash used in financing activities was less than $0.1 million. At December 31, 1996, Willmax had a working capital deficit of less than $0.1 million and less than $0.1 million in long-term debt.

                                    BUSINESS

     HomeUSA was founded to become the leading independent national retailer of manufactured homes by pursuing an aggressive consolidation of the highly fragmented manufactured housing retail industry. The manufactured housing retail industry generated $14 billion in sales in 1996 and is highly fragmented, with over 6,000 retail sales centers. The vast majority of manufactured housing retailers are independently-owned private companies operating a single sales center. The Company believes that most of these retailers have not adopted a professional sales and marketing approach and do not offer their customers the full range of available products and services. Because many retailers have limited access to capital for the modernization and expansion of their businesses and have few attractive liquidity options, the Company believes that significant consolidation opportunities exist. The Company believes that it will develop a competitive advantage by offering manufacturers a substantial and stable distribution system committed to maintaining high standards of professionalism in sales and marketing, installation and service.

     Upon consummation of the IPO, HomeUSA acquired the nine Founding Companies, which have been in business an average of 16 years and had pro forma combined total revenue of $202.3 million in 1996 and $158.6 million in the first nine months of 1997.

PRODUCT OVERVIEW

     A manufactured home is a single-family house constructed entirely in a controlled factory environment, rather than at the home site. Manufactured homes are built in sections, with homes consisting of one or more sections. Assembly line techniques are utilized during construction, allowing volume purchases of materials and components and more efficient use of labor. As a result, manufactured homes are constructed for approximately one-half the cost per square foot of new site-built homes. The construction of manufactured homes has benefited greatly from improved design, better materials and the positive effects of the Department of Housing and Urban Development Manufactured Home Construction and Safety Standards (the "HUD Code"), which established national standards covering all aspects of manufactured home construction.

     The quality of today's manufactured homes, both structurally and aesthetically, is far superior to the "mobile homes" of the past, and in most cases the appearance of manufactured homes closely resembles more traditional site-built homes. A 1993 study conducted by the University of Michigan concluded that there are no major quality differences between manufactured and site-built housing in terms of structural performance and maintenance records. Manufactured homes can be customized to meet individual customer needs and offer most of the amenities of, and are generally built with the same materials as, site-built homes. Many features associated with site-built homes are included in manufactured homes, such as central heating, name brand appliances, carpeting, cabinets and wall coverings. Optional features include such amenities as walk-in closets, fireplaces, whirlpool baths and vaulted ceilings, as well as retailer-installed options such as central air conditioning and furniture packages.

INDUSTRY OVERVIEW

     Total retail sales of manufactured homes in 1996 were approximately $14 billion, and industry analysts forecast that shipments of units will increase by approximately 6% per year through the year 2000. Manufactured housing continues to gain share in the market for new homes. In 1996, manufactured homes accounted for approximately one-third of all new single-family homes sold in the United States, up from approximately one-quarter in 1991. Management attributes this growth to (i) the relatively low cost and increasing quality of manufactured homes, (ii) broader consumer acceptance of manufactured housing, (iii) greater availability of financing and (iv) favorable demographic trends. The average sale price of a new manufactured home in 1996 was $38,400 (exclusive of land), as compared to $124,650 (exclusive of land) for a new site-built home. Because increases in household incomes in the United States have failed to keep pace with increases in the prices for new site-built homes, manufactured housing has become the only viable form of new home ownership for an increasing number of households, particularly first time buyers and retirees, groups which historically have represented a large percentage of the purchasers of manufactured homes. As consumer awareness of the quality and affordability of manufactured housing has grown, demand has shifted toward larger, multi-section homes, which accounted for more than one-half of the manufactured houses purchased in 1996. Multi-section homes have attracted a higher income buyer than single section homes, and in 1996, approximately 40% of manufactured home purchasers had family incomes above $30,000, as compared to approximately 27% in 1987. Population shifts toward the South, Southwest and Far West, where land costs are generally lower, zoning ordinances are less restrictive and alternative forms of housing are in short supply, should increase the demand for manufactured homes. Coinciding with this regional shift in the population, the number of young adults and retirement age persons is expected to increase significantly between 1997 and 2015, in contrast to 1991 through 1996, when the number of persons in these age groups remained relatively constant.

     Financing has become readily available to qualified manufactured home buyers from a variety of lenders. A number of these lenders have established securitization programs for consumer loans. Both the Federal Housing Administration's and the Department of Veterans Affairs' guaranteed loan programs permit loans for the purchase of manufactured housing. In addition, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation accept manufactured housing mortgage loans and allow these mortgage loans to be pooled with traditional real estate mortgage loans. Alternatively, manufactured homes may be financed as secured personal property loans in instances where the buyer does not own the land upon which the home will be sited.

     The manufactured housing retail industry is highly fragmented, with over 6,000 retail sales centers. Retail sales of manufactured homes are primarily conducted through independently-owned retailers, the vast majority of which operate a single sales center. Four manufacturers have vertically integrated into retail sales. Oakwood Homes Corporation, Clayton, Palm Harbor and American Homestar Corporation own and operate approximately ten percent of the total number of sales centers, and their sales centers typically sell only homes produced by them. In 1996, 12% of homes sold by the Founding Companies were homes manufactured by these vertically integrated manufacturers and 60% of the homes sold were manufactured by Fleetwood. Since manufactured homes can only be economically transported within approximately 250 miles of a manufacturing facility, these manufacturers are geographically constrained as to the location of the sales centers which they own. In addition to their owned sales centers, these manufacturers (as well as those manufacturers which are not vertically integrated) sell their homes through networks of independent retailers. The two largest manufacturers, Fleetwood and Champion, neither of which currently owns a significant number of sales centers, accounted for 40% of all manufactured home shipments in 1996, and the ten largest manufacturers accounted for 70% of all manufactured home shipments in 1996. Recently, Fleetwood and Pulte announced a joint venture whereby Fleetwood will sell its manufactured homes through Pulte retail sales centers. The Pulte retail sales centers will have greater brand name recognition than those of the Company, and the joint venture will have greater marketing experience, financial resources and access to financing than the Company. Of the 6,318 homes sold by the Company in 1996, 60% were manufactured by Fleetwood. Management believes, however, that there is adequate supply of homes from other manufacturers and that the Company is not dependent on Fleetwood products. Management also believes that there is little manufacturer brand recognition in the industry.

     From 1991 through 1996, the manufactured home retail industry experienced a significant increase in the number of homes sold. The manufactured housing industry's primary measure of activity is "manufacturers' shipments" as reported by the MHI. MHI reports shipments in units into each state on a monthly and annual basis. However, manufacturers' shipments are not an accurate measure of actual industry unit or dollar sales for any period because they do not take into account changes in retailers' inventory levels. Industry shipments were approximately 171,000 homes in 1991 compared to 363,000 homes in 1996. During the first half of 1997, industry shipments declined approximately 3% from the first half of 1996, although total sectional shipments remained constant, due to the shift toward larger, multi-section homes. The growth in sales from 1991 to 1996 and the low capital requirements for market entry have attracted a significant number of new retailers into the industry during the past several years. New sales centers have been opened by independently-owned operators, many of whom have little capital or retail experience, as well as the four vertically integrated manufacturers. Consistent with other industries with low barriers to entry, the industry experienced influxes of new independent retailers in the past when manufactured housing market conditions became more favorable and has experienced a subsequent reduction in the number of sales centers as market conditions became less favorable.

INDUSTRY CONSOLIDATION

     The manufactured housing retail industry generated approximately $14 billion in sales in 1996 with no single independent retailer accounting for more than 1% of total industry sales. The vast majority of independent retailers are independently-owned private companies operating a single sales center. The Company believes that the marketing practices of most independent retailers have not kept pace with advances in the quality and aesthetic appeal of manufactured housing, the increasing sophistication of target customers or the range of products and services available. Because many industry retailers have limited access to capital for modernization and expansion of their businesses and have few attractive liquidity options, the Company believes that significant consolidation opportunities exist for a well-capitalized, independent national retailer utilizing professional marketing and sales techniques.

     To date, the primary acquirors of sales centers in the retail manufactured housing industry have been the four large vertically integrated manufacturers. In addition to acquiring existing sales centers, these companies have been opening new sales centers and are continuing to affiliate with independent retailers. The Company believes that its decentralized operating strategy will make it more attractive to acquisition candidates than vertically integrated manufacturers, which typically install their own operating systems, procedures and management and eliminate the acquired retailer's separate identity, thereby effectively converting the business into a branch office. In contrast, the Company intends to preserve much of the autonomy and identity of the acquired businesses. By allowing the former owners of acquired companies the opportunity to continue to manage their businesses and to increase their focus on customer service and professional marketing and sales techniques rather than administration, the Company believes it offers these owners an appealing alternative to the integrated manufacturers. In addition, the Company believes it will be regarded by acquisition candidates as an attractive acquiror because of: (i) the Company's strategy for creating a national, professionally managed manufactured home retailer; (ii) the lack of other attractive liquidity options and viable exit strategies for owners of target businesses; (iii) the opportunity for meaningful equity positions in the Company for the owners of acquired businesses, thereby allowing them to participate in the Company's growth; (iv) the Company's increased visibility and its access to financial resources as a public company; and (v) the potential for increased profitability and sales of the acquired company through access to capital to upgrade its sales centers, purchasing economies and access to best marketing and sales practices.

     The most important criteria for choosing an acquisition candidate will be
(i) the caliber of the candidate's management and sales personnel, (ii) the location of the business, the market area served and the potential for expansion, (iii) the candidate's sales and profitability and (iv) the brand of manufactured homes sold by the candidate. The principals of the Founding Companies have substantial experience in the industry and are personally acquainted with the owners of numerous acquisition targets. Within the past several months, the Company has contacted the owners of a number of acquisition candidates, several of whom have expressed interest in having their businesses acquired by the Company. The Company currently has no agreements to effect any acquisitions.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being historical operating results, future prospects of the target and the ability of the target to complement the products and services offered by the Company. The Company has a commitment from a bank for a $20 million credit facility, and is currently undertaking a syndication for an additional $30 million credit facility for working capital and acquisitions.

BUSINESS STRATEGY

     The Company's objective is to become the leading independent national retailer of manufactured housing by consolidating the industry through an aggressive acquisition strategy, operating on a decentralized basis, increasing operating efficiencies and promoting internal growth. The Company believes that it will develop a competitive advantage by offering to manufacturers a substantial and stable retail distribution system that is committed to maintaining high standards of professionalism in sales and marketing, installation and service.

     EXPAND THROUGH ACQUISITIONS. The Company believes there are significant opportunities for consolidation in the manufactured housing retail industry and plans to pursue an aggressive acquisition program. The key elements of the Company's acquisition strategy are:

            o ENTER NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets not currently served by the Founding Companies by selectively acquiring well-established manufactured home retailers that, like the Founding Companies, are leaders in their regional markets, are financially stable, have a strong customer base and can serve as "platforms" for the future growth of the Company. Despite the fragmentation in the industry, the Company believes there are established retailers that have gained significant market share in their markets. The Company anticipates that its platform acquisition candidates will each have annual revenues of at least $15 million.

            o BUILD REGIONAL DENSITY. The Company plans to build regional density by pursuing acquisitions in markets it already serves as well as markets served by future acquisitions. The Company believes that building density in regional markets will allow it to manage inventories more effectively, improve recruiting, training and retention of sales staffs, develop regional advertising and marketing programs and manage the resale of pre-owned homes more effectively. The Company believes that this strategy will also allow the Company to dedicate sales centers in a particular market to different types of homes which appeal to customers of different demographic characteristics.

     OPERATE ON DECENTRALIZED BASIS. The Company is managing the Founding Companies and intends to manage the subsequently acquired companies on a decentralized basis, with local management retaining responsibility for the day-to-day operations of sales centers, profitability and internal growth of the business. The Company believes that, while maintaining strong operating and financial controls, a decentralized operating structure will retain the entrepreneurial culture present in each of the Founding Companies and will allow the Company to capitalize on the considerable local and regional market knowledge, name recognition and customer relationships already established by each of the Founding Companies and subsequently acquired businesses. While local management will retain control of the day-to-day operations of the Company's sales centers, the Company's corporate management will have responsibility for corporate strategy and acquisitions, banking arrangements, insurance, shareholder relations and employee benefit plans and will share responsibility with local management for marketing, recruiting and training.

     INCREASE OPERATING EFFICIENCIES. The Company believes that the combination of the Founding Companies presents significant opportunities to achieve operating efficiencies, which should continue to improve as the Company grows both through acquisitions and internally. These opportunities include:

            o IMPROVED FLOOR PLAN FINANCING. The Company has obtained commitments from two financial institutions for floor plan financing on more favorable terms than any of the Founding Companies could individually obtain. In 1996, the Founding Companies incurred total interest expense of $4.2 million at a weighted average interest rate of 10.2%. On a pro forma basis, interest expense would have been $3.3 million in 1996 at a weighted average interest rate of 7.9% as a result of the planned refinancing of the existing floor plan debt.

            o MAXIMIZE REBATES Several of the Founding Companies do not currently qualify for the highest volume rebates offered by manufacturers. By combining the sales volumes of the Founding Companies, the Company qualifies for the maximum available manufacturers' volume rebates. The Company also is able to improve its access to product by offering manufacturers the opportunity to deal with a single, large distribution network for its products.

            o VOLUME PURCHASING. By combining the sales volumes of the Founding Companies, the Company is able to realize purchasing economies for retailer-installed options such as air conditioning and appliances. Retailer-installed options and site amenities can represent as much as ten percent of the sale price for a manufactured home. The Company also is able to reduce the total operating expenses of the Founding Companies and other acquired businesses by centralizing the Company's general liability and property insurance coverage. The Founding Companies spent $2.0 million on insurance in 1996.

     PROMOTE INTERNAL GROWTH. The Company believes there are opportunities to increase the sales volume and profitability of the Founding Companies and subsequently acquired businesses. The key elements of the Company's internal growth strategy are:

            o EXPAND VALUE-ADDED SERVICES PROVIDED. By expanding the range of value-added services provided to customers, the Company believes it can increase its sales and profitability, initially in the area of financing and insurance arranged for customers. The Company believes that it can expand other value-added services such as providing a full range of retailer-installed options, assisting in locating home sites for customers and installing site amenities such as wells, septic systems, carports, decks, driveways and landscaping.

            o OPEN NEW SALES CENTERS. An integral part of the Company's internal growth strategy is the opening of additional sales centers in geographic areas served by the Company. The Company will focus primarily on small to mid-sized communities as well as outlying suburban areas where the market for manufactured homes is greatest and there is less competition from site-built housing. The Company anticipates opening up to approximately 20 new centers in the next 12 to 18 months. The Company has hired a Senior Vice President of Real Estate and Construction with significant experience in siting multi-unit retail centers to oversee the site selection and relocation effort.

            o ENHANCE CURB APPEAL. Marketing studies indicate that as many as two-thirds of all people who visit a manufactured homes sales center do so because of the center's "curb appeal." Historically, most sales centers displayed model homes on gravel lots with few site improvements. The Company intends to enhance curb appeal by utilizing "residential displays" to feature professional landscaping, fully-skirted, well-lit and furnished homes, and paved or elevated walkways to allow direct access into homes.

            o DEVELOP SOPHISTICATED MARKETING PROGRAM. The Company believes that most consumers are unaware of the quality and affordability of manufactured homes and that there is little manufacturer brand recognition among consumers. Through the application of targeted marketing techniques and image advertising, the Company believes it will be able to communicate better the quality and affordability of manufactured homes to potential customers. The Company intends to target groups such as newly-married couples and retirees, primarily through radio, print and direct mail advertising.

RETAIL OPERATIONS

     RETAIL SALES CENTERS. As of September 30, 1997, the Company had 62 sales centers in 14 states, most of which were located in small to mid-size markets (communities having populations of 12,000 to 100,000) in the South, Southwest and Far West. All of the aforementioned sales centers are on leased land. A typical sales center is situated on approximately two to four acres along a major local thoroughfare or highway, with a sales office and between five to ten model homes. Sales centers also typically carry as many as ten additional homes in inventory. The particular selection of model homes displayed at the Company's sales centers is tailored to meet local demand. Most of the Founding Companies' sales centers utilize "residential displays" where model homes are displayed in a residential setting to create maximum curb appeal.

     SALES FORCE. The Company's sales centers are typically staffed with a manager and three to five salespeople. The Founding Companies have established incentive-based compensation packages for sales center managers and salespeople, based on total sales targets within gross margin limitations. The Company emphasizes professional customer service throughout all levels of its organization, which it believes is a distinguishing characteristic from most of its competitors. In addition to sales personnel, some of the Founding Companies employ finance and insurance managers whose responsibility is to arrange financing and insurance for customers. The Company is attracting and retaining quality salespeople and sales center managers by providing them with (i) additional training to improve sales professionalism, (ii) an enhanced career path from working for a larger company, (iii) the opportunity to realize a more stable income and (iv) improved benefits packages.

     SALES PROCESS. When most potential buyers of a manufactured home visit a sales center for the first time, they have limited knowledge about the quality and affordability of the homes and typically do not own a lot upon which to site a home. As a result, the salesperson with whom they interact is critical. Salespeople are trained to develop a personal relationship with prospective customers as it may often take several months to close a sale, particularly of a multi-section, higher-priced home. Several of the Founding Companies have implemented successful retailing techniques such as the use of promotional videos and brochures, sales appointments, initial "needs-assessment" interviews and sophisticated sales-prospect tracking software.

     SITE SELECTION. Marketing studies indicate that as many as two-thirds of all people who visit a manufactured homes sales center do so because of the center's "curb appeal." Location is, therefore, critical to the success of each sales center. The Company's sales centers are typically located in high-traffic areas along major thoroughfares or highways, primarily in small to mid-size communities or outlying suburban areas. Before selecting a sales center location, the Company analyzes local market conditions, demographics, traffic flows, regional shopping patterns, the availability of land and manufactured housing sites and employment trends. The Company has hired a Senior Vice President of Real Estate and Construction with significant experience in siting multi-unit retail operations to oversee the site selection and relocation effort.

     PRE-OWNED HOME SALES CENTERS. The availability of pre-owned manufactured homes has increased significantly in recent years. Retail lenders typically contract on a consignment basis with manufactured home retailers to transport, clean and resell pre-owned manufactured homes. Retailers either earn a commission for selling the home or buy the home from the lender for resale. McDonald has one sales center in Tulsa, Oklahoma devoted exclusively to pre-owned home sales and plans to develop a refurbishing and sales center on forty acres near Springfield, Missouri in early 1998. The Company is considering opening additional pre-owned home sales centers in other regions.

VALUE-ADDED SERVICES PROVIDED

     FINANCE AND INSURANCE. The Founding Companies have established relationships with national financing sources, including Green Tree Financial Corporation, Associates First Capital Corporation and Bank of America. The volume of loans originated by the Founding Companies should enable the Company to obtain better financing terms for its customers while increasing the Company's loan origination and participation fee income. The Company believes it has an advantage over those integrated manufactured housing retailers who have captive financing sources. The Company believes it is able to obtain the best available interest rates and terms for its customers by marketing its customer loans to several lenders. Most of the Founding Companies currently serve as insurance agents for homeowner's insurance and mortgage and credit-life insurance. The Company believes there is a significant opportunity to increase commission income on both initial insurance policy sales and policy renewals. Currently, most of the Founding Companies receive insurance commissions only from initial policy sales. The Company has hired a Vice President of Financial Services to concentrate on finance and insurance.

     SITING ASSISTANCE. Approximately 50% of manufactured housing is located on purchaser-owned property, with the balance predominantly located in parks where the homeowners rent the lot upon which the home is sited. For purchasers without access to available land, siting assistance is a necessity. In many markets, particularly those in proximity to larger cities, there is a shortage of subdivision lots or communities on which to site manufactured homes. Retailers who can provide customers a site for their home have a significant advantage over their competitors who do not have similar access to home sites. Four of the Founding Company owners or their affiliates currently own and/or manage manufactured housing communities and subdivisions. The Company is establishing relationships with the owners of those communities and subdivisions to provide purchasers of manufactured homes from the Company with access to these lots on a preferential basis. See "Certain Transactions." In selected markets where the Company has a sufficient number of sales centers and the need for siting assistance is particularly important, the Company is seeking relationships with developers to meet customers' needs. The Company may consider the acquisition or development of manufactured housing communities in the future.

     PERMITTING. Many manufactured home buyers require assistance with the time-consuming process of obtaining permits and approvals required to site a manufactured home. As a full service retailer of manufactured housing, the Company assists its customers in obtaining all necessary permits, approvals and title work required by lenders, including zoning approvals, building permits and well and septic or sewer permits.

     TRANSPORTATION AND INSTALLATION. The manufacturer's price for most manufactured homes does not include the cost of transporting the home. Therefore, the Company provides for the transportation and installation of new homes, the cost of which is included in the sales price of the home. The Founding Companies either utilize their own employees or independent contractors to perform these services. Homes are transported to the site on a chassis. Homes are set either on concrete block piers, continuous foundations or on basements and connected to site utilities such as electric, gas, water and sewer or septic. Company personnel add skirting and entry stairs and, when requested, will also arrange for the construction of wells, septic systems, driveways, carports, porches and decks as well as landscaping.

     RETAILER-INSTALLED OPTIONS. The Company offers retailer-installed options, including central air conditioning, washers, dryers, dishwashers, ceiling fans, stereo systems and various furniture packages. In most instances, the Founding Companies purchased these items from local distributors as customer orders are received. The Company is able to obtain these items at lower cost through volume purchasing.

     WARRANTIES. Manufacturers of manufactured housing provide a one-year warranty on the home and the components they install. Fleetwood and Palm Harbor also provide limited five-year warranties on the structural components of the homes they manufacture. The Founding Companies, as part of their customer service focus, arrange for the repair of items subject to manufacturer's warranties, and seek reimbursement for repair costs from the manufacturer. To date, unreimbursed warranty repair costs have not been material.

PRODUCTS AND PRODUCT SOURCING

     The Company sells single and multi-section homes manufactured by a number of manufacturers, representing a range of home sizes, floor plans and decors that can be customized to fit a particular customer's needs. Single section homes are typically 16 to 18 feet wide and 70 to 80 feet long, with between 960 to 1,300 square feet of living space. Current retail prices for single section homes sold by the Company, without land, range from approximately $21,000 to $38,000. Multi-section homes consist of two or more floor sections that are joined at the home-site and contain between 1,200 and 2,500 square feet. Current retail prices of multi-section homes sold by the Company, without land, typically range from $26,000 to $62,000, depending upon floor plan, options and size. Multi-section homes represented approximately 56% of the Company's new home sales in 1996.

     Manufactured homes contain from two to five bedrooms and have a living room, dining room, kitchen and one or more bathrooms. Larger homes also may have a family room or den. Homes feature central heating, electric and plumbing systems, a range, refrigerator, carpeting and cabinets and may have draperies and wall coverings. Other amenities that can be purchased by the home buyer include air conditioning, dishwasher, washer, dryer and furniture package and cabinets, many of which are retailer-installed options. Some manufacturers offer other optional features associated with site-built homes such as walk-in closets, fireplaces, whirlpool baths, sky-lights and vaulted ceilings. The chief components used in manufactured homes are generally of the same kind and quality as those used in conventional site-built homes.

     The Company currently purchases manufactured homes primarily from Fleetwood, Champion, Palm Harbor and Belmont. In 1996, approximately 60% of the Company's new home sales were homes manufactured by Fleetwood. The Founding Companies limit the number of manufacturers from whom they purchase homes based on geographical proximity to manufacturers' plants, range of products and ability to qualify for maximum manufacturer rebates.

     The Company does not have contracts with manufacturers which would assure a continuing supply of homes. The Company's agreements with manufacturers generally have terms of one to three years and are terminable upon short notice by either party. Some agreements with Fleetwood cover only a specific sales center, and some of these agreements contain annual sales, inventory and market-share targets, require the retailer to maintain a specified percentage of the manufacturer's product in inventory and to achieve minimum scores on customer satisfaction surveys. The sales center's failure to meet these targets may result in reduced rebates from the manufacturer. Some manufacturer agreements give a particular sales center the exclusive right to sell the manufacturer's product within a particular Basic Trade Area as long as only that manufacturer's products are sold at that sales center and specified sales and customer satisfaction targets are met. Each of the Founding Companies' agreements with manufacturers contain provisions prohibiting the assignment of the agreement without the manufacturer's prior written consent. In addition, agreements with Fleetwood prohibit a substantial change of ownership or control of a retailer's business, including the merger of the retailer or the sale of substantially all of its assets, without the prior approval of Fleetwood. The Company expects to obtain any required consents to the Mergers.

MARKETING

     The Company believes that most consumers are unaware of the quality and affordability of manufactured homes. Marketing studies indicate that as many as two-thirds of all people who visit a manufactured homes sales center do so because of the center's "curb appeal." Additionally, the Company believes that there is little manufacturer brand name recognition by consumers. As a result, the Company's principal marketing objectives are to improve the curb appeal of its sales centers, to inform prospective buyers better of the quality and affordability of manufactured housing and to instill in prospective customers name recognition of the Company or one of its acquired businesses as a leading retailer of manufactured homes.

     The Company intends to utilize target marketing aimed particularly at newly-married couples and recently retired persons. Advertising will include radio commercials, print ads, billboards, direct mail, telemarketing and mall-based kiosks. Advertising will be concentrated from March through October, typically the strongest selling season for the manufactured home industry. The Company also expects to display models at various events, such as state fairs. Since customer referrals are a frequent source of new sales, the Company expects to increase the use of customer satisfaction surveys.

     Current advertising activities vary among the Founding Companies although expenditures have been approximately 1% of home sales. Consistent with the Company's decentralized operating strategy, the Founding Companies will retain a large degree of discretion over their advertising programs, within annual budgets approved by the Company. As the Company increases in size, it will consider establishing a national marketing program to assist the Founding Companies and other businesses in the preparation of advertising, media purchases and signage.

MANAGEMENT INFORMATION SYSTEMS

     Sophisticated management information systems have typically not been used in the manufactured housing retail industry. Soon after the completion of the IPO, the Company intends to assess the accounting and management information systems used by the Founding Companies and to implement a Company-wide voice and data communication system linking sales centers to regional offices and to the Company's headquarters. The Company intends to focus on revenue enhancing systems applications such as (i) a manufacturers' online ordering and order status system, (ii) an online credit verification and loan application submittal system, (iii) a sales prospect tracking system with the capability to download new sales prospects from Company-developed or purchased data bases and (iv) a construction management system to monitor the status of site delivery, set-up and amenity construction. The Company anticipates that the system it adopts on a Company-wide basis will be designed to address the Year 2000 issues associated with computer systems that use only two digits to identify a year in the date field. These issues include not only the possibility of computer system failure or erroneous results by or at the year 2000, but also the necessity of coordinating with the computer systems of the Company's suppliers, customers, lenders and other parties with which the Company does business. The Company has hired a Vice President and Chief Technology Officer with significant experience in systems integration to develop these systems.

COMPETITION

     The manufactured housing retail industry is highly competitive and the capital requirements for entry are relatively small, with inventory financing and customer financing generally available to a prospective retailer from various lenders. The manufactured housing industry has over 6,000 retail sales centers, approximately ten percent of which are owned by the four vertically integrated manufacturers. Manufactured homes compete with a variety of alternative forms of housing, particularly new and existing site-built homes and rental apartments, and any decline in the cost of site-built housing is likely to reduce demand for manufactured housing. The principal competitive factors for retail sales are price, marketing techniques, range of products and services, product availability, price and terms of customer financing, and ability to assist purchasers in obtaining sites on which to locate purchased homes. The Company is not able to estimate the total number of competitors in its marketing area, but believes that minimal barriers to entry have contributed to a significant increase in the number of new retailers over the past several years. A continuation of this increase in the number of retailers is likely to lead to greater competition, reduced profit margins and possibly a decline in the Company's home sales. The Company also may be required to compete for acquisition candidates, particularly with the four vertically integrated manufacturers of manufactured housing that are or may become active in making acquisitions of retail sales centers. The vertically integrated manufacturers have greater resources than the Company in terms of existing dealer networks as well as greater financial strength.

     The Company will seek to differentiate itself from other independent retailers. This differentiation strategy includes the Company's: (i) purchasing power advantages, such as volume rebates from manufacturers, and floor plan financing, (ii) attractive residential displays of homes targeted to the markets served, (iii) more highly-trained and motivated sales force and (iv) ability to offer customers a comprehensive package of products and services from a single retail source.

     The Company is not able to estimate the total number of competitors in its market areas but believes that minimal barriers to entry have contributed to a significant increase in the number of retailers over the past several years. A continuation of the increase in the number of retailers is likely to lead to greater competition, reduced profit margins and possibly a decline in the Company's home sales.

REGULATION

     Construction of manufactured housing is governed by the National Mobile Home Construction and Safety Standards Act of 1974. In 1976, HUD issued regulations under this Act, known as the "HUD Code," which established comprehensive national construction standards to preempt conflicting state and local regulations. The HUD Code covers all aspects of manufactured home construction, including structural integrity, energy efficiency, fire safety, air-quality and thermal protection and is periodically updated to reflect new technologies and construction methods. The HUD Code requires that homes sold in hurricane-prone areas be designed to withstand 110 miles per hour winds. Detailed inspections of homes during manufacture are mandated by HUD to insure compliance with the HUD Code, which are conducted by independent, HUD-designated inspection agencies. Certain components of manufactured homes are also subject to regulation by the Consumer Product Safety Commission (the "CPSC") which is empowered, in certain circumstances, to ban the use of component materials believed to be hazardous to health and to require manufacturers to repair construction defects. In addition to the HUD Code and the CPSC, Federal Trade Commission regulations require disclosure of a manufactured home's insulation specification.

     The Company is subject to various laws applicable to consumer financing. The Federal Consumer Credit Protection Act, also known as the "Truth-in-Lending Act," and Regulation Z promulgated thereunder require written disclosure of information relating to such financing, including the amount of the annual percentage rate and the finance charges. The Federal Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination against any credit applicant based on certain specified grounds. Among other things, Regulation B requires the Company to provide a customer whose credit request has been denied with a statement of reasons for the denial. The Federal Fair Credit Reporting Act also requires disclosure of certain information used as a basis to deny credit. The Federal Trade Commission has issued or proposed various regulations dealing with unfair credit practices, collection efforts, preservation of consumers' claims and defenses. In addition, before it may arrange financing for its customers, the Company is required, under certain state laws, to obtain a mortgage or consumer finance broker's license. The sale of insurance products by the Company is subject to various state insurance laws and regulations which govern allowable charges and other insurance sales practices. The Company must be licensed as an insurance broker in each state where it arranges insurance for its customers. The Company's failure to comply with applicable consumer finance or insurance laws and regulations could result in substantial fines, the possible loss of these licenses or litigation by government agencies or affected customers, any of which may have a material adverse effect on the Company's business, financial condition and results of operations.

     The transportation of manufactured homes is subject to federal and state highway use laws and regulations. The laws and regulations impose limitations on the width, length and weight of the load.

     The siting of manufactured homes is subject to local zoning ordinances and, in some jurisdictions, local building codes. Many local zoning ordinances restrict manufactured homes from subdivisions containing site-built homes and require variances to place a manufactured home outside of a community previously zoned for manufactured housing. However, at least 20 states now prohibit exclusionary and discriminatory zoning applicable only to manufactured homes.

EMPLOYEES

     As of September 30, 1997, the Company employed 638 persons. Of these, 65 were sales center managers, 207 were sales persons, 201 were employed in service and 165 were executive and administrative personnel. The Company does not have any collective bargaining agreements and considers its employee relations to be good.

PROPERTIES

     As of September 30, 1997, the Company operated 62 sales centers located in 14 states, all of which will be leased upon completion of the Offering. See "Certain Transactions." The sales centers consist of two to ten acres, on which manufactured homes are displayed, each with a sales office containing approximately 2,200 square feet. The leases of these sales centers provide for monthly rentals ranging from $1,200 to $4,900 and initial terms of one to two years. The Company does not anticipate difficulty in renewing leases as they expire or in obtaining alternate sites as necessary. The Company leases its principal executive and administrative offices in Houston, Texas.

RISK MANAGEMENT; LITIGATION

     The primary risks in the Company's operations are bodily injury, property damage and injured workers' compensation. The Company currently maintains Company-wide policies of liability insurance for bodily injury and third-party property damage and workers' compensation coverage, in amounts which it considers sufficient to protect the Company against these risks, subject to self-insured amounts.

     The Company is, from time to time, a party to litigation arising in the normal course of its business. In the opinion of the Company, the ultimate liability, if any, with respect to any pending litigation is not currently expected to have a material adverse effect on the financial condition or the results of operations of the Company. However, the ultimate resolution of these matters could result in losses in excess of current estimates.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors and executive officers.

             NAME                AGE                   POSITION
------------------------------   --- -------------------------------------------
Cary N. Vollintine............   55  Chairman of the Board, Chief Executive
                                     Officer and President
Michael F. Loy................   52  Senior Vice President, Chief Financial
                                     Officer and Director
Frank W. Montfort.............   47  Senior Vice President of Market Development
Philip deMena.................   57  Senior Vice President of Real Estate and
                                     Construction
Don A. Palmour................   42  Vice President and Chief Technology Officer
Philip Campbell...............   36  Vice President and Controller
Donald D. Moseley.............   52  Vice President of Financial Services
Larry T. Shaffer..............   56  President of Universal, Director
Gary W. Fordham...............   42  President of AAA Homes, Director
David E. Thompson.............   44  Chief Operating Officer of AAA Homes,
                                     Director
Frank C. McDonald.............   46  President of McDonald, Director
Harold K. Patrick.............   59  President of Patrick, Director
Stanley Poisso................   66  President of Mobile World, Director
Randle C. Cooper..............   37  President of Cooper, Director
Steven S. Harter..............   35  Director
Thomas N. Amonett.............   54  Director
James J. Blosser..............   59  Director
Stephen F. Smith..............   56  Director
Richard Berry.................   56  President of Home Folks
Joseph R. Copeland............   47  President of First American

     Cary N. Vollintine has served as Chairman of the Board, Chief Executive Officer, President and Director of the Company since January 1997 and has been involved in the organization of the Company, the acquisition of the Founding Companies and this Offering. From March 1989 until January 1995, Mr. Vollintine held various positions with Blockbuster Entertainment Corp. ("Blockbuster") including Assistant to the Vice-Chairman, Managing Director of Integration-Europe and Corporate Controller. Prior to its acquisition by Viacom, Inc. in 1995, Blockbuster was a publicly-traded company in the video rental and related businesses. Prior to that, Mr. Vollintine spent 22 years in various positions at Arthur Andersen LLP, including Partner-in-Charge of Mergers and Acquisitions -- Southwest United States and Partner-in-Charge of the Fort Worth, Texas office.

     Michael F. Loy has served as Senior Vice President and Chief Financial Officer and a Director of the Company since May 1997. From 1992 through 1996, Mr. Loy was Vice President of Finance, Chief Financial Officer and Secretary of Proler International Corp., a publicly-traded metals recycling company, which was acquired in December 1996. From 1990 to 1992, Mr. Loy served as President of MFL Consulting Group, Inc., a private financial consulting firm. Prior to that, Mr. Loy held the positions of Vice President, Chief Financial Officer and Director of Cabot Energy Corp., a holding company for Cabot Corp.'s energy operations, Senior Vice President of Finance and Chief Financial Officer of MCO Resources, Inc., a publicly-traded energy company, and was an Audit Partner with Arthur Andersen LLP.

     Frank W. Montfort has served as Senior Vice President of Market Development of the Company since April 1997. From 1995 until 1997, Mr. Montfort was a consultant to a publicly-traded consolidator in the heating, ventilation and air conditioning business. From 1992 until 1995, Mr. Montfort served as Regional Vice President of American Ecology Corp., a publicly-traded waste services company. Prior to that, Mr. Montfort held various executive positions with Browning-Ferris Industries, Inc. and Holiday Inns, Inc.

     Philip deMena has served as Senior Vice President of Real Estate and Construction of the Company since May 1997. From 1995 until 1997, Mr. deMena was Senior Vice President of Development for Papa

John's U.S.A., Inc., a publicly-traded restaurant company. From 1994 to 1995, Mr. deMena served as Senior Vice President of Development for Kenny Rogers Roasters, Inc. a restaurant company. From 1988 through 1993, Mr. deMena held various positions with Blockbuster, including Vice President -- Real Estate and Construction. Prior to that, Mr. deMena held various real estate development positions with Kentucky Fried Chicken, a unit of Pepsico, Inc., Burger Chef System, Inc., and British Petroleum Oil Corporation.

     Don A. Palmour has served as Vice President and Chief Technology Officer of the Company since August 1997. From September 1991 until August 1997, Mr. Palmour was a director of BSG Alliance/IT, Inc., a national systems integration consulting company. Prior to that, he specialized in systems integration for Price Waterhouse Consulting and Andersen Consulting.

     Philip Campbell has served as Vice President and Controller of the Company since May 1997. From 1990 until 1997, Mr. Campbell was Vice President and Chief Financial Officer of Deck The Walls, Inc., an art and framing retail store chain. Prior to that, Mr. Campbell was an Audit Manager with Arthur Andersen LLP.

     Donald D. Moseley has served as Vice President of Financial Services of the Company since August 1997. From 1993 until 1997, Mr. Moseley was the Executive Vice President and Chief Financial Officer of Mortgage Quote Service, Inc., a developer and marketer of computer software systems for the real estate and mortgage banking industries. From 1991 until 1993, Mr. Moseley was Executive Vice President and Chief Financial Officer of Wedge Energy Group, Inc., an international oil field service and manufacturing company. Prior to that, he held various positions with Western Industrial Gas Co., Kelso-Lambert Royalty Company and Arthur Andersen LLP.

     Larry T. Shaffer is a director of the Company. He has been President of Universal since 1977 and will continue in that capacity.

     Gary W. Fordham is a director of the Company. He has been President of AAA Homes since 1988 and will continue in that capacity. Mr. Fordham was President of the Mississippi Manufactured Housing Association in 1991 and 1992 and has served on its Board of Directors since 1988. Mr. Fordham was a founder of AAA Homes in 1987. Mr. Fordham was appointed in 1995 to the Board of Directors of the Mississippi Home Corporation, the housing agency for the State of Mississippi.

     David E. Thompson is a director of the Company. He has been Chief Operating Officer of AAA Homes since January 1988 and will continue in that capacity. Mr. Thompson was a founder of AAA Homes in 1987. In Mississippi, Mr. Thompson served as President of the Mississippi Manufactured Housing Association in 1994, Vice-President in 1993 and a director from 1993 to 1995.

     Frank C. McDonald is a director of the Company. Mr. McDonald founded McDonald in 1987. He has served as the President and Chairman of the Board of McDonald since that time and will continue as President of McDonald. He is currently a member of the Board of Directors, the Executive Committee and is Chairman of the Federated States Division of the Manufactured Housing Institute (the manufactured housing industry's national trade association); a member and past President of the Manufactured Housing Association of Oklahoma; and a Commissioner of the agency that regulates manufactured housing in Oklahoma.

     Harold K. Patrick is a director of the Company. He founded Patrick in 1966. He has served as President of Patrick since that time and will continue in that capacity. He is past President of and currently a director of the Mississippi Manufactured Housing Association and a past Director of the Southeastern Manufactured Housing Institute.

     Stanley Poisso is a director of the Company. He has been President of Mobile World, Inc. since 1992 and President of Showcase of Homes, Inc. since 1996 and will continue in those capacities. From 1988 to 1994, Mr. Poisso was President of South Fort Homes. Prior to that, he was President of Sam L. Ives Mobile Home Sales, Inc.

     Randle C. Cooper is a director of the Company. He has been President of Cooper since 1981, and will continue in that capacity. He is currently a member of the Washington Manufactured Housing Association and the North Central Washington Homebuilders Association.

     Steven S. Harter has been a director of the Company since July 1996. Mr. Harter is the President of Notre. Prior to becoming the President of Notre, Mr. Harter was Senior Vice President of Notre Capital Ventures, Ltd. From 1989 to 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc., a publicly-traded environmental services company. From 1984 to 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter also serves as a director of Coach USA, Inc., Comfort Systems USA, Inc. and Metals USA, Inc.

     Thomas N. Amonett is a director of the Company. In November 1997, Mr. Amonett became the President and Chief Executive Officer of American Residential Services, Inc., a publicly-traded provider of residential heating, air conditioning, plumbing and similar services. Prior to that, Mr. Amonett served as President and Chief Executive Officer of Weatherford Enterra, Inc., a publicly-held diversified international energy service and manufacturing company, from 1996 to 1997. From 1992 to 1996, he served as Chairman of the Board and President of Reunion Resources Company, a publicly-traded company currently engaged in the manufacture of plastic products. Prior to that time, Mr. Amonett served as Chairman of Weatherford International Incorporated (presently, Weatherford Enterra, Inc.) and President of Houston Oil Fields Co., and was Of Counsel with Fulbright & Jaworski, an international law firm. Mr. Amonett also serves as a director of Weatherford Enterra, Inc., Reunion Industries, Inc., PetroCorp, Inc., ITEQ, Inc. and American Residential Services, Inc.

     James J. Blosser is a director of the Company. Since 1995, Mr. Blosser has been the Executive Vice President of Huizenga Holdings, a private investment company. From 1994 until 1995, Mr. Blosser was the President of the Blockbuster Park Division of Blockbuster. From 1990 to 1994, Mr. Blosser was the General Counsel of Huizenga Holdings. Prior to 1990, Mr. Blosser was engaged in the private practice of law.

     Stephen F. Smith is a director of the Company. Mr Smith was a co-founder in 1996 of Energy Consolidation, Inc., a company engaged in the acquisition of oil and gas service companies, and has served as its President since inception. Mr. Smith is also the co-founder of The Abbey Group, a consolidator of event production and party equipment rental companies. From 1980 to 1996, Mr. Smith was a co-founder, Executive Vice President and Chief Operating Officer of Sandefer Oil & Gas, Inc., an independent oil and gas exploration and production company. Prior to 1980, Mr. Smith was an Audit Partner with Arthur Andersen LLP.

     Richard Berry founded Home Folks in October 1968. He has served as President of Home Folks since its inception and will continue in that capacity. Mr. Berry has served as a director of the Kentucky Manufactured Housing Institute at various times since 1969 and served two terms as its President. He was a member of the Manufactured Housing Institute from 1991 to 1996.

     Joseph R. Copeland founded First American Homes in August 1981. He has served as President of First American since its inception and will continue in that capacity. Mr. Copeland is currently Chairman of the Alabama Manufactured Housing Commission and is a member and past director of the Alabama Manufactured Housing Institute.

     The Board of Directors is divided into three classes of five, four and four directors, respectively, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The Company's Certificate of Incorporation permits the holders of the Restricted Common Stock to elect one director. Mr. Harter is the director elected by the holders of the Restricted Common Stock. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The members of the Audit and Compensation Committees are Messrs. Blosser, Amonett and Smith. The members of the Executive Committee and the Nominating

Committee have yet to be selected. The Executive Committee will include at least one outside director and the Nominating Committee will include three members, two of whom will be directors from the Founding Companies.

DIRECTORS COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries will receive a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1997 Non-Employee Directors' Stock Plan, each non-employee director will automatically be granted an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See "-- 1997 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION, EMPLOYMENT AGREEMENTS, COVENANTS NOT-TO-COMPETE

     The Company was incorporated in July 1996 and did not pay any of its executive officers any compensation prior to the consummation of the IPO. The Company anticipates that during 1997 its most highly compensated executive officers (other than those employed by a Founding Company) will be Messrs. Vollintine, Loy, Montfort, deMena and Palmour.

     Each of Messrs. Vollintine, Loy, Montfort and deMena has entered into an employment agreement with the Company providing for an annual base salary of $150,000. Mr. Palmour has entered into an employment agreement with the Company providing for an annual base salary of $125,000. Each employment agreement is for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provide that, in the event of a termination of employment by the Company without cause, the employee will be entitled to receive from the Company an amount equal to one year's salary, payable in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the initial three-year term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during such initial term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not-to-compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     Each of Messrs. McDonald, Patrick, Shaffer, Fordham, Thompson, Cooper, Poisso, Berry and Copeland has entered into an employment agreement with his Founding Company providing for an annual base salary of $150,000. Each employment agreement is for a term of five years, and unless terminated or not renewed by the Founding Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provide that, in the event of a termination of employment by the Founding Company without cause during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Founding Company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment without cause during the final two years of the initial five-year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not-to-compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

1997 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, exercised by or held by any executive officer in 1996. In July 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options ("NQSOs"), (ii) stock appreciation rights; (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee will administer the Plan and select the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 2,000,000 shares or 15% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     At the closing of the IPO, NQSOs to purchase a total of 650,000 shares of Common Stock were granted as follows: 200,000 shares to Mr. Vollintine, 100,000 shares to Mr. Loy, 100,000 shares to Mr. Montfort, 100,000 shares to Mr. deMena, 50,000 shares to Mr. Campbell, 50,000 shares to Mr. Palmour and 50,000 shares to Mr. Moseley. In addition, at the consummation of the IPO, options to purchase 952,483 shares were granted to certain employees of the Founding Companies. Each of the foregoing options will have an exercise price equal to the initial public offering price per share. These options will vest at the rate of 20% per year, commencing on the first anniversary of the IPO, and will expire at the earlier of ten years from the date of grant or three months following termination of employment.

1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in July 1997, provides for (i) the automatic grant to each non-employee director serving at the consummation of the IPO of an option to purchase 10,000 shares, (ii) the automatic grant to each other non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and
(iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of the Company, HomeUSA issued to Notre a total of 1,843,823 shares (as adjusted for a 90.7127-to-one stock dividend) of Common Stock for an aggregate cash consideration of $18,439. Mr. Harter is the President of Notre and a director of the Company. In August 1997, Notre exchanged 1,718,823 shares of Common Stock for 1,718,823 shares of Restricted Common Stock. See "Description of Capital Stock." Notre advanced the funds necessary to effect the Mergers and the IPO. As of September 30, 1997, Notre had incurred expenses on behalf of the Company in the aggregate amount of $3.2 million. All of Notre's advances will be repaid from the net proceeds of the IPO.

     From July 1996 through September 1997, the Company issued a total of 876,226 shares of Common Stock (as adjusted for a 90.7127-to-one stock dividend) at $.01 per share to various members of management, as follows: Mr.
Vollintine -- 380,226 shares, Mr. Loy -- 110,000 shares, Mr. Montfort -- 121,000 shares, Mr. deMena -- 110,000 shares, Mr. Campbell -- 55,000 shares, Mr.
Palmour -- 50,000 shares and Mr. Moseley -- 50,000 shares. The Company also issued 454,894 shares of Common Stock at $0.01 per share to consultants to the Company, including a total of 30,000 shares of Common Stock to persons who will become directors of the Company upon consummation of the IPO. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of the IPO, to Mr. Harter, a director of the Company, and to Messrs. Amonett, Blosser and Smith, who will become directors of the Company upon the consummation of the IPO.

     In connection with the IPO, HomeUSA acquired by merger all of the issued and outstanding stock of the Founding Companies, each of which is now a wholly-owned subsidiary of the Company. The aggregate consideration paid by HomeUSA in the Mergers consisted of $18.1 million in cash and 7,266,944 shares of Common Stock. In addition, prior to the Mergers certain of the Founding Companies made the Owners' Distributions of $6.9 million and distributed certain real estate and non-operating assets and liabilities having a net book value of $0.6 million.

     The following table sets forth the consideration paid by HomeUSA for each of the Founding Companies. These amounts do not include the Owners' Distributions or distributions of Other Assets. (Dollars in thousands.)

                                                       SHARES OF
                COMPANY                     CASH      COMMON STOCK
----------------------------------------  ---------   ------------
Universal...............................  $   6,131     2,299,311
AAA Homes...............................      2,745     1,165,901
McDonald................................      2,216     1,015,074
Patrick.................................      2,496       936,058
Mobile World............................      1,390       521,101
First American..........................        768       288,123
Cooper..................................      1,383       691,308
Home Folks..............................        663       248,620
Willmax.................................        271       101,448

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain officers, directors and holders of more than 5% of the outstanding shares of the Company, together with trusts for which they act as trustees, received cash and shares of Common Stock of the Company as follows. These amounts do not include any Owners' Distributions or Distributions of Other Assets. (Dollars in thousands.)

                                                       SHARES OF
                  NAME                      CASH      COMMON STOCK
----------------------------------------  ---------   ------------
Larry T. Shaffer(1).....................  $   6,100     2,271,915
Gary W. Fordham.........................      1,036       600,000
David E. Thompson.......................      1,358       565,901
Frank C. McDonald.......................      1,600       610,416
Harold K. Patrick.......................      2,496       936,058
Stanley Poisso..........................      1,390       521,101
Randle C. Cooper........................      1,383       691,308

------------

     (1) Includes 323,956 shares of Common Stock issued to Larry T. Shaffer, Jr. which may be deemed to be beneficially owned by Larry T. Shaffer, but as to which he disclaims beneficial ownership. Larry T. Shaffer, Jr. has sole voting power with respect to these shares.

     Pursuant to the agreements entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of the IPO.

LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

     The Company leases Universal's facilities located in Bristol, Virginia, Cookeville, Tennessee, Jefferson City, Tennessee, two facilities in Kingsport, Tennessee, Powell, Tennessee and Murfreesboro, Tennessee from Larry T. Shaffer, one of his immediate family members or an entity controlled by Larry T. Shaffer. Larry T. Shaffer remained President of Universal following the consummation of the IPO and is a director of the Company. Each of the leases is for an initial term of five years, expiring in October 2002 and contains one five-year renewal option. The annual rental for the first year of the initial lease terms ranges from $8,900 to $48,000. The rental for each subsequent year of each initial lease term and each year of each renewal period of the leases will be adjusted in accordance with the CPI, not to exceed five percent of the rental for the immediately preceding lease year. The Company pays for all utilities, taxes and insurance on the leased property. The Company believes that the economic terms of the leases do not exceed fair market value.

     The Company leases AAA Homes' facilities located in Gulfport, and Pearl West, Mississippi from A-1 Realty, L.P. ("A-1"), a Mississippi limited partnership controlled by Gary Fordham and David Thompson, who is President and Chief Operating Officer, respectively, of AAA Homes and who each is a director of the Company. Each of the leases is for an initial term of five years, expiring in October 2002 and contains three five-year renewal options. The annual rental for each of the initial lease terms is $58,800 and $23,400, respectively. The rental for each renewal period of the leases will be adjusted in accordance with the CPI, not to exceed five percent of the rental for the immediately preceding lease term or renewal period, as applicable. The Company will pay for all utilities, taxes and insurance on the leased property. The Company believes that the economic terms of the leases do not exceed fair market value.

     The Company leases Patrick's facilities located in Millington, Tennessee; Corinth and Como, Mississippi from H&P Development, Inc. ("H&P"), a corporation of which Harold Patrick, who is President of Patrick and who is a director of the Company, is a controlling person. The Millington lease is for an initial term of three years, expiring in October 2000, and contains two three-year renewal options. Each of the Corinth and Como leases is for an initial term of five years, expiring in October 2002, and contains three five-year renewal options. The annual rental for each of the initial lease terms ranges from $19,200 to $46,800. The rental for each renewal period of the leases will be adjusted in accordance with the CPI, not to exceed ten percent in the case of the Millington lease, and five percent in the cases of Corinth and Como leases, of the rental for the immediately preceding lease term or renewal period, as applicable. The

Company pays for all utilities, taxes and insurance on the leased property. The Company believes that the economic terms of the leases do not exceed fair market value.

     The Company leases Cooper's facilities located in Yakima, Moses Lake, Okanogan and three facilities in Wenatchee, Washington from Randle Cooper, one of his immediate family members or an entity controlled by Randle Cooper. Randle Cooper is President of Cooper and who is a director of the Company. Each of the leases is for a term of five years, expiring in October 2002. The annual rental for each of the lease terms ranges from $20,400 to $38,400, respectively. The Company pays for all utilities, taxes and insurance on the leased property. The Company believes that the economic terms of the lease do not exceed fair market value.

     The Company leases McDonald's facilities located in Tulsa and Muskogee, Oklahoma and Cape Girardeau, Poplar Bluff and Springfield, Missouri from Frank
C. McDonald, who is President of McDonald and is a director of the Company. Each of the leases is for an initial term of five years, expiring in October 2002, and contains three five-year renewal options. The annual rental for each of the initial lease terms ranges from $15,000 to $60,000. The rental for each renewal period of the leases will be adjusted in accordance with CPI, not to exceed five percent of the rental for the immediately preceding lease term or renewal period, as applicable. The Company pays for all utilities, taxes and insurance on the leased property. The Company believes that the economic terms of the leases do not exceed fair market value.

     The Company has adopted a policy that, whenever possible, it will not own any real estate. Accordingly, in connection with future acquisitions, the Company may require the distribution of real property owned by acquired companies to its stockholders and the leaseback of such property at fair market value.

     The above-described leases of real property are with owners of certain of the Founding Companies who are officers and/or directors of HomeUSA or their respective affiliates. Consequently, these transactions have not been negotiated at arm's length.

OTHER TRANSACTIONS

     Mr. McDonald and Mr. Cooper, who are directors of the Company, own interests in manufactured housing developments in Missouri and Washington, respectively. The Company has entered into arrangements with Mr. McDonald and Mr. Cooper, pursuant to which purchasers of manufactured homes from the Company would have access to lots within these developments on a preferential basis. These arrangements between the Company and Mr. McDonald and Mr. Cooper have not been negotiated at arm's length.

     Patrick purchases all of its office supplies from Office Pro, a company of which the son-in-law of Mr. Patrick is a one-third owner. Patrick receives a discount from Office Pro on its purchases. In 1996, Patrick purchased $78,265 of office supplies from Office Pro.

     In April 1997, Mr. Poisso, who is the President of Mobile World and who is a director of the Company, borrowed $72,491 from Mobile World on a non-interest bearing basis. As of September 30, 1997, the entire balance had been repaid to the Company.

     At various times during 1994, 1995, 1996 and 1997, Mr. Cooper, or entities of which he is a controlling person, borrowed a total of $465,000 from Cooper. As of September 30, 1997, the aggregate outstanding balance of these loans was $380,000. The loans bear interest at the rate of 7% per annum, all of the loans are unsecured and none has a stated maturity date. All of these loans were repaid to Cooper upon the closing of the IPO and retained by Cooper for use in its local operations.

     The Company has agreed to indemnify Notre for liabilities arising in connection with actions taken by it in its role as a promoter prior to and during the IPO.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal, and must be approved in advance by a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, after giving effect to the Mergers and the IPO, by (i) each person known to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Company director and person who has consented to be named as a director ("named directors"); (iii) each named executive officer; and (iv) all executive officers, directors and named directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                            SHARES BENEFICIALLY
                                           OWNED AFTER OFFERING
                                          -----------------------
                                            NUMBER        PERCENT
                                          -----------     -------
Notre Capital Ventures II, L.L.C........    1,843,823       11.9%
Steven S. Harter(1).....................    1,853,823       12.0
Cary N. Vollintine(2)...................      430,226        2.8
Michael F. Loy(3).......................      116,250          *
Frank W. Montfort.......................      121,000          *
Philip deMena...........................      110,000          *
Philip Campbell.........................       55,000          *
Don A. Palmour..........................       50,000          *
Donald D. Moseley.......................       50,000          *
Larry T. Shaffer(5).....................    2,271,915       14.7
Gary W. Fordham.........................      600,000        3.9
David E. Thompson.......................      565,901        3.7
Frank C. McDonald.......................      610,416        4.0
Harold K. Patrick.......................      936,058        6.1
Stanley Poisso..........................      521,101        3.4
Randle C. Cooper........................      691,308        4.5
Thomas N. Amonett(4)....................       20,000          *
James J. Blosser(4).....................       30,000          *
Stephen F. Smith(4).....................       30,000          *
All executive officers, directors and
  named directors as a group (18
  persons)..............................    8,805,686       57.0%

------------

 *  Less than 1%.

(1) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan and 1,843,823 shares of Common Stock issued to Notre. Mr. Harter is the President of Notre.

(2) Includes 50,000 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

(3) Includes 6,250 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

(4) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan.

(5) Includes 323,956 shares of Common Stock issued to Larry T. Shaffer, Jr. which may be deemed to be beneficially owned by Larry T. Shaffer, but as to which he disclaims beneficial ownership. Larry T. Shaffer, Jr. has sole voting power with respect to these shares.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, 5,000,000 shares of Restricted Common Stock and 5,000,000 shares of Preferred Stock ("Preferred Stock"). The Company will have outstanding 15,441,887 shares of Common Stock, including 1,718,823 shares of Restricted Common Stock and no shares of Preferred Stock. The following discussion is qualified in its entirety by reference to the Restated Certificate of Incorporation of HomeUSA, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to 0.25 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Upon consummation of the IPO, the Board of Directors were classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, provided, however, that only the holders of the Restricted Common Stock may remove the director such holders are entitled to elect.

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions but are convertible into Common Stock, on the occurrence of certain events. All outstanding shares of Common Stock and Restricted Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering will be upon payment therefor, fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (ii) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock. After October 1, 1998, the Board of Directors may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Common Stock is listed on The New York Stock Exchange under the symbol "HSH" to official notice of issuance. The Restricted Common Stock is not listed on any exchange.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock and Restricted Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to Section 203 of the DGCL which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and
(b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defense of claims.

     The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof. The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. To amend or repeal the Company's Bylaws, an amendment or repeal thereof must first be approved by the Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is ChaseMellon Shareholder Services, LLC.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The Company has outstanding 15,441,887 shares of Common Stock. The 5,000,000 shares sold in the IPO are freely tradeable without restriction unless acquired by affiliates of the Company. None of the remaining outstanding shares of Common Stock or Restricted Common Stock have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

     In general, under Rule 144, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an affiliate, the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock (approximately 154,418 shares upon completion of the IPO) or (ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and who has not been an affiliate for at least three months prior to the sale is entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company and its officers, directors and certain stockholders who beneficially own 10,441,887 shares in the aggregate have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of BT Alex. Brown Incorporated, except that the Company may issue Common Stock in connection with acquisitions or in connection with the Plan and the Directors' Plan (the "Plans") or upon conversion of shares of the Restricted Common Stock. See "Underwriting." In addition, all of the stockholders of the Founding
Companies, certain other stockholders and the Company's officers and directors have agreed with the Company that they will not sell any of their shares for a period of one year after the closing of the IPO. These stockholders, however, have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include their shares in the registration, subject to the right of the Company to exclude some or all of the shares in the offering upon the advice of the managing underwriter. In addition, certain of such stockholders have certain limited demand registration rights to require the Company to register shares held by them following the second anniversary of the consummation of the IPO.

     The Company is hereby registering 20,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. After the effective date of such registration, these shares will generally be freely tradeable unless acquired by persons who become affiliates of the Company. In some instances, however, the sale of shares issued in connection with future acquisitions may be restricted. The piggyback registration rights described above do not apply to the registration statement relating to these 20,000,000 shares.

     No prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Certain members of Bracewell & Patterson, L.L.P. are investors in Notre and own in the aggregate an approximate 1.25% interest in Notre.

                                    EXPERTS

     The financial statements of HomeUSA, Universal, AAA Homes, Patrick, Mobile World, First American, Cooper, Home Folks and WillMax, included elsewhere in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The financial statements of McDonald included elsewhere in this Prospectus have been included herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in giving said report.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. The address of this web site is (http://www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of the prescribed fees.

     The Common Stock is listed on The New York Stock Exchange. Proxy statements, reports and other information concerning the Company that are filed under the Exchange Act can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
     Basis of Presentation .....................................            F-3
     Unaudited Pro Forma Combined
      Balance Sheet as of September
      30, 1997 .................................................            F-4
     Unaudited Pro Forma Combined
      Statement of Operations for the
      Year Ended December 31, 1996 .............................            F-5
     Unaudited Pro Forma Combined
      Statement of Operations for the
      Nine months ended September 30,
      1997 .....................................................            F-6
     Notes to Unaudited Pro Forma
      Combined Financial
      Statements ...............................................            F-7
HISTORICAL FINANCIAL STATEMENTS
  HOMEUSA, INC .................................................
     Report of Independent Public
      Accountants ..............................................            F-12
     Balance Sheets ............................................            F-13
     Statement of Operations ...................................            F-14
     Statements of Stockholders'
      Equity ...................................................            F-15
     Statement of Cash Flows ...................................            F-16
     Notes to Financial Statements .............................            F-17
  UNIVERSAL HOUSING GROUP
     Report of Independent Public
      Accountants ..............................................            F-20
     Combined Balance Sheets ...................................            F-21
     Combined Statements of
      Operations ...............................................            F-22
     Combined Statements of
      Shareholders' Equity .....................................            F-23
     Combined Statements of Cash
      Flows ....................................................            F-24
     Notes to Combined Financial
      Statements ...............................................            F-25
  AAA HOMES GROUP
     Report of Independent Public
      Accountants ..............................................            F-32
     Combined Balance Sheets ...................................            F-33
     Combined Statements of
      Operations ...............................................            F-34
     Combined Statements of
      Shareholders' Equity .....................................            F-35
     Combined Statements of Cash
      Flows ....................................................            F-36
     Notes to Combined Financial
      Statements ...............................................            F-37
  MCDONALD MOBILE HOMES, INC ...................................
     Report of Independent Public
      Accountants ..............................................            F-45
     Balance Sheets ............................................            F-46
     Statements of Operations ..................................            F-47
     Statements of Shareholders'
      Equity ...................................................            F-48
     Statements of Cash Flows ..................................            F-49
     Notes to Financial Statements .............................            F-50

  PATRICK HOME CENTER, INC .....................................
     Report of Independent Public
      Accountants ..............................................            F-56
     Balance Sheets ............................................            F-57
     Statements of Operations ..................................            F-58
     Statements of Shareholders'
      Equity ...................................................            F-59
     Statements of Cash Flows ..................................            F-60
     Notes to Financial Statements .............................            F-61

                                                                            PAGE
                                                                           -----
MOBILE WORLD GROUP
   Report of Independent Public
    Accountants ..............................................             F-68
   Combined Balance Sheets ...................................             F-69
   Combined Statements of
    Operations ...............................................             F-70
   Combined Statements of
    Shareholder's Equity .....................................             F-71
   Combined Statements of Cash
    Flows ....................................................             F-72
   Notes to Combined Financial
    Statements ...............................................             F-73

FIRST AMERICAN HOMES GROUP
   Report of Independent Public
    Accountants ..............................................             F-79
   Combined Balance Sheets ...................................             F-80
   Combined Statements of
    Operations ...............................................             F-81
   Combined Statements of
    Shareholders' Equity .....................................             F-82
   Combined Statements of Cash
    Flows ....................................................             F-83
   Notes to Combined Financial
    Statements ...............................................             F-84

COOPER'S MOBILE HOMES GROUP
   Report of Independent Public
    Accountants ..............................................             F-91
   Combined Balance Sheets ...................................             F-92
   Combined Statements of
    Operations ...............................................             F-93
   Combined Statements of
    Shareholders' Equity .....................................             F-94
   Combined Statements of Cash
    Flows ....................................................             F-95
   Notes to Combined Financial
    Statements ...............................................             F-96

HOME FOLKS HOUSING CENTER, INC ...............................
   Report of Independent Public
    Accountants ..............................................             F-104
   Balance Sheets ............................................             F-105
   Statements of Operations ..................................             F-106
   Statements of Shareholder's
    Equity ...................................................             F-107
   Statements of Cash Flows ..................................             F-108
   Notes to Financial Statements .............................             F-109

WILLMAX HOMES OF COLORADO LLC
   Report of Independent Public
    Accountants ..............................................             F-114
   Balance Sheets ............................................             F-115
   Statements of Operations ..................................             F-116
   Statements of Members' Equity .............................             F-117
   Statements of Cash Flows ..................................             F-118
   Notes to Financial Statements .............................             F-119

                      HOMEUSA, INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the mergers by HomeUSA, Inc. (HomeUSA or the Company), of substantially all of the outstanding capital stock of Universal Housing, Inc. (Universal), CSF&T, Inc., d.b.a. AAA Homes (AAA Homes), McDonald Mobile Homes, Inc. (McDonald), Patrick Home Center, Inc. (Patrick), Mobile World, Inc. (Mobile World), First American Homes, Inc. (First American), Cooper's Mobile Homes, Inc. (Cooper), Home Folks Housing Center, Inc. (Home Folks) and WillMax Homes of Colorado LLC (Willmax) (together, the Founding Companies). HomeUSA and the Founding Companies are hereinafter referred to as the Company. These mergers (the Mergers) occurred concurrently with the closing of HomeUSA's initial public offering (the IPO) and were accounted for using the purchase method of accounting. Universal, one of the Founding Companies, has been identified as the accounting acquiror in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 97 which states that the combining company which receives the largest portion of voting rights in the combined corporation is presumed to be the accquiror for accounting purposes. The unaudited pro forma combined financial statements also give effect to the issuance of common stock in connection with the IPO and as partial consideration for the acquisitions to the sellers of the Founding Companies. These pro forma statements are based on the historical financial statements of the Founding Companies included elsewhere in this Prospectus and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

     The unaudited pro forma combined balance sheet gives effect to the the Mergers and the IPO as if they had occurred on September 30, 1997. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1996.

     HomeUSA has preliminarily analyzed the benefits that it expects to be realized from reductions in salaries and certain benefits to the owners. To the extent the owners of the Founding Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations. With respect to other potential benefits, HomeUSA has not and cannot quantify these benefits until completion of the combination of the Founding Companies. It is anticipated that these benefits will be offset by costs related to HomeUSA's new corporate management and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of HomeUSA.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma combined financial data presented herein do not purport to represent what the Company's financial position or results of operations would have actually been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's financial position or results of operations for any future period or the future results of the Founding Companies. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus. Also see "Risk Factors" included elsewhere herein.

                      HOMEUSA, INC. AND FOUNDING COMPANIES
        UNAUDITED PRO FORMA COMBINED BALANCE SHEET -- SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                       AAA                             MOBILE     FIRST                 HOME
                                        UNIVERSAL     HOMES     MCDONALD    PATRICK    WORLD     AMERICAN    COOPER    FOLKS
                                        ---------    -------    --------    -------    ------    --------    ------    ------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........    $ 3,388     $   707    $   648     $1,724     $ 273      $  251     $ 477     $  386
   Accounts receivable, net..........      1,553       1,902      1,252        715       352         418       938        429
   Related party receivable..........      --             25      --          --         208       --          679       --
   Inventories.......................      7,547       9,599      5,826      4,162     3,849       3,197     4,644      1,159
   Other current assets..............         70       --           340         10        46           4        15       --
   Deferred tax asset................      --          --         --             4      --         --           83       --
                                        ---------    -------    --------    -------    ------    --------    ------    ------
       Total current assets..........     12,558      12,233      8,066      6,615     4,728       3,870     6,836      1,974
PROPERTY AND EQUIPMENT, net..........        963       1,422      1,729      1,864       379         280     1,147        283
OTHER ASSETS, net....................          9         421      --            83         1          10       206       --
GOODWILL.............................         20       --         --          --        --         --         --         --
                                        ---------    -------    --------    -------    ------    --------    ------    ------
       Total assets..................    $13,550     $14,076    $ 9,795     $8,562     $5,108     $4,160     $8,189    $2,257
                                        =========    =======    ========    =======    ======    ========    ======    ======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................    $ 2,840     $ 1,673    $ 1,074     $1,245     $ 652      $  635     $ 971     $  352
   Floor plan payable................      7,343       8,859      5,234      3,817     3,890       2,544     5,416        899
   Deferred tax liability............          2         131        227        122      --            89      --         --
   Related-party payable.............      --          --         --          --          15         578      --         --
   Current maturities of long-term
     debt............................      --            195        251        173      --           210       365       --
   Payable to Founding Company
     Stockholders....................      --          --         --          --        --         --         --         --
                                        ---------    -------    --------    -------    ------    --------    ------    ------
       Total current liabilities.....     10,185      10,858      6,786      5,357     4,557       4,056     6,752      1,251
LONG-TERM DEBT, net of current
 maturities..........................      --            252        551        254      --            55       147       --
DEFERRED GAIN ON SALE................      --          --         --           119      --         --         --         --
DEFERRED TAX LIABILITY...............         67         142         61         68        79          28       287       --
                                        ---------    -------    --------    -------    ------    --------    ------    ------
       Total liabilities.............     10,252      11,252      7,398      5,798     4,636       4,139     7,186      1,251
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common stock......................          3          68         37         20         2          30       218         32
   Additional paid-in capital........      --          --           164       --        --            10      --            3
   Partners'
     capital.........................      --             50      --          --        --         --         --         --
   Retained earnings (deficit).......      3,295       2,786      2,348      2,983       470         (19)      785        988
   Treasury stock, at cost...........      --            (80)      (152 )     (239 )    --         --         --          (17)
                                        ---------    -------    --------    -------    ------    --------    ------    ------
       Total stockholders' equity....      3,298       2,824      2,397      2,764       472          21     1,003      1,006
                                        ---------    -------    --------    -------    ------    --------    ------    ------
       Total liabilities and
        stockholders' equity.........    $13,550     $14,076    $ 9,795     $8,562     $5,108     $4,160     $8,189    $2,257
                                        =========    =======    ========    =======    ======    ========    ======    ======
                                                    HOME                   PRO FORMA                  POST MERGER
                                       WILLMAX    USA, INC.     TOTAL     ADJUSTMENTS    PRO FORMA    ADJUSTMENTS     AS ADJUSTED
                                       -------    ---------    -------    -----------    ---------    ------------    -----------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........  $  162      $    14     $ 8,030      $--          $  8,030       $  6,515       $  14,545

   Accounts receivable, net..........     297        --          7,856       --             7,856         --               7,856

   Related party receivable..........    --          --            912       --               912         --                 912

   Inventories.......................     780        --         40,763         (236)       40,527         --              40,527

   Other current assets..............      16        --            501          (76)          425         --                 425

   Deferred tax asset................    --          --             87           56           143         --                 143
                                       -------    ---------    -------    -----------    ---------    ------------    -----------
       Total current assets..........   1,255           14      58,149         (256)       57,893          6,515          64,408

PROPERTY AND EQUIPMENT, net..........      54        --          8,121       (1,624)        6,497         --               6,497

OTHER ASSETS, net....................       1        3,159       3,890           11         3,901         (3,141)            760

GOODWILL.............................    --          --             20       58,557        58,577         --              58,577
                                       -------    ---------    -------    -----------    ---------    ------------    -----------

       Total assets..................  $1,310      $ 3,173     $70,180      $56,688      $126,868       $  3,374       $ 130,242
                                       =======    =========    =======    ===========    =========    ============    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................  $  326      $ 3,141      12,909          104        13,013         (3,142)          9,871

   Floor plan payable................     799        --         38,801         (162)       38,639         --              38,639

   Deferred tax liability............    --          --            571          (14)          557         --                 557

   Related-party payable.............    --          --            593         (420)          173         --                 173

   Current maturities of long-term
     debt............................      70        --          1,264         (423)          841           (841)         --

   Payable to Founding Company
     Stockholders....................    --          --          --          18,063        18,063        (18,063)         --
                                       -------    ---------    -------    -----------    ---------    ------------    -----------

       Total current liabilities.....   1,195        3,141      54,138       17,148        71,286        (22,046)         49,240

LONG-TERM DEBT, net of current
 maturities..........................      37        --          1,296        6,503         7,799         (7,799)         --

DEFERRED GAIN ON SALE................    --          --            119       --               119         --                 119

DEFERRED TAX LIABILITY...............    --          --            732          232           964         --                 964
                                       -------    ---------    -------    -----------    ---------    ------------    -----------
       Total liabilities.............   1,232        3,141      56,285       23,883        80,168        (29,845)         50,323

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common stock......................    --             32         442         (338)          104             50             154

   Additional paid-in capital........    --          8,519       8,696       37,078        45,774         33,169          78,943

   Partners'
     capital.........................      78        --            128         (128)        --            --              --

   Retained earnings (deficit).......    --         (8,515)      5,117       (4,295)          822         --                 822

   Treasury stock, at cost...........    --          --           (488)         488         --            --              --
                                       -------    ---------    -------    -----------    ---------    ------------    -----------
       Total stockholders' equity....      78           32      13,895       32,805        46,700         33,219          79,919
                                       -------    ---------    -------    -----------    ---------    ------------    -----------
       Total liabilities and
        stockholders' equity.........  $1,310      $ 3,173     $70,180      $56,688      $126,868       $  3,374       $ 130,242
                                       =======    =========    =======    ===========    =========    ============    ===========

  See accompanying notes to unaudited pro forma combined financial statements.

                      HOMEUSA, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                        AAA                               MOBILE       FIRST                  HOME
                                        UNIVERSAL      HOMES     MCDONALD     PATRICK      WORLD     AMERICAN     COOPER     FOLKS
                                        ----------    -------    ---------    --------    -------    ---------    -------    ------
TOTAL REVENUE........................    $ 51,683     $39,196     $29,847     $29,903     $15,948     $12,438     $9,701     $8,027
COST OF SALES........................      39,820      30,543      24,329      23,858     12,360        9,994      6,829     6,121
                                        ----------    -------    ---------    --------    -------    ---------    -------    ------
 Gross profit........................      11,863       8,653       5,518       6,045      3,588        2,444      2,872     1,906
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................       9,344       6,272       3,925       4,306      2,925        2,198      2,013     1,541
                                        ----------    -------    ---------    --------    -------    ---------    -------    ------
 Income from operations..............       2,519       2,381       1,593       1,739        663          246        859       365
OTHER INCOME (EXPENSE):
 Interest expense, net...............        (412)       (994)       (808)       (622 )     (427 )       (374)      (326 )    (126)
 Other income, net...................         424          44          58          58         (8 )         79         15        14
                                        ----------    -------    ---------    --------    -------    ---------    -------    ------
INCOME (LOSS) BEFORE INCOME TAXES....       2,531       1,431         843       1,175        228          (49)       548       253
PROVISION FOR INCOME TAXES...........         131         559         314           2         88            2        277      --
                                        ----------    -------    ---------    --------    -------    ---------    -------    ------
NET INCOME (LOSS)....................    $  2,400     $   872     $   529     $ 1,173     $  140      $   (51)    $  271     $ 253
                                        ==========    =======    =========    ========    =======    =========    =======    ======
NET INCOME PER SHARE.................
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............
                                                      HOME                   PRO FORMA
                                       WILLMAX     USA, INC.      TOTAL     ADJUSTMENTS     PRO FORMA
                                       --------    ----------   ---------   ------------    ----------
TOTAL REVENUE........................   $3,560      $ --        $ 200,303     $  1,987      $ 202,290
COST OF SALES........................    2,955        --          156,809        1,830        158,639
                                       --------    ----------   ---------   ------------    ----------
 Gross profit........................      605        --           43,494          157         43,651
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      511                     33,035       (3,697)        29,338
                                       --------    ----------   ---------   ------------    ----------
 Income from operations..............       94                     10,459        3,854         14,313
OTHER INCOME (EXPENSE):
 Interest expense, net...............      (94)       --           (4,183)         813         (3,370 )
 Other income, net...................       (6)       --              678         (133)           545
                                       --------    ----------   ---------   ------------    ----------
INCOME (LOSS) BEFORE INCOME TAXES....       (6)                     6,954        4,534         11,488
PROVISION FOR INCOME TAXES...........    --           --            1,373        3,668          5,041
                                       --------    ----------   ---------   ------------    ----------
NET INCOME (LOSS)....................   $   (6)     $ --        $   5,581     $    866      $   6,447
                                       ========    ==========   =========   ============    ==========
NET INCOME PER SHARE.................                                                       $    0.46
                                                                                            ==========
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............                                                       13,910,085
                                                                                            ==========

(1) Includes (i) 1,843,823 shares issued to Notre Capital Ventures II, (ii) 1,331,120 shares issued to management and consultants of HomeUSA, (iii) 7,266,944 shares issued to owners of the Founding Companies and (iv) 3,468,199 of the 5,000,000 shares sold in the IPO necessary to pay the cash portion of the Merger consideration and expenses of the IPO. The 1,648,061 shares excluded reflect the net cash proceeds to HomeUSA.

  See accompanying notes to unaudited pro forma combined financial statements.

                      HOMEUSA, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                       AAA                             MOBILE      FIRST                  HOME
                                        UNIVERSAL     HOMES     MCDONALD    PATRICK     WORLD     AMERICAN    COOPER      FOLKS
                                        ---------    -------    --------    -------    -------    --------    -------   ---------
TOTAL REVENUE........................    $39,996     $29,646    $22,776     $24,040    $12,558    $10,106     $10,455   $   7,284
COST OF SALES........................     31,277      22,648     18,220      18,747    10,189       8,368       7,782       5,584
                                        ---------    -------    --------    -------    -------    --------    -------   ---------
       Gross profit..................      8,719       6,998      4,556       5,293     2,369       1,738       2,673       1,700
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      5,182       5,275      3,209       3,663     1,911       1,416       2,165       1,032
                                        ---------    -------    --------    -------    -------    --------    -------   ---------
       Income (loss) from
        operations...................      3,537       1,723      1,347       1,630       458         322         508         668
OTHER INCOME (EXPENSE):
   Interest expense, net.............       (494)       (611)      (577 )      (350)     (362 )      (268 )      (494)        (75)
   Other income, net.................        201          54         49          52        86          85          33          23
                                        ---------    -------    --------    -------    -------    --------    -------   ---------
INCOME (LOSS) BEFORE INCOME TAXES....      3,244       1,166        819       1,332       182         139          47         616
PROVISION (BENEFIT) FOR INCOME
 TAXES...............................        177         403        336          65        70          67          21      --
                                        ---------    -------    --------    -------    -------    --------    -------   ---------
NET INCOME (LOSS)....................    $ 3,067     $   763    $   483     $ 1,267    $  112     $    72     $    26   $     616
                                        =========    =======    ========    =======    =======    ========    =======   =========
NET INCOME PER SHARE.................
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............
                                                     HOME                  PRO FORMA
                                       WILLMAX     USA, INC.     TOTAL     ADJUSTMENT    PRO FORMA
                                       --------    ---------   ---------   ----------    ----------
TOTAL REVENUE........................   $2,623     $  --       $ 159,484    $   (881)    $ 158,603
COST OF SALES........................    1,991        --         124,806        (640)      124,166
                                       --------    ---------   ---------   ----------    ----------
       Gross profit..................      632        --          34,678        (241)       34,437
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      516        8,519       32,888      (8,191)       24,697
                                       --------    ---------   ---------   ----------    ----------
       Income (loss) from
        operations...................      116       (8,519 )      1,790       7,950         9,740
OTHER INCOME (EXPENSE):
   Interest expense, net.............      (65)       --          (3,296)        735        (2,561 )
   Other income, net.................    --           --             583         (21)          562
                                       --------    ---------   ---------   ----------    ----------
INCOME (LOSS) BEFORE INCOME TAXES....       51       (8,519 )       (923)      8,664         7,741
PROVISION (BENEFIT) FOR INCOME
 TAXES...............................    --           --           1,139       2,245         3,384
                                       --------    ---------   ---------   ----------    ----------
NET INCOME (LOSS)....................   $   51     $ (8,519 )  $  (2,062)   $  6,419     $   4,357
                                       ========    =========   =========   ==========    ==========
NET INCOME PER SHARE.................                                                    $    0.31
                                                                                         ==========
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............                                                    13,910,085
                                                                                         ==========

(1) Includes (i) 1,843,823 shares issued to Notre Capital Ventures II, L.L.C.,
    (ii) 1,331,120 shares issued to management and consultants of HomeUSA, (iii) 7,266,944 shares issued to owners of the Founding Companies and (iv) 3,468,199 of the 5,000,000 shares sold in the IPO necessary to pay the cash portion of the Merger consideration and expenses of the IPO. The 1,648,061 shares excluded reflect the net cash proceeds to HomeUSA.

  See accompanying notes to unaudited pro forma combined financial statements.

                      HOMEUSA, INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  GENERAL:

     HomeUSA, Inc. was formed to become a leading independent national retailer of manufactured homes. HomeUSA, Inc. conducted no operations prior to the IPO and acquired the Founding Companies simultaneously with the consummation of the IPO.

     The historical financial statements represent the financial position and results of operations of the Founding Companies and were derived from the respective financial statements included elsewhere herein.

2.  ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with and as a condition to the closing of the IPO, HomeUSA acquired all of the outstanding capital stock of the Founding Companies. The Mergers were accounted for using the purchase method of accounting with Universal being treated as the accounting acquiror. The following table sets forth the consideration paid (a) in cash and (b) in shares of the Company's Common Stock to the stockholders of each of the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares has been determined using an estimated fair value of $6.40 per share, which represents a discount of twenty percent from the assumed initial public offering price due to restrictions on the sale and transferability of the shares issued. The shares issued in the mergers are unregistered shares. Accordingly, unless registered, these shares cannot be sold except under Rule 144 or other applicable exemption from registration. Additionally, the shares are subject to a six month contractual lock-up in favor of the underwriters and a one year contractual lock-up in favor of HomeUSA. The estimated purchase price for the acquisitions is based upon preliminary estimates and is subject to certain purchase price adjustments at and following closing. Adjustments to the purchase price will be based upon the actual initial public offering price. The table does not reflect distributions to the Founding Companies of Excess Operating Capital greater or less than zero. Excess Operating Capital is defined as net working capital minus long-term debt, as of the effective date of the Mergers. These distributions are referred to herein as the Owners' Distributions. The Owners' Distributions, had they occurred on September 30, 1997, would have been approximately $6.9 million.

                                                        COMMON STOCK
                                                   ----------------------
                                                                VALUE OF
                                         CASH       SHARES       SHARES
                                       ---------   ---------    ---------
                                             (DOLLARS IN THOUSANDS)
Universal............................  $   6,131   2,299,311     $ 14,716
AAA Homes............................      2,745   1,165,901        7,462
McDonald.............................      2,216   1,015,074        6,496
Patrick..............................      2,496     936,058        5,991
Mobile World.........................      1,390     521,101        3,335
First American.......................        768     288,123        1,844
Cooper...............................      1,383     691,308        4,424
Home Folks...........................        663     248,620        1,591
WillMax..............................        271     101,448          649
                                       ---------   ---------    ---------
     Total...........................  $  18,063   7,266,944     $ 46,508
                                       =========   =========    =========

3.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

     (a)   Records the payable for the Founding Companies' Owners' Distribution.

     (b) Records the distribution of certain real estate and nonoperating assets and liabilities in connection with the Mergers. In addition, reflects the reduction for certain operating assets and liabilities representing sales centers which were not acquired in the Mergers.

                      HOMEUSA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (c) Records the purchase of the Founding Companies for a total purchase price of $64.6 million, including $20.8 million attributed to Universal as accounting acquiror. The entry includes the liability of $18.1 million for the cash portion of the consideration paid to the stockholders of the Founding Companies in connection with the Mergers and the issuance of 7.3 million shares of Common Stock to the Founding Companies resulting in the creation of $38.2 million of goodwill after allocating the purchase price to the aggregate assets acquired and liabilities assumed, excluding Universal, as shown below. In addition, goodwill of $20.3 million has been recorded attributable to the 3.2 million shares of Common Stock issued to Notre Capital Ventures II, L.L.C. and the management and consultants of HomeUSA (dollars in thousands).

                 ASSETS
Cash and cash equivalents...............  $   4,628
Accounts receivable.....................      6,303
Related party receivable................        912
Inventories.............................     32,981
Deferred tax asset......................        143
Other current assets....................        356
                                          ---------
     Total current assets...............     45,323

Property and equipment, net.............      5,534
Other assets............................        732
                                          ---------
     Total assets.......................  $  51,589
                                          =========

              LIABILITIES
Accounts payable and accrued
  liabilities...........................  $   7,032
Floorplan payable.......................     31,296
Related party payable...................        173
Current maturities of long-term debt....        841
Deferred income taxes...................        537
                                          ---------
     Total current liabilities..........     39,879

Long-term obligations, net of current
  maturities............................      5,484
Other long-term liabilities.............        119
Deferred income taxes...................        798
                                          ---------
     Total liabilities..................  $  46,280
                                          =========

     (d) Records the net deferred income tax liability attributable to the temporary differences between the financial reporting and tax bases of assets and liabilities held in S Corporations.

     (e) Records the cash proceeds from the issuance of 5,000,000 shares of Common Stock, net of offering costs of $6.8 million. Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

     (f) Records the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Mergers, the payment of the Owners' Distributions and the repayment of long-term debt.

                      HOMEUSA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following tables summarize the unaudited pro forma combined balance sheet adjustments:

                                                                                     PRO FORMA
                                          (A)        (B)        (C)        (D)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------   ------------
               ASSETS
Inventories..........................  $  --      $    (236) $  --      $  --         $   (236)
Other current assets.................     --            (76)    --         --              (76)
Deferred tax assets..................     --         --         --             56           56
                                       ---------  ---------  ---------  ---------   ------------
         Total current assets........     --           (312)    --             56         (256)
Property and equipment, net..........     --         (1,624)    --         --           (1,624)
Other assets, net....................     --         --         --             11           11
Goodwill.............................     --         --         58,557     --           58,557
                                       ---------  ---------  ---------  ---------   ------------
         Total assets................     --         (1,936)    58,557         67       56,688
                                       =========  =========  =========  =========   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued
  expenses...........................     --            104     --         --              104
Floor plan payable...................     --           (162)    --         --             (162)
Deferred tax liability...............     --         --         --            (14)         (14)
Related party payable................     --           (420)    --         --             (420)
Current maturities of long-term
  debt...............................     --           (423)    --         --             (423)
Payable to Founding Company
  stockholders.......................     --         --         18,063     --           18,063
                                       ---------  ---------  ---------  ---------   ------------
         Total current liabilities...     --           (901)    18,063        (14)      17,148
Long-term debt, net of current
  maturities.........................      6,918       (415)    --         --            6,503
Deferred tax liability...............     --         --         --            232          232
                                       ---------  ---------  ---------  ---------   ------------
         Total liabilities...........      6,918     (1,316)    18,063        218       23,883
Stockholders' equity:
    Common stock.....................     --         --           (338)    --             (338)
    Additional paid-in capital.......     (6,918)    --         43,996     --           37,078
    Partners' capital................     --         --           (164)        36         (128)
    Retained earnings................     --           (620)    (3,488)      (187)      (4,295)
    Treasury stock, at cost..........     --         --            488     --              488
                                       ---------  ---------  ---------  ---------   ------------
         Total stockholders'
           equity....................     (6,918)      (620)    40,494       (151)      32,805
                                       ---------  ---------  ---------  ---------   ------------
         Total liabilities and
           stockholders' equity......  $  --      $  (1,936) $  58,557  $      67     $ 56,688
                                       =========  =========  =========  =========   ============

                      HOMEUSA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                               POST MERGER
                                          (E)        (F)       ADJUSTMENTS
                                       ---------  ---------   -------------
               ASSETS
Cash and cash equivalents............  $  33,218  $ (26,703)    $   6,515
                                       ---------  ---------   -------------
         Total current assets........     33,218    (26,703)        6,515
Other assets.........................     (3,141)    --            (3,141)
                                       ---------  ---------   -------------
         Total assets................     30,077    (26,703)        3,374
                                       =========  =========   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued.........     (3,142)    --            (3,142)
Current maturities of long-term
  debt...............................     --           (841)         (841)
Payable to Founding Company
  stockholders.......................     --        (18,063)      (18,063)
                                       ---------  ---------   -------------
         Total current liabilities...     (3,142)   (18,904)      (22,046)
Long-term debt, net of current
  maturities.........................     --         (7,799)       (7,799)
                                       ---------  ---------   -------------
         Total liabilities...........     (3,142)   (26,703)      (29,845)
Stockholders' equity:
    Common stock.....................         50     --                50
    Additional paid-in capital.......     33,169     --            33,169
                                       ---------  ---------   -------------
         Total stockholders'
         equity......................     33,219     --            33,219
                                       ---------  ---------   -------------
         Total liabilities and
         stockholders' equity........  $  30,077  $ (26,703)    $   3,374
                                       =========  =========   =============

4.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

  YEAR ENDED DECEMBER 31, 1996

     (a) Reflects the sales centers of certain Founding Companies which were not acquired in the Mergers.

     (b) Reflects the historical results of operations of a sales center acquired by one of the Founding Companies in April 1997.

     (c) Reflects the reduction in operations for the distribution of certain non-operating assets and liabilities which were not acquired in the Mergers.

     (d) Reflects the $4.9 million reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they agreed in connection with the mergers.

     (e) Reflects the amortization of goodwill to be recorded as a result of the Mergers over a 40-year estimated life.

     (f) Reflects the reduction in interest expense of $0.9 million due to refinancing of the floor plan payable through recent credit facilities obtained from financial institutions which commenced upon the consummation of the Mergers.

     (g) Reflects the incremental provision for federal and state income taxes relating to the statements of operations adjustments and to reflect income taxes on S corporation and LLC income as if these entities had been taxable as C corporations during the periods presented.

                      HOMEUSA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the unaudited pro forma combined statements of operations adjustments:

                                                                                                                     PRO FORMA
                                          (A)        (B)        (C)        (D)        (E)        (F)        (G)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Total revenue........................  $  (7,702) $   9,689  $  --      $  --      $  --      $  --      $  --        $   1,987
Cost of sales........................     (5,846)     7,676     --         --         --         --         --            1,830
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Gross profit.........................     (1,856)     2,013     --         --         --         --         --              157
Selling, general and
  administrative.....................     (1,499)     1,369       (164)    (4,867)     1,464     --         --           (3,697)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income (loss) from operations........       (357)       644        164      4,867     (1,464)    --         --            3,854
Other income (expense)
    Interest expense, net............        205       (300)        38     --         --            870     --              813
    Other income, net................        (31)      (102)    --         --         --         --         --             (133)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income (loss) before income taxes....       (183)       242        202      4,867     (1,464)       870     --            4,534
Provision (benefit) for income
  taxes..............................        (65)    --         --         --         --         --          3,733        3,668
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net income (loss)....................  $    (118) $     242  $     202  $   4,867  $  (1,464) $     870  $  (3,733)   $     866

  NINE MONTHS ENDED SEPTEMBER 30, 1997

     (a) Reflects the sales centers of certain Founding Companies' which were not acquired in the Mergers.

     (b) Reflects the pre-acquisition historical results of operations from sales centers acquired by one of the Founding Companies in April 1997.

     (c) Reflects the reduction in operations for the distribution of certain non-operating assets and liabilities which were not acquired in the Mergers.

     (d) Reflects the $0.7 million reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they agreed in connection with the mergers and the reversal of the $8.5 million non-cash compensation charge related to the issuance of 1,331,120 shares of Common Stock to management of and consultants to the Company offset by a $0.3 million charge for the recurring portion of salary expenses of management.

     (e) Reflects the amortization of goodwill to be recorded as a result of these Mergers over a 40-year estimated life.

     (f) Reflects the reduction in interest expense of $0.6 million due to refinancing of the floor plan payable through recent credit facilities obtained from financial institutions which commence upon the consummation of the Mergers.

     (g) Reflects the incremental provision for federal and state income taxes relating to the statements of operations adjustments and to reflect income taxes on S corporation and LLC income as if these entities had been taxable as C corporations during the periods presented.

     The following table summarizes unaudited pro forma combined statements of operations adjustments:

                                                                                                                     PRO FORMA
                                          (A)        (B)        (C)        (D)        (E)        (F)        (G)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Total revenue........................  $  (3,039) $   2,158  $  --      $  --      $  --      $  --      $  --        $    (881)
Cost of sales........................     (2,383)     1,743     --         --         --         --         --             (640)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Gross profit.........................       (656)       415     --         --         --         --         --             (241)
Selling, general and
  administrative.....................       (612)       303        (76)    (8,904)     1,098     --         --           (8,191)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income (loss) from operations........        (44)       112         76      8,904     (1,098)    --         --            7,950
Other income (expense)
    Interest expense, net............        135        (57)        43     --         --            614     --              735
    Other income, net................        (13)        (8)    --         --         --         --         --              (21)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income (loss) before income taxes....         78         47        119      8,904     (1,098)       614     --            8,664
Provision (benefit) for income
  taxes..............................        (35)    --         --         --         --         --          2,280        2,245
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net income (loss)....................  $     113  $      47  $     119  $   8,904  $  (1,098) $     614  $  (2,280)   $   6,419

                                      F-11

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HomeUSA, Inc.:

     We have audited the accompanying balance sheet of HomeUSA, Inc., as of December 31, 1996, and the related statement of stockholders' equity for the period from inception (July 3, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HomeUSA, Inc., as of December 31, 1996, and for the period from inception (July 3, 1996) to December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
September 10, 1997

                                 HOMEUSA, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                       DECEMBER 31,   SEPTEMBER 30,
                                           1996           1997
                                       ------------   -------------
                                                       (UNAUDITED)

               ASSETS

CASH AND CASH EQUIVALENTS............      $  1          $    14
DEFERRED OFFERING COSTS..............        26            3,159
                                            ---       -------------
          Total assets...............      $ 27          $ 3,173
                                            ===       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

ACCRUED LIABILITIES AND AMOUNTS DUE
  TO STOCKHOLDERS....................      $  8          $ 3,141
STOCKHOLDERS' EQUITY:
     Preferred stock, $.01 par value,
      5,000,000 shares authorized,
      none issued and outstanding....     --              --
     Common stock, $.01 par value,
      50,000,000 shares authorized,
      1,843,823 and 3,174,943 shares
      issued and outstanding.........        19               32
     Additional paid-in capital......     --               8,519
     Retained deficit................     --              (8,519)
                                            ---       -------------
          Total stockholders'
        equity.......................        19               32
                                            ---       -------------
          Total liabilities and
        stockholders' equity.........      $ 27          $ 3,173
                                            ===       =============

   The accompanying notes are an integral part of these financial statements.

                                 HOMEUSA, INC.
                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                         NINE MONTHS
                                            ENDED
                                        SEPTEMBER 30,
                                            1997
                                        -------------
                                         (UNAUDITED)
REVENUES.............................      $--
COMPENSATION EXPENSE RELATING TO
  ISSUANCE OF COMMON STOCK TO
  MANAGEMENT AND CONSULTANTS.........        8,519
                                        -------------
LOSS BEFORE INCOME TAXES.............       (8,519)
INCOME TAX BENEFIT...................       --
                                        -------------
NET LOSS.............................      $(8,519)
                                        =============

    The accompanying notes are an integral part of this financial statement.

                                 HOMEUSA, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           COMMON STOCK        ADDITIONAL                   TOTAL
                                       --------------------     PAID-IN     RETAINED    STOCKHOLDERS'
                                         SHARES      AMOUNT     CAPITAL      DEFICIT       EQUITY
                                       -----------   ------    ----------   ---------   -------------
INITIAL CAPITALIZATION (July 3,
  1996)..............................       90,713    $  1       $--        $  --          $     1
     Issuance of shares to Notre.....    1,753,110      18        --           --               18
                                       -----------   ------    ----------   ---------   -------------
BALANCE, December 31, 1996...........    1,843,823      19        --           --               19
     Issuance of management and
       consultant shares
       (unaudited)...................    1,331,120      13        8,519        --            8,532
     Net loss (unaudited)............      --           --        --           (8,519)      (8,519)
                                       -----------   ------    ----------   ---------   -------------
BALANCE, September 30, 1997
  (unaudited)........................    3,174,943    $ 32       $8,519     $  (8,519)     $    32
                                       ===========   ======    ==========   =========   =============

   The accompanying notes are an integral part of these financial statements.

                                 HOMEUSA, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                         NINE MONTHS
                                            ENDED
                                        SEPTEMBER 30,
                                            1997
                                        -------------
                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................      $(8,519)
  Adjustments to reconcile net loss
     to net cash provided by
     operating activities --
     Compensation expense related to
      issuance of common stock to
      management and consultants.....        8,519
     Changes in assets and
      liabilities --
          Increase in deferred
        offering costs...............       (3,133)
          Increase in accrued
        liabilities and amounts due
        to stockholders..............        3,133
                                        -------------
               Net cash provided by
             operating activities....       --
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of stock..................           13
                                        -------------
               Net cash provided by
             financing activities....           13
                                        -------------
NET INCREASE.........................           13
CASH, beginning of period............            1
                                        -------------
CASH, end of period..................      $    14
                                        =============

    The accompanying notes are an integral part of this financial statement.

                                 HOMEUSA, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     HomeUSA, Inc., a Delaware corporation (HomeUSA or the Company), was founded in July 1996 to become a leading national retailer of manufactured homes and accessories. HomeUSA intends to acquire nine businesses (the Mergers), complete an initial public offering (the IPO) of its common stock and, subsequent to the Offering, continue to acquire through merger or purchase, similar companies to expand its national operations.

     HomeUSA has not conducted any operations, and all activities to date have related to the Offering and the Mergers. All expenditures to date have been funded by the majority stockholder, Notre Capital Ventures II, L.L.C. (Notre), on behalf of the Company. Notre has committed to fund the organization expenses and offering costs. As of December 31, 1996, and September 30, 1997, costs of approximately $26,000 and $3.2 million (unaudited), respectively, have been incurred by Notre in connection with the IPO. HomeUSA has treated these costs as deferred offering costs. There is no assurance that the pending Mergers discussed below will be completed or that HomeUSA will be able to generate future operating revenues.

     The Company has an absence of a combined operating history and HomeUSA's future success is dependent upon a number of factors which include, among others, the ability to integrate operations, reliance on the identification and integration of satisfactory acquisition candidates, reliance on acquisition financing, the ability to manage growth, and attract and retain qualified management and sales personnel as well as the need for additional capital and the availability and cost of floor plan financing. Other factors include the availability of sites for manufactured homes, dependence on key manufacturers, availability of product, the availability of customer financing, risks associated with increased regulation and competition, and the cyclical nature of the manufactured housing industry.

2.  INTERIM FINANCIAL INFORMATION:

     The interim financial statements as of September 30, 1997, and for the nine months then ended are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim period are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  STOCKHOLDERS' EQUITY:

  COMMON STOCK AND PREFERRED STOCK

     HomeUSA effected a 90.7127-for-one stock dividend on August 1, 1997, for each share of common stock of the Company (Common Stock) then outstanding. In addition, the Company increased the number of authorized shares of Common Stock to 50,000,000 and authorized 5,000,000 shares of $.01 par value preferred stock. The effects of the Common Stock dividend have been retroactively reflected on the balance sheet and in the accompanying notes.

                                  HOMEUSA INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In connection with the organization and initial capitalization of HomeUSA, the Company issued 90,713 shares of common stock at $.01 per share to Notre. Notre incurred $18,000 of expenses on behalf of the Company for which the Company issued 1,753,110 shares to Notre in October 1996.

     In 1997, the Company issued a total of 1,331,120 shares of Common Stock to management and consultants to the Company at a price of $.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $8.5 million (unaudited) in the first nine months of 1997 representing the difference between the amount paid for the shares and an estimated fair value of the shares on the date of sale as if the Founding Companies were combined.

  RESTRICTED COMMON STOCK

     In August 1997, the Company authorized 5,000,000 shares of $.01 par value restricted common stock and the primary stockholder exchanged 1,718,823 of its shares of Common Stock for an equal number of shares of restricted voting common stock (Restricted Common Stock). The holder of Restricted Common Stock is entitled to elect one member of the Company's board of directors and to .25 of one vote for each share on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holders (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended), (ii) in the event any person acquires beneficial ownership of 15 percent or more of the total number of outstanding shares of Common Stock of the Company or (iii) in the event any person offers to acquire 15 percent or more of the total number of outstanding shares of Common Stock of the Company. After October 1, 1998, the board of directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80 percent or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

  LONG-TERM INCENTIVE PLAN

     In July 1997, the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the Plan), which provides for the granting or awarding of incentive or nonqualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to directors, officers, key employees and consultants to the Company. The number of shares authorized and reserved for issuance under the Plan is the greater of 2,000,000 shares or 15 percent of the aggregate number of shares of Common Stock outstanding. The terms of the option awards will be established by the compensation committee of the Company's board of directors. The Company intends to file a registration statement registering the issuance of shares upon exercise of options granted under this Plan. The Company expects to grant nonqualified stock options to purchase a total of 650,000 shares of Common Stock to key employees of the Company at the initial public offering price upon consummation of the Offering. In addition, the Company expects to grant options to purchase a total of 952,483 shares of Common Stock to certain employees of the Founding Companies at the initial public offering price per share. These options will vest at the rate of 20 percent per year, commencing on the first anniversary of the IPO and will expire seven years from the date of grant or three months following termination of employment.

  NONEMPLOYEE DIRECTORS' STOCK PLAN

     In July 1997, the Company's stockholders approved the 1997 Nonemployee Directors' Stock Plan (the Directors' Plan), which provides for the granting or awarding of stock options and stock appreciation rights to nonemployees. The number of shares authorized and reserved for issuance under the Stock Plan is

                                  HOMEUSA INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

275,000 shares. The Directors' Plan provides for the automatic grant of options to purchase 10,000 shares to each nonemployee director serving at the commencement of the IPO.

     Each nonemployee director will be granted options to purchase an additional 10,000 shares at the time of the initial election. In addition, each director will be automatically granted options to purchase 5,000 shares at each annual meeting of the stockholders occurring more than two months after the date of the director's initial election. All options will be exercised at the fair market value at the date of grant and are immediately vested upon grant.

     Options will be granted to each of three future and one current member of the board of directors to purchase 10,000 shares of Common Stock at the initial public offering price per share effective upon the consummation of the IPO. These options will expire the earlier of 10 years from the date of grant or one year after termination of service as a director.

     The Directors' Plan allows nonemployee directors to receive shares (deferred shares) at future settlement dates in lieu of cash. The number of deferred shares will have an aggregate fair market value equal to the fees payable to the directors.

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair-value based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25). Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

4. EVENTS SUBSEQUENT TO THE DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     Wholly owned subsidiaries of HomeUSA have acquired by merger or share exchange nine companies (Founding Companies). The companies are the Universal Housing Group, the AAA Homes Group, McDonald Mobile Homes, Inc., Patrick Home Center, Inc., the Mobile World Group, the First American Homes Group, the Cooper's Mobile Homes Group, Home Folks Housing Center, Inc. and WillMax Homes of Colorado, LLC. HomeUSA acquired the Founding Companies for cash and 7.3 million shares of Common Stock.

     The Company has recently received commitment letters to provide credit facilities which were available upon the closing of the IPO. According to the terms, the Company has revolving credit facilities of $125 million for refinancing of floor plan debt. Such facility requires the Company to comply with various affirmative and negative covenants including, but not limited to
(i) maintenance of certain financial ratios, (ii) a restriction on additional indebtedness and (iii) restrictions on liens, guarantees, advances, dividends and business activities unrelated to its existing operations. Failure to comply with such covenants and restrictions constitutes an event of default under the proposed facility.

     In November, 1997, HomeUSA completed the IPO, which involved the sale of 5,000,000 shares of its common stock, resulting in net proceeds of approximately $33.2 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Universal Housing Group:

     We have audited the accompanying combined balance sheets of Universal Housing Group (the Group), as defined in Note 1 to the financial statements as of December 31, 1995 and 1996 and September 30, 1997, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995 and 1996 and September 30, 1997, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
October 28, 1997

                            UNIVERSAL HOUSING GROUP
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $   2,108  $   8,031      $ 3,388
     Accounts receivable, net...........      2,351      1,772        1,553
     Inventories........................      9,334      8,655        7,547
     Other current assets...............         38         36           70
                                          ---------  ---------   -------------
          Total current assets..........     13,831     18,494       12,558
PROPERTY AND EQUIPMENT, net.............        584        801          963
OTHER ASSETS............................         40         34           29
                                          ---------  ---------   -------------
          Total assets..................  $  14,455  $  19,329      $13,550
                                          =========  =========   =============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses.........................  $   2,920  $   2,376      $ 2,841
     Related-party payable..............     --             50       --
     Floor plan payable.................        713      6,729        7,344
                                          ---------  ---------   -------------
          Total current liabilities.....      3,633      9,155       10,185
DEFERRED TAX LIABILITY..................         63         65           67
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $10 par value and no
       par value, 2,000 shares
       authorized at December 31, 1995
       and 1996 and 3,000 shares
       authorized at September 30, 1997,
       200 shares issued and outstanding
       at December 31, 1995 and 1996 and
       300 shares issued and outstanding
       at September 30, 1997............          2          2            3
     Retained earnings..................     10,757     10,107        3,295
                                          ---------  ---------   -------------
          Total shareholders' equity....     10,759     10,109        3,298
                                          ---------  ---------   -------------
          Total liabilities and
             shareholders' equity.......  $  14,455  $  19,329      $13,550
                                          =========  =========   =============

    The accompanying notes are an integral part of these combined financial statements.

                            UNIVERSAL HOUSING GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               NINE MONTHS
                                              YEAR ENDED DECEMBER 31        ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
REVENUE:
     Home sales.........................  $  48,232  $  56,039  $  51,330  $  39,451  $  39,488
     Other revenue......................        226        206        353        234        508
                                          ---------  ---------  ---------  ---------  ---------
          Total revenue.................     48,458     56,245     51,683     39,685     39,996
COST OF SALES...........................     37,844     43,041     39,820     31,075     31,277
                                          ---------  ---------  ---------  ---------  ---------
          Gross profit..................     10,614     13,204     11,863      8,610      8,719
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      7,789     10,131      9,344      6,399      5,182
                                          ---------  ---------  ---------  ---------  ---------
          Income from operations........      2,825      3,073      2,519      2,211      3,537
OTHER INCOME (EXPENSE):
     Interest expense...................       (362)      (221)      (412)      (267)      (494)
     Other income, net..................        192        283        424        167        201
                                          ---------  ---------  ---------  ---------  ---------
          Income before income taxes....      2,655      3,135      2,531      2,111      3,244
PROVISION FOR INCOME TAXES..............        138        181        131        100        177
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME..............................  $   2,517  $   2,954  $   2,400  $   2,011  $   3,067
                                          =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                            UNIVERSAL HOUSING GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                           COMMON    RETAINED
                                           STOCK     EARNINGS     TOTAL
                                           ------    --------   ---------
BALANCE, December 31, 1993..............    $  1     $  6,351   $   6,352
     Distributions......................      --         (250)       (250)
     Net income.........................      --        2,517       2,517
                                           ------    --------   ---------
BALANCE, December 31, 1994..............       1        8,618       8,619
     Issuance of common stock (Universal
       Housing of East Tenn., Inc.).....       1        --              1
     Distributions (Universal Housing,
       Inc.)............................      --         (815)       (815)
     Net income.........................    --          2,954       2,954
                                           ------    --------   ---------
BALANCE, December 31, 1995..............       2       10,757      10,759
     Distributions (Universal Housing,
       Inc.)............................      --       (3,050)     (3,050)
     Net income.........................      --        2,400       2,400
                                           ------    --------   ---------
BALANCE, December 31, 1996..............       2       10,107      10,109
     Issuance of common stock (Shaffer &
       Webb Insurance Agency, Inc.).....       1           (1)     --
     Distributions......................      --       (9,878)     (9,878)
     Net income.........................      --        3,067       3,067
                                           ------    --------   ---------
BALANCE, September 30, 1997.............    $  3     $  3,295   $   3,298
                                           ======    ========   =========

    The accompanying notes are an integral part of these combined financial statements.

                            UNIVERSAL HOUSING GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               NINE MONTHS
                                              YEAR ENDED DECEMBER 31        ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $   2,517  $   2,954  $   2,400  $   2,011  $   3,067
  Adjustments to reconcile net income to
     net cash provided by operating
     activities --
       Depreciation and amortization....         71         80         94         53         78
       Gain on sale of assets...........         (7)        (9)       (19)       (14)       (18)
       Deferred state tax provision.....          2          3         (7)         1          1
       Changes in assets and
          liabilities --
          Accounts receivable...........       (211)      (318)       579        615        219
          Inventories...................        111     (1,782)       679        786      1,108
          Other current assets..........         (9)       (16)        11         37        (59)
          Other noncurrent assets.......         27         37          6         23         (2)
          Accounts payable and accrued
             expenses...................        440        741       (544)     1,180        467
          Floor plan payable............     (2,160)    (1,157)     6,016      5,514        615
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  operating
                  activities............        783        533      9,215     10,206      5,476
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...        (58)      (256)      (316)      (249)      (272)
  Proceeds from sale of equipment.......         15         10         24         16         31
                                          ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  investing activities..        (43)      (246)      (292)      (233)      (241)
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of common stock..................     --              1     --         --         --
  Proceeds from (payments on) short-term
     debt...............................        (30)       (30)        50     --         --
  Distribution to shareholders..........       (250)      (815)    (3,050)    (3,050)    (9,878)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  financing activities         (280)      (844)    (3,000)    (3,050)    (9,878)
                                          ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................        460       (557)     5,923      6,923     (4,643)
CASH AND CASH EQUIVALENTS, beginning of
  period................................      2,205      2,665      2,108      2,108      8,031
                                          ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period................................  $   2,665  $   2,108  $   8,031  $   9,031  $   3,388
                                          =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest...........................  $     362  $     221  $     412  $     267  $     579
     Taxes..............................        406        497        623        236        139

    The accompanying notes are an integral part of these combined financial statements.

                            UNIVERSAL HOUSING GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Universal Housing Group (the Group) includes the accompanying combined financial statements of the following companies under common control and ownership:

        Universal Housing, Inc. --

          Universal Housing, Inc., a Tennessee S Corporation, operates 14 retail manufactured home sales centers in Tennessee and Virginia.

        Universal Housing of East Tn., Inc. --

          Universal Housing of East Tn., Inc., a Tennessee S Corporation, operates one retail manufactured home sales center in eastern Tennessee.

        Shaffer and Webb Insurance Agency, Inc. --

          Shaffer and Webb Insurance Agency, a Tennessee S Corporation, sells physical damage insurance to customers of Universal Housing, Inc., and Universal Housing of East Tn., Inc. Prior to September 1997, Shaffer and Webb Insurance Agency, Inc. was a sole proprietorship.

     The Group's owners entered into a definitive agreement with HomeUSA Inc. (HomeUSA), pursuant to which all of the ownership interests of the Group will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods which the companies were under common control. All significant intercompany transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements for the nine months ended September 30, 1996, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements have been included. The Group's operations are subject to different seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Group considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

                            UNIVERSAL HOUSING GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Group's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. The Group also maintains pre-owned manufactured home inventory owned by third parties for which the Group records a sales commission in other revenues when sold to customers. Home sales exclude any sales and use taxes collected.

     The Group receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenue at the time the policies are written.

     The Group arranges financing for customers through various institutions for which the Group receives certain financing fees which are recognized in other revenue along with the sale of the related home. Other revenue also includes repair and maintenance services.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery.

  INCOME TAXES

     Universal Housing, Inc. and Universal Housing of East Tn., Inc. have elected S Corporation status as defined by the Internal Revenue Code, whereby they are not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Group's taxable earnings or losses on their personal tax returns. Prior to September 1997, Shaffer and Webb Insurance Agency, Inc. was a sole proprietorship. The Group will terminate their S Corporation status concurrently with the effective date of the IPO. The provision for income taxes is composed entirely of state income taxes.

  SHAREHOLDERS' EQUITY

     Shareholders' equity of the Group includes the following shares of common stock which were issued and outstanding at December 31, 1996 and September 30, 1997: 100 shares of common stock at $10 par value for Universal Housing, Inc. and 100 shares of Common Stock at $10 par value for Universal Housing of East Tn. In addition, at September 30, 1997, 100 shares of Common Stock at no par value (stated $10 par value) for Shaffer and Webb Insurance Agency, Inc. were outstanding.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Group's financial instruments consist primarily of accounts receivables and floor plan payables. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

                            UNIVERSAL HOUSING GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Group purchases all of its homes from two primary suppliers at the prevailing prices charged by the manufacturers. The Group's sales volume could be adversely affected by the manufacturers' inability to supply the sales center with an adequate supply of homes.

     The retail agreements between the sales center and the manufacturer contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity.

  NEW ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Group will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

                            UNIVERSAL HOUSING GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                           ESTIMATED
                                            USEFUL         DECEMBER 31
                                           LIVES IN    --------------------   SEPTEMBER 30,
                                             YEARS       1995       1996          1997
                                           ---------   ---------  ---------   -------------
Buildings...............................       25      $     354  $     390      $   417
Leasehold improvements..................       10            199        283          413
Equipment...............................        7            307        438          431
Furniture and fixtures..................        5            201        191          207
                                                       ---------  ---------   -------------
     Total..............................                   1,061      1,302        1,468
Less -- Accumulated depreciation........                    (477)      (501)        (505)
                                                       ---------  ---------   -------------
     Property and equipment, net........               $     584  $     801      $   963
                                                       =========  =========   =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Due from manufacturers..................  $     499  $     325      $   605
Due from finance companies..............      1,650        954          864
Other...................................        202        493           84
                                          ---------  ---------   -------------
                                          $   2,351  $   1,772      $ 1,553
                                          =========  =========   =============

     Inventories consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
New homes, net of unearned volume
  rebates...............................  $   8,787  $   7,902      $ 6,755
Pre-owned homes.........................        213        333          383
Parts, accessories and other............        334        420          409
                                          ---------  ---------   -------------
                                          $   9,334  $   8,655      $ 7,547
                                          =========  =========   =============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Accounts payable, trade.................  $     941  $     983      $   857
Accrued compensation....................      1,303      1,019        1,071
Customer deposits.......................        269        250          478
Other accrued expenses..................        407        124          435
                                          ---------  ---------   -------------
                                          $   2,920  $   2,376      $ 2,841
                                          =========  =========   =============

5.  FLOOR PLAN PAYABLE:

     The Group has a floor plan credit facility with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at the lender's prime rate (8.25 percent at December 31, 1996 and 8.5 percent at September 30, 1997). The floor plan payable is secured by all of the Group's manufactured home inventory, the related furniture,

                            UNIVERSAL HOUSING GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

fixtures and accessories and accounts receivable and is guaranteed by the majority shareholder of the Group.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Group must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Group's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Group experience a material adverse change in its financial position as determined by the lender. The maximum amount that can be borrowed under the floor plan lines of credit is $8.75 million, and the largest balance outstanding during the nine months ended September 30, 1997, was approximately $7.6 million. The average balance outstanding during the nine months ended September 30, 1997, was approximately $7.2 million with a weighted average interest rate paid of 6.87 percent.

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                       DECEMBER 31
                             -------------------------------   SEPTEMBER 30,
                               1994       1995       1996          1997
                             ---------  ---------  ---------   -------------
Federal --
     Current...............  $      --  $      14  $      --       $  --
     Deferred..............         --          1         (1)         --
                             ---------  ---------  ---------   -------------
                                    --         15         (1)         --
                             ---------  ---------  ---------   -------------
State --
     Current...............        136        164        124         179
     Deferred..............          2          2          8          (2)
                             ---------  ---------  ---------   -------------
                                   138        166        132         177
                             ---------  ---------  ---------   -------------
          Total provision..  $     138  $     181  $     131       $ 177
                             =========  =========  =========   =============

     The provision for income taxes differs from an amount computed at the statutory rates as follows
(in thousands):

                                                    DECEMBER 31
                                          -------------------------------   SEPTEMBER 30,
                                            1994       1995       1996          1997
                                          ---------  ---------  ---------   -------------
Federal income tax at statutory rates...  $     929  $   1,097  $     886      $ 1,135
State income taxes......................        138        166        132          177
Effect of S corporation income..........       (929)    (1,082)      (887)      (1,135)
                                          ---------  ---------  ---------   -------------
                                          $     138  $     181  $     131      $   177
                                          =========  =========  =========   =============

                            UNIVERSAL HOUSING GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1995, 1996 and September 30, 1997 are as follows (in thousands):

                                              DECEMBER 31,
                                          --------------------    SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------    -------------
Deferred tax assets --
     Accrued expenses...................  $      --  $      11        $  10
     Other..............................          6          7            7
                                          ---------  ---------    -------------
          Total deferred tax assets.....          6         18           17
                                          ---------  ---------    -------------
Deferred tax liabilities --
     Bases differences in property and
       equipment........................        (11)       (11)         (13)
     Other..............................        (58)       (72)         (73)
                                          ---------  ---------    -------------
          Total deferred tax
             liabilities................        (69)       (83)         (86)
                                          ---------  ---------    -------------
          Net deferred tax liability....  $     (63) $     (65)       $ (69)
                                          =========  =========    =============

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases facilities from certain shareholders of the Group under operating leases. The rent paid under this related-party lease was approximately $18,000, $77,000, $113,000 and $93,000 for the years ended December 31, 1994,
1995 and 1996 and for the nine months ended September 30, 1997, respectively.

     Certain shareholders of the Group own interest in a real estate investment entity which, from time to time, sells land to customers of the Group.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2002. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases as of September 30, 1997 are as follows (in thousands):

Year ending December 31 --
     1997...............................  $      79
     1998...............................        177
     1999...............................        113
     2000...............................         93
     2001...............................         57
     Thereafter.........................         11
                                          ---------
          Total.........................  $     530
                                          =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $296,000, $353,000, $381,000 and $301,000 for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1997, respectively.

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's combined financial position or combined results of operations.

                            UNIVERSAL HOUSING GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE

     The Group carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Group has not incurred significant claims or losses on any of its insurance policies.

9.  SUBSEQUENT EVENTS (UNAUDITED):

     In September 1997, the Group and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of HomeUSA providing for the merger of the Group with the subsidiary of HomeUSA (the Merger). The cash portion of the purchase price of the Merger has been adjusted to the extent the Excess Operating Capital is greater or less than zero. Excess Operating Capital is defined as net working capital minus long-term debt, as of the effective date of the Merger. Had this distribution been made at September 30, 1997, the effect on the Group's balance sheet would have been to decrease shareholders' equity by approximately $2.4 million.

     Concurrently with the Merger, the Group entered into agreements with the shareholders to lease land, equipment and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AAA Homes Group:

     We have audited the accompanying combined balance sheets of AAA Homes Group, (the Group) as defined in Note 1 to the financial statements, as of December 31, 1995 and 1996 and September 30, 1997, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995 and 1996 and September 30, 1997, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
October 28, 1997

                                AAA HOMES GROUP
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------   --------------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     889  $     814      $    707
     Accounts receivable................        867      1,398         1,902
     Related-party receivable...........         48         80            25
     Inventories........................      6,880      9,248         9,599
                                          ---------  ---------   --------------
          Total current assets..........      8,684     11,540        12,233
PROPERTY AND EQUIPMENT, net.............        859      1,106         1,422
OTHER ASSETS, net.......................        289        396           421
                                          ---------  ---------   --------------
          Total assets..................  $   9,832  $  13,042      $ 14,076
                                          =========  =========   ==============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses.........................  $   1,439  $   1,682      $  1,673
     Related-party payable..............     --             49       --
     Floor plan payable.................      6,995      9,002         8,859
     Current maturities of long-term
       debt.............................         58        108           195
     Deferred tax liability.............         27         26           131
                                          ---------  ---------   --------------
          Total current liabilities.....      8,519     10,867        10,858
LONG-TERM DEBT, net of current
  maturities............................        113         32           252
DEFERRED TAX LIABILITY..................         61        132           142
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 105,000
       shares authorized,
       68,000 issued and 36,500
       outstanding......................         68         68            68
     Retained earnings..................      1,151      2,023         2,786
     Partners' capital..................     --         --                50
     Treasury stock, 31,500 shares, at
       cost.............................        (80)       (80)          (80)
                                          ---------  ---------   --------------
          Total shareholders' equity....      1,139      2,011         2,824
                                          ---------  ---------   --------------
          Total liabilities and
             shareholders' equity.......  $   9,832  $  13,042      $ 14,076
                                          =========  =========   ==============

    The accompanying notes are an integral part of these combined financial statements.

                                AAA HOMES GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                              NINE MONTHS
                                              YEAR ENDED DECEMBER 31        ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
REVENUE:
     Home sales.........................  $  20,159  $  27,166  $  38,584  $  30,692  $  28,562
     Other revenue......................        306        385        612        415      1,084
                                          ---------  ---------  ---------  ---------  ---------
          Total revenue.................     20,465     27,551     39,196     31,107     29,646
COST OF SALES...........................     16,113     21,604     30,543     24,484     22,648
                                          ---------  ---------  ---------  ---------  ---------
          Gross profit..................      4,352      5,947      8,653      6,623      6,998
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      3,370      4,465      6,272      4,589      5,275
                                          ---------  ---------  ---------  ---------  ---------
          Income from operations........        982      1,482      2,381      2,034      1,723
OTHER INCOME (EXPENSE):
     Interest expense, net..............       (464)      (679)      (994)      (788)      (611)
     Other income, net..................         82         52         44         (7)        54
                                          ---------  ---------  ---------  ---------  ---------
          Income before income taxes....        600        855      1,431      1,239      1,166
PROVISION FOR INCOME TAXES..............        236        337        559        483        403
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME..............................  $     364  $     518  $     872  $     756  $     763
                                          =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                                AAA HOMES GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                              TREASURY
                                           COMMON    RETAINED     PARTNERS'     STOCK,
                                           STOCK     EARNINGS      CAPITAL     AT COST      TOTAL
                                           ------    ---------    ---------    --------   ---------
BALANCE, December 31, 1993..............   $  68      $   269       $--         $  (80)   $     257
     Net income.........................    --            364       --           --             364
                                           ------    ---------    ---------    --------   ---------
BALANCE, December 31, 1994..............      68          633       --             (80)         621
     Net income.........................    --            518       --           --             518
                                           ------    ---------    ---------    --------   ---------
BALANCE, December 31, 1995..............      68        1,151       --             (80)       1,139
     Net income.........................    --            872       --           --             872
                                           ------    ---------    ---------    --------   ---------
BALANCE, December 31, 1996..............      68        2,023       --             (80)       2,011
     Net income.........................    --            763       --           --             763
     Capital contributions..............    --          --             50        --              50
                                           ------    ---------    ---------    --------   ---------
BALANCE, September 30, 1997.............   $  68      $ 2,786       $  50       $  (80)   $   2,824
                                           ======    =========    =========    ========   =========

    The accompanying notes are an integral part of these combined financial statements.

                                AAA HOMES GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              NINE MONTHS
                                              YEAR ENDED DECEMBER 31        ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $     364  $     518  $     872  $     756  $     763
  Adjustments to reconcile net income to
     net cash provided by operating
     activities --
       Depreciation and amortization....         25         60        151        113        111
       Gain on sale of assets...........        (29)    --         --         --         --
       Deferred income tax provision....          6         36         70         52        115
       Changes in assets and
          liabilities --
          Accounts receivable, net......        (25)      (377)      (531)      (530)      (504)
          Related-party receivable......        (13)       (34)       (32)        48         55
          Inventories...................       (637)    (2,459)    (2,105)    (2,279)     2,705
          Other assets, net.............         41        (41)       (22)       147         28
          Accounts payable and accrued
             expenses...................        234        400        243        429         (9)
          Related-party payables........     --         --             49          2        (49)
          Floor plan payable............        678      2,712      1,744      1,948     (3,147)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  operating
                  activities............        644        815        439        686         68
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...        (58)      (616)      (357)      (230)      (241)
  Proceeds from sale of equipment.......         88          2          4          4         88
  Purchases of manufactured home
     operations.........................        (40)    --           (130)      (130)      (204)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  investing
                  activities............        (10)      (614)      (483)      (356)      (357)
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Payments on) Proceeds from long-term
     debt...............................       (103)       (45)       (31)       (63)       132
  Capital contributions.................          5     --         --         --             50
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities............        (98)       (45)       (31)       (63)       182
                                          ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................        536        156        (75)       267       (107)
CASH AND CASH EQUIVALENTS, beginning
  of period.............................        197        733        889        889        814
                                          ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period................................  $     733  $     889  $     814  $   1,156  $     707
                                          =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the period for --
     Interest...........................  $     423  $     684  $   1,112  $     788  $     645
     Taxes..............................        246        196        337        272        318

    The accompanying notes are an integral part of these combined financial statements.

                                AAA HOMES GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     AAA Homes Group (the Group) includes the financial statements of the following companies under common control and ownership: CSF&T, Inc., d.b.a. AAA Homes (a Mississippi corporation), Fordham Insurance Agency, Inc. (a Mississippi corporation), and AAA Homes LLC (a Louisiana limited liability company). The Group is primarily engaged in the retail sale of new and pre-owned manufactured homes and the sale of the related finance, insurance and service contracts thereon. The Group operates sales centers in Mississippi and Louisiana which have retail agreements with a number of manufacturers.

     In April 1996, the Group acquired the inventory, office building and certain other assets and related rights of Wood Mobile Homes (Wood) located in Mississippi. The aggregate consideration paid for Wood was $130,000 in cash. The accompanying combined balance sheets include allocations of the respective purchase price which resulted in goodwill of $120,000 which is being amortized over 40 years.

     AAA Homes, LLC was formed in November 1996 by the shareholders of CSF&T, Inc., and commenced operations with the purchase of three Louisiana sales centers acquired from Basset Homes, Inc. (Basset) in April 1997. The aggregate consideration paid for Basset was $204,000 in cash and $175,000 in notes payable to the seller. The accompanying combined balance sheets as of September 30, 1997, include allocations of the respective purchase price which resulted in goodwill of $66,040 which is being amortized over 40 years.

     The Group's owners entered into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all of the ownership interests of the Group will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods which the companies were under common control. All significant intercompany transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements for the nine months ended September 30, 1996, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements have been included. The Group's operations are subject to different seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Group considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and setup and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Group's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales exclude any sales and use taxes collected.

     The Group receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenue at the time the policies are written.

     The Group arranges financing for customers through various institutions for which the Group receives certain financing fees which are recognized in other revenue along with the sale of the related home.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery.

  GOODWILL

     Goodwill represents the excess of the consideration paid over the fair market value of assets acquired and is being amortized on the straight-line method over 40 years. Accumulated amortization totaled approximately $10,000, $19,000, $34,000 and $47,000 for the years ended December 31, 1994, 1995 and
1996 and for the nine months ended September 30, 1997, respectively.

  INCOME TAXES

     The Group accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     AAA Homes, LLC (AAA), as a limited liability company is taxed as a partnership for federal and state income tax purposes, as such, in lieu of corporate income taxes, the shareholders separately account for AAA's items of income, deductions, losses and credits on their individual income tax returns based on their respective ownership interests. The financial statements do not include a provision for income taxes for AAA.

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SHAREHOLDERS' EQUITY

     Shareholders' equity of the Group includes the following shares of common stock which were issued and outstanding at December 31, 1996 and September 30, 1997: 63,000 shares of common stock issued and 31,500 shares outstanding at $1 par value for CSF&T, Inc. and 5,000 shares of common stock issued and outstanding at $1 par value for Fordham Insurance Agency, Inc.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Group's financial instruments consist primarily of floor plan payables, accounts receivable and long-term debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Group purchases 78 percent of its homes through a retail agreement with a primary supplier at the prevailing prices charged by the manufacturers. Pursuant to this agreement, the Group received volume rebates on inventory purchases. The Group's sales volume could be adversely affected by the manufacturers' inability to supply the sales centers with an adequate supply of homes.

     The retail agreements between the sales centers and the manufacturers contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity.

  NEW ACCOUNTING PRONOUNCEMENT

     SFAS No. 125, "Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Group will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                            ESTIMATED         DECEMBER 31
                                           USEFUL LIVES   --------------------   SEPTEMBER 30,
                                            (IN YEARS)      1995       1996          1997
                                           ------------   ---------  ---------   -------------
Land....................................                  $     110  $     110      $   110
Buildings...............................         25             375        386          550
Leasehold improvements..................         10             293        497          498
Equipment...............................        5-7             118        184          291
Furniture and fixtures..................          5             159        243          271
                                                          ---------  ---------   -------------
     Total..............................                      1,055      1,420        1,720
Less -- Accumulated depreciation........                       (196)      (314)        (298)
                                                          ---------  ---------   -------------
     Property and equipment, net........                  $     859  $   1,106      $ 1,422
                                                          =========  =========   =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):
                                                              DECEMBER 31
                                                          --------------------   SEPTEMBER 30,
                                                            1995       1996          1997
                                                          ---------  ---------   -------------
Due from manufacturer..................................   $     280  $     452      $   715
Due from finance companies.............................         484        684          912
Other..................................................         103        262          275
                                                          ---------  ---------   -------------
                                                          $     867  $   1,398      $ 1,902
                                                          =========  =========   =============

     Inventories consist of the following (in thousands):
                                                              DECEMBER 31
                                                          --------------------   SEPTEMBER 30,
                                                            1995       1996          1997
                                                          ---------  ---------   -------------
New homes, net of unearned volume rebates..............   $   6,567  $   8,545      $ 8,806
Pre-owned homes........................................         292        629          654
Parts, accessories and other...........................          21         74          139
                                                          ---------  ---------   -------------
                                                          $   6,880  $   9,248      $ 9,599
                                                          =========  =========   =============

     Other assets consist of the following (in thousands):
                                                              DECEMBER 31
                                                          --------------------   SEPTEMBER 30,
                                                            1995       1996          1997
                                                          ---------  ---------   -------------
Note receivable........................................   $     133  $     109      $    76
Goodwill, net..........................................         115        220          274
Other..................................................          41         67           71
                                                          ---------  ---------   -------------
                                                          $     289  $     396      $   421
                                                          =========  =========   =============

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Accounts payable, trade.................  $     601  $     807      $   950
Accrued compensation....................        219        298          180
Other accrued expenses..................        619        577          543
                                          ---------  ---------   -------------
                                          $   1,439  $   1,682      $ 1,673
                                          =========  =========   =============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Group has three primary floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying from 0.75 percent up to 1.75 percent (depending on the length of time the note is outstanding) over the prime rate (9.0 percent to 10.0 percent at December 31, 1996, and 9.25 percent to 10.25 percent at September 30, 1997). The floor plan payable is secured by all of the Group's manufactured home inventory, the related furniture, fixtures and accessories and accounts receivable, and is guaranteed by the shareholders of the Group.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Group must make periodic loan payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Group's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Group experience a material adverse change in its financial position as determined by the lender. The maximum aggregate amount that can be borrowed under the lines of credit is $13.0 million, and the largest balance outstanding during the nine months ended September 30, 1997, was approximately $10.9 million. The average balance outstanding during the nine months ended September 30, 1997, was approximately $9.0 million with a weighted average interest rate paid of 9.3 percent.

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

     Long-term debt consists of the following:

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                                                     (IN THOUSANDS)
Note payable to a bank in monthly
  installments of $908 including
  interest at 8%, final payment of
  $72,000 due October 9, 1997, secured
  by shareholders.......................  $      89  $      75      $    72
Notes payable to individuals in total
  monthly installments of approximately
  $5,000 including interest ranging from
  6% to 10% with annual payments of
  approximately $25,000 including
  interest, due April 10, 1997, secured
  by shareholders.......................         82         30       --
Note payable to a bank accruing interest
  at 8%, principal and accrued interest
  due April 25, 1998, secured by
  shareholders..........................     --             35           30
Notes payable to an individual in total
  monthly installments of $3,689
  including interest at 8% beginning
  July 14, 1997, with annual payments of
  $10,000, $30,000 and final payment of
  $35,000 plus accrued interest at 8%,
  due March 14, 1999, secured by
  shareholders..........................     --         --              159
Note payable to a financial institution,
  monthly payments of $3,605 including
  interest at 9%, due April 2002,
  secured by shareholders...............     --         --              186
                                          ---------  ---------   -------------
                                                171        140          447
Less -- Current portion.................        (58)      (108)        (195)
                                          ---------  ---------   -------------
                                          $     113  $      32      $   252
                                          =========  =========   =============

     AAA Homes has a $50,000 line of credit with a financial institution that is secured by a certificate of deposit. The line of credit expired on November 28, 1996, and there were no amounts outstanding on the line at December 31, 1995.

     The aggregate maturities of long-term debt as of September 30, 1997 are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     102
     1998...............................        128
     1999...............................        108
     2000...............................         43
     2001...............................         39
     Thereafter.........................         27
                                          ---------
                                          $     447
                                          =========

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                                    DECEMBER 31             SEPTEMBER 30,
                                          -------------------------------   -------------
                                            1994       1995       1996          1997
                                          ---------  ---------  ---------   -------------
Federal --
     Current............................  $     199  $     260  $     422       $ 248
     Deferred...........................          5         31         61         100
                                          ---------  ---------  ---------   -------------
                                                204        291        483         348
                                          ---------  ---------  ---------   -------------
State --
     Current............................         31         41         67          39
     Deferred...........................          1          5          9          16
                                          ---------  ---------  ---------   -------------
                                                 32         46         76          55
                                          ---------  ---------  ---------   -------------
          Total provision...............  $     236  $     337  $     559       $ 403
                                          =========  =========  =========   =============

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes differs from an amount computed at the statutory rates as follows (in thousands):

                                                    DECEMBER 31
                                          -------------------------------   SEPTEMBER 30,
                                            1994       1995       1996           1997
                                          ---------  ---------  ---------   --------------
Federal income tax at statutory rates...  $     210  $     300  $     501       $  314
State income taxes......................         21         30         50           36
Nondeductible expenses..................          5          7          8            6
Other...................................     --         --         --               47
                                          ---------  ---------  ---------   --------------
                                          $     236  $     337  $     559       $  403
                                          =========  =========  =========   ==============

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1995, 1996 and September 30, 1997 are as follows (in thousands):

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------   --------------
Deferred tax assets --
     Accrued expenses...................  $      20  $       8       $   13
                                          ---------  ---------   --------------
          Total deferred tax assets.....         20          8           13
                                          ---------  ---------   --------------
Deferred tax liabilities --
     Bases differences in property and
       equipment........................        (38)       (56)         (68)
     Other..............................        (70)      (110)        (218)
                                          ---------  ---------   --------------
          Total deferred tax
             liabilities................       (108)      (166)        (286)
                                          ---------  ---------   --------------
          Net deferred tax liability....  $     (88) $    (158)      $  273)
                                          =========  =========   ==============

7.  RELATED-PARTY TRANSACTIONS:

     The Group owns a 1 percent general partnership interest in a limited partnership (the Partnership). The Partnership leases various facilities, equipment and land under operating leases to the Group. Rental expense on these leases totaled approximately $13,000, $137,000, $153,000 and $170,000 for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1997, respectively. The investment balance in the Partnership at December 31, 1995 and 1996 and September 30, 1997, was de minimus.

     Financing of pre-owned manufactured homes is provided through an affiliate of the Group. The amount of sales that were financed by this affiliate during the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997, were approximately $29,000, $26,000, $30,000, and $4,000 respectively. Amounts due from this affiliate were approximately $27,000 and $57,000 at December 31, 1995 and 1996, respectively. There were no amounts due from this affiliate at September 30, 1997.

     The shareholders of the Group own a majority interest in a limited liability company, which was established in 1996 to enable a retailer to purchase manufactured homes through the Group's exclusive retailing agreement with a manufacturer. Volume rebates received on behalf of this limited liability company are recorded as related-party payables and were approximately $25,000 at September 30, 1997.

8.  COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     The Group leases various facilities, equipment and land under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2001. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments for operating leases at September 30, 1997 are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     116
     1998...............................        380
     1999...............................        266
     2000...............................         47
     2001...............................         12
     Thereafter.........................     --
                                          ---------
          Total.........................  $     821
                                          =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $214,000, $338,000, $404,000 and $303,000 for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1997, respectively.

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's combined financial position or combined results of operations.

  INSURANCE

     The Group carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Group has not incurred significant claims or losses on any of its insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Group participates in a 401(k) profit-sharing plan (the Plan) with related companies, which covers all employees at least 21 years of age who have completed at least 1,000 hours of services in a 12-month period subsequent to employment. The Plan allows for employee contributions through salary reductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions were $7,000, $10,000, $11,000 and $9,000 for 1994, 1995 and 1996 and the nine months ended September 30, 1997, respectively. The discretionary profit-sharing contributions were $75,000 and $100,000 for 1994 and 1995, respectively, with no contributions made in 1996 or for the nine months ended September 30, 1997.

9.  SUBSEQUENT EVENTS (UNAUDITED):

     In September 1997, the Group and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of HomeUSA providing for the merger of the Group with the subsidiary of HomeUSA (the Merger). Property and equipment of approximately $170,000, which are included in the combined balance sheet at September 30, 1997, were distributed to the shareholders of the Group. The cash portion of the purchase price of the Merger has been adjusted to the extent the Excess Operating Capital is greater or less than zero. Excess Operating Capital is defined as net working capital minus long-term debt, as of the effective date of the Merger. Had these distributions been made at September 30, 1997, the effect on the Group's balance sheet would have been to decrease shareholders' equity by approximately $1.1 million.

     Concurrently with the Merger, the Group entered into agreements with the shareholders to lease land, equipment and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  McDonald Mobile Homes, Inc.:

     We have audited the accompanying balance sheets of McDonald Mobile Homes, Inc. as of September 30, 1997, December 31, 1996 and December 31, 1995, and the related statements of operations, shareholders' equity and cash flows for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McDonald Mobile Homes, Inc. as of September 30, 1997, December 31, 1996 and December 31, 1995, and the results of its operations and its cash flows for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
October 24, 1997

                          MCDONALD MOBILE HOMES, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31
                                       --------------------    SEPTEMBER 30,
                                         1995       1996           1997
                                       ---------  ---------    -------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     645  $     477       $   648
     Accounts receivable.............        924        769         1,252
     Inventories.....................      8,776      8,168         5,826
     Assets held for sale............     --         --                76
     Other current assets............        257        128           264
                                       ---------  ---------    -------------
          Total current assets.......     10,602      9,542         8,066
NOTES RECEIVABLE FROM SHAREHOLDERS...     --            155        --
PROPERTY AND EQUIPMENT, net..........        908        933         1,729
                                       ---------  ---------    -------------
          Total assets...............  $  11,510  $  10,630       $ 9,795
                                       =========  =========    =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   1,211  $     892       $ 1,074
     Floor plan payable..............      8,094      6,995         5,234
     Current maturities of long-term
       debt..........................        165        198           251
     Deferred tax liability..........        388        268           227
                                       ---------  ---------    -------------
          Total current
             liabilities.............      9,858      8,353         6,786
LONG-TERM DEBT, net of current
  maturities.........................        241        199           551
DEFERRED TAX LIABILITY...............         50         22            61
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $.50 par value,
       100,000 shares authorized and
       74,773 shares issued and
       outstanding in 1996 and
       September 30, 1997 and $1 par
       value 50,000 shares
       authorized, and 25,000 shares
       issued and outstanding in
       1995..........................         25         37            37
     Less -- Treasury stock, at
       cost..........................     --         --              (152)
     Additional paid-in capital......     --            154           164
     Retained earnings...............      1,336      1,865         2,348
                                       ---------  ---------    -------------
          Total shareholders'
             equity..................      1,361      2,056         2,397
                                       ---------  ---------    -------------
          Total liabilities and
             shareholders' equity....  $  11,510  $  10,630       $ 9,795
                                       =========  =========    =============

   The accompanying notes are an integral part of these financial statements.

                          MCDONALD MOBILE HOMES, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                           NINE MONTHS
                                           YEAR ENDED DECEMBER 31       ENDED SEPTEMBER 30,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                        (UNAUDITED)
REVENUE:
     Home sales......................  $  20,480  $  30,626  $  29,451  $  22,731  $  22,217
     Other revenue...................        193        236        396        284        559
                                       ---------  ---------  ---------  ---------  ---------
          Total revenue..............     20,673     30,862     29,847     23,015     22,776
COST OF SALES........................     16,819     25,214     24,329     18,483     18,220
                                       ---------  ---------  ---------  ---------  ---------
          Gross profit...............      3,854      5,648      5,518      4,532      4,556
SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES........................      2,724      4,206      3,925      2,835      3,209
                                       ---------  ---------  ---------  ---------  ---------
          Income from operations.....      1,130      1,442      1,593      1,697      1,347
OTHER INCOME (EXPENSE):
     Interest expense, net...........       (422)      (824)      (808)      (585)      (577)
     Other income, net...............        101         59         58         17         49
                                       ---------  ---------  ---------  ---------  ---------
          Income before income
             taxes...................        809        677        843      1,129        819
PROVISION FOR INCOME TAXES...........        302        253        314        418        336
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME...........................  $     507  $     424  $     529  $     711  $     483
                                       =========  =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                          MCDONALD MOBILE HOMES, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                  ADDITIONAL    TREASURY
                                        COMMON     PAID-IN       STOCK,     RETAINED
                                        STOCK      CAPITAL      AT COST     EARNINGS     TOTAL
                                        ------    ----------    --------    --------   ---------
BALANCE AT DECEMBER 31, 1993.........   $  25       $--          $--         $  405    $     430
     Net income......................    --          --           --            507          507
                                        ------    ----------    --------    --------   ---------
BALANCE AT DECEMBER 31, 1994.........      25        --           --            912          937
     Net income......................    --          --           --            424          424
                                        ------    ----------    --------    --------   ---------
BALANCE AT DECEMBER 31, 1995.........      25        --           --          1,336        1,361
     Net income......................    --          --           --            529          529
     Exercise of stock options.......      35          (10)       --          --              25
     Adjustment of par value.........     (30 )         30        --          --          --
     Issuance of common stock........       7          134        --          --             141
                                        ------    ----------    --------    --------   ---------
BALANCE AT DECEMBER 31, 1996.........      37          154        --          1,865        2,056
     Net income......................    --          --           --            483          483
     Repurchase of common stock......    --             10         (152)      --            (142)
                                        ------    ----------    --------    --------   ---------
BALANCE AT SEPTEMBER 30, 1997........   $  37       $  164       $ (152)     $2,348    $   2,397
                                        ======    ==========    ========    ========   =========

   The accompanying notes are an integral part of these financial statements.

                          MCDONALD MOBILE HOMES, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                 DECEMBER 31                SEPTEMBER 30
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $     507  $     424  $     529  $     711  $     483
Adjustments to reconcile net income
  to cash provided by (used in)
  operating activities --
     Depreciation....................         40         65         77         58         73
     Deferred income tax provision...        199        149       (148)      (111)        (2)
     Noncash compensation on stock
       issuance......................     --         --             11         11     --
     Changes in operating assets and
       liabilities --
     Accounts receivable.............       (257)      (189)       155         55       (483)
     Inventories.....................     (1,858)    (3,649)       608      1,038      1,380
     Other assets, net...............         (4)      (183)       183        132       (186)
     Accounts payable and accrued
       expenses......................        147        243       (319)      (108)       236
     Floor plan payable..............      2,150      3,257     (1,099)      (793)      (899)
                                       ---------  ---------  ---------  ---------  ---------
     Net cash provided by (used in)
       operating activities..........        924        117         (3)       993        602
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Redemptions of (investments in)
       certificates of deposit.......        (20)        (1)       (54)    --             50
     Purchases of property and
       equipment.....................       (169)      (552)      (133)      (175)    (1,014)
     Proceeds from sale of assets....         31         47         31         32         92
                                       ---------  ---------  ---------  ---------  ---------
     Net cash used in investing
       activities....................       (158)      (506)      (156)      (143)      (872)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt....     --            195         54         43        511
     Repayments of long-term debt....        (51)       (52)       (63)      (173)       (83)
     Proceeds from issuance of
       stock.........................     --         --         --         --            165
     Repurchase of common stock......     --         --         --         --           (152)
                                       ---------  ---------  ---------  ---------  ---------
     Net cash provided by (used in)
       financing activities..........        (51)       143         (9)      (130)       441
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        715       (246)      (168)       720        171
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        176        891        645        645        477
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     891  $     645  $     477  $   1,365  $     648
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period
       for --
     Interest........................  $     399  $     807  $     806  $     594  $     573
     Income taxes....................         75        135        118        113        369

   The accompanying notes are an integral part of these financial statements.

                          MCDONALD MOBILE HOMES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The principal operations of McDonald Mobile Homes (the Company) consist of the sale and installation of manufactured homes in the states of Arkansas, Kansas, Missouri and Oklahoma. The Company began operations in January 1987. The Company has operated under the names of Affordable Mobile Homes, All American Home Center, Budget Mobile Homes, Coffeyville Mobile Homes, Granny's Mobile Homes, Granny's II, Harrison Home Center and Mobile Home Supercenter.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended September 30, 1996 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The Company's operations are subject to seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

     At December 31, 1996 and 1995, the Company had cash balances in excess of FDIC insured limits of $896,065 and $622,976, respectively.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific-identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Company's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales also includes revenue from the construction of site amenities. Home sales exclude any sales and use taxes collected.

     The Company receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenue at the time the policies are written.

                          MCDONALD MOBILE HOMES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company also maintains used manufactured home inventory owned by third parties for which the Company records a sales commission in other revenue when sold to customers.

     Also included in other revenue is the revenue from warranty, repair and maintenance services.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  MAJOR SUPPLIERS

     During 1996, the Company purchased 59 percent of its homes through retail agreements with three primary manufacturers at the prevailing prices charged by the manufacturers. Pursuant to these agreements, the Company received volume rebates on inventory purchases. The Company's sales volume could be adversely affected by the manufacturers' inability to supply the sales centers with an adequate supply of homes.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECLASSIFICATIONS

     Certain reclassifications have been made to the prior period amounts to conform to current period presentations.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------   SEPTEMBER 30,
                                         (IN YEARS)      1995       1996          1997
                                        ------------   ---------  ---------   -------------
Buildings............................       20-30      $     241  $     231      $   209
Land and leasehold improvements......       20-30            439        463        1,291
Equipment............................         5-7            344        414          417
                                                       ---------  ---------   -------------
                                                           1,024      1,108        1,917
Less-Accumulated depreciation........                       (116)      (175)        (187)
                                                       ---------  ---------   -------------
                                                       $     908  $     933      $ 1,730
                                                       =========  =========   =============

                          MCDONALD MOBILE HOMES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------   SEPTEMBER 30,
                                         1995       1996          1997
                                       ---------  ---------   -------------
Amounts due from manufacturers.......  $     725  $     608      $   397
Due from finance companies...........        160        109          663
Other................................         39         52          192
                                       ---------  ---------   -------------
                                       $     924  $     769      $ 1,252
                                       =========  =========   =============

     Inventories consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------   SEPTEMBER 30,
                                         1995       1996          1997
                                       ---------  ---------   -------------
New homes............................  $   8,111  $   6,997      $ 5,053
Pre-owned homes......................        602      1,011          771
Parts, accessories and other.........         63        160            2
                                       ---------  ---------   -------------
                                       $   8,776  $   8,168      $ 5,826
                                       =========  =========   =============

     At December 31, 1996 and 1995, substantially all new manufactured homes were pledged as collateral against floor plan notes payable. Additionally, at December 31, 1996, pre-owned manufactured homes with costs of $301,653 were pledged as collateral against floor plan notes payable (see Note 5).

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------   SEPTEMBER 30,
                                         1995       1996          1997
                                       ---------  ---------   -------------
Accounts payable, trade..............        665  $     309      $   471
Customer deposits....................         92        114           51
Other accrued expenses...............        454        469          552
                                       ---------  ---------   -------------
                                       $   1,211  $     892      $ 1,074
                                       =========  =========   =============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Company has floor plan credit facilities with several lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying from 0.5 percent up to 7.5 percent (depending upon the length of time the note is outstanding) over the lenders' prime rate (8.75 percent to 15.75 percent at December 31, 1996 and 9.0 percent to 16.0 percent at September 30,
1997). The floor plan payable is collateralized by a portion of the Company's manufactured home inventory and contract proceeds receivable and are guaranteed by the majority shareholder.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Company must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In addition, certain of the Company's floor plan agreements included subjective acceleration clauses which could result in the notes being due on demand should the Company experience a material adverse change in their financial position as determined by the lender. The average balance outstanding during 1996 was $7.2 million with a weighted average interest rate paid during 1996 and 1995 of 11.0 percent and 11.9 percent, respectively.

                          MCDONALD MOBILE HOMES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

Long-term debt consisted of the following (in thousands):

                                           DECEMBER 31
                                       --------------------   SEPTEMBER 30,
                                         1995       1996          1997
                                       ---------  ---------   -------------
Installment notes collateralized by
  land and equipment with principal
  and interest due monthly at rates
  ranging from 8.5% to 10.25% as of
  December 31, 1996, maturing at
  various dates from October 1997
  through September 2003.............  $     297  $     288      $   693
Note to majority shareholder with
  interest at 11% due monthly, due
  upon 30 days written notice by the
  shareholder........................        109        109          109
                                       ---------  ---------   -------------
                                             406        397          802
Less -- Current portion..............       (165)      (198)        (251)
                                       ---------  ---------   -------------
Long-term debt.......................  $     241  $     199      $   551
                                       =========  =========   =============

     The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1996, are: 1997, $197,644; 1998, $73,908; 1999,
$54,388; 2000, $21,279; 2001, $16,715; and thereafter, $33,114.

     The Company's installment notes include a construction loan commitment with available capacity of $86,074 as of December 31, 1996.

6.  INCOME TAXES:

     The provision (benefit) for income taxes related to the statements of operations for the years ended December 31, 1994, 1995 and 1996, are summarized below (in thousands):

                                         1994       1995          1996
                                       ---------  ---------   -------------
Current..............................  $     103  $     104      $   462
Deferred.............................        199        149         (148)
                                       ---------  ---------   -------------
                                       $     302  $     253      $   314
                                       =========  =========   =============

     The provision for income taxes on pretax income varied from the amount computed by applying the U.S. federal statutory rate as a result of the following (in thousands):

                                         1994       1995          1996
                                       ---------  ---------   -------------
Federal income tax at statutory
rates................................  $     275  $     230      $   287
State income tax.....................         32         27           27
Other................................         (5)        (4)      --
                                       ---------  ---------   -------------
                                       $     302  $     253      $   314
                                       =========  =========   =============

     Deferred tax liabilities at December 31, 1995 and 1996 are comprised of the following (in thousands):

                                         1995       1996
                                       ---------  ---------
Deferred tax liabilities --
     Accrued income..................  $     270  $     226
     Inventories.....................        126     --
     Depreciation of property and
       equipment.....................         42         64
                                       ---------  ---------
          Total deferred tax
             liability...............  $     438  $     290
                                       =========  =========

                          MCDONALD MOBILE HOMES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  SHAREHOLDERS' EQUITY:

     In December 1992, the Company's sole shareholder, under an informal plan, granted options to executive officers to acquire up to 35,000 shares of common stock for $1 per share which were exercisable for a period of up to five years. In March 1996, the options were exercised in exchange for notes bearing interest at 6.5 percent with a term not exceeding two years. In May 1997, $25,000 of the related notes were paid and the remaining $10,000 was recorded as a reduction of additional paid-in capital at December 31, 1996.

     In April 1997, the Company entered into an agreement to repurchase 10,000 shares from a former executive officer of the Company for total consideration of $152,000. As part of this agreement, the Company sold certain inventory and equipment to the former executive officer at a price that equals the Company's current carrying value for the related inventory and equipment. Total revenues would have been reduced by approximately $3,695,000 and $2,802,000 and net income would have been reduced by $116,000 and $1,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, assuming the transaction had occurred January 1, 1996.

     In March 1996, the Company entered into stock purchase agreements with a group of investors who acquired 14,773 shares of common stock for $130,000 by issuing notes, bearing interest at 6.5 percent, to the Company. These notes were fully paid in April 1997. Compensation expense and a contribution of capital of $11,371 has been recognized in 1996 based on the fair value of the Company's stock at the date of the agreement related to the acquisition of common stock by an investor who is also a member of Company management.

8.  RELATED-PARTY TRANSACTION:

     At December 31, 1996, the Company had a certificate of deposit totaling $50,000 which is pledged as collateral for indebtedness incurred by an employee of the company. Subsequent to December 31, 1996, the debt was satisfied and the collateral was released.

     At December 31, 1996 and 1995, an officer of the Company provided a personal certificate of deposit of $25,000 as collateral for the Company's floor plan with a bank.

     The Company incurred rent expense of $15,000 during 1996, 1995 and 1994 related to land which is owned by the majority shareholder. The land is utilized by the Company for one of its retail centers.

9.  PROFIT-SHARING PLAN:

     Effective January 1, 1993, the Company adopted a profit-sharing plan, qualified under Section 415 of the Internal Revenue Code. Contributions to the plan are at management's discretion. Contributions are made to a "qualified" employee's account and vest evenly over a five-year period. During the years ended December 31, 1995 and 1994, the Company contributed $200,000 and $175,000, respectively. The Company did not make a contribution for the year ended December 31, 1996, or the nine months ended September 30, 1997.

10.  COMMITMENTS AND CONTINGENCIES:

  INSURANCE

     The Company carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Company has not incurred significant claims or losses on any of its insurance policies.

                          MCDONALD MOBILE HOMES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  ASSETS HELD FOR SALE

     As discussed in Note 7, the Company entered into an agreement in April 1997 to sell certain inventory and equipment to a former executive officer of the Company. Effective September 30, 1997, the former executive has contractually committed to assume ownership of those assets and their related debt obligations. The net amount of $76,000 is included in other current assets and consists of the following:

                                           (IN THOUSANDS)
Inventories.............................       $  962
Property and equipment, net.............           51
Floor plan payable......................         (862)
Accounts payable and accrued expenses...          (53)
Current and non current long term
  debt..................................          (22)
                                           --------------
                                               $   76
                                           ==============

11.  SUBSEQUENT EVENTS:

  PROPOSED ACQUISITION BY HOMEUSA (UNAUDITED)

     In September 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of HomeUSA providing for the merger of the Company with the subsidiary of HomeUSA (the Merger). The cash portion of the purchase price of the Merger has been adjusted to the extent the Excess Operating Capital is greater or less than zero. Excess Operating Capital is defined as net working capital minus long-term debt, as of the effective date of the Merger. Had these distributions been made at September 30, 1997, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $1,265,000.

     Concurrently with the Merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Patrick Home Center, Inc.:

     We have audited the accompanying balance sheets of Patrick Home Center, Inc., as of December 31, 1995 and 1996 and September 30, 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1996 and September 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
October 28, 1997

                           PATRICK HOME CENTER, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     386  $      47      $ 1,724
     Accounts receivable, net...........      1,054      1,116          715
     Inventories........................      5,431      6,976        4,162
     Deferred tax asset.................         34          1            4
     Other current assets...............        216        122           10
                                          ---------  ---------   -------------
          Total current assets..........      7,121      8,262        6,615
PROPERTY AND EQUIPMENT, net.............      1,874      2,484        1,864
OTHER ASSETS............................     --         --               83
                                          ---------  ---------   -------------
          Total assets..................  $   8,995  $  10,746      $ 8,562
                                          =========  =========   =============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses.........................  $     906  $     877      $ 1,367
     Floor plan payable.................      5,686      6,914        3,817
     Current maturities of long-term
       debt.............................        785        410          173
                                          ---------  ---------   -------------
          Total current liabilities.....      7,377      8,201        5,357
LONG-TERM DEBT, net of current
  maturities............................        175        354          254
DEFERRED TAX LIABILITY..................        150         65           68
DEFERRED GAIN ON SALE...................     --         --              119
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 20,000
       shares authorized, 20,000 issued
       and 20,000 shares outstanding in
       1995 and 1996 and 19,000 shares
       outstanding at September 30,
       1997.............................         20         20           20
     Retained earnings..................      1,273      2,106        2,983
     Treasury stock, 1,000 shares, at
       cost.............................     --         --             (239)
                                          ---------  ---------   -------------
          Total shareholders' equity....      1,293      2,126        2,764
                                          ---------  ---------   -------------
          Total liabilities and
             shareholders' equity.......  $   8,995  $  10,746      $ 8,562
                                          =========  =========   =============

   The accompanying notes are an integral part of these financial statements.

                           PATRICK HOME CENTER, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               NINE MONTHS
                                              YEAR ENDED DECEMBER 31        ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
REVENUE:
     Home sales.........................  $  20,707  $  28,184  $  28,946  $  24,015  $  23,406
     Other revenue......................        724        749        957        580        634
                                          ---------  ---------  ---------  ---------  ---------
          Total revenue.................     21,431     28,933     29,903     24,595     24,040
COST OF SALES...........................     17,554     23,664     23,858     19,704     18,747
                                          ---------  ---------  ---------  ---------  ---------
          Gross profit..................      3,877      5,269      6,045      4,891      5,293
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      3,347      4,530      4,306      3,342      3,663
                                          ---------  ---------  ---------  ---------  ---------
          Income from operations........        530        739      1,739      1,549      1,630
OTHER INCOME (EXPENSE):
     Interest expense, net..............       (336)      (518)      (622)      (555)      (350)
     Other income, net..................         40         54         58         31         52
                                          ---------  ---------  ---------  ---------  ---------
          Income before income taxes....        234        275      1,175      1,025      1,332
PROVISION FOR INCOME TAXES..............         90        106          2          5         65
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME..............................  $     144  $     169  $   1,173  $   1,020  $   1,267
                                          =========  =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                           PATRICK HOME CENTER, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                  TREASURY
                                           COMMON    RETAINED       STOCK
                                           STOCK     EARNINGS      AT COST      TOTAL
                                           ------    ---------    ---------   ---------
BALANCE, December 31, 1993..............   $  20      $   960      $ --       $     980
     Dividends..........................    --          --           --          --
     Net income.........................    --            144                       144
                                           ------    ---------    ---------   ---------
BALANCE, December 31, 1994..............      20        1,104        --           1,124
     Dividends..........................    --          --           --          --
     Net income.........................    --            169        --             169
                                           ------    ---------    ---------   ---------
BALANCE, December 31, 1995..............      20        1,273        --           1,293
     Distributions......................    --           (340)       --            (340)
     Net income.........................    --          1,173        --           1,173
                                           ------    ---------    ---------   ---------
BALANCE, December 31, 1996..............      20        2,106        --           2,126
     Distributions......................    --           (390)       --            (390)
     Repurchase of common stock.........    --          --            (239)        (239)
     Net income.........................    --          1,267        --           1,267
                                           ------    ---------    ---------   ---------
BALANCE, September 30, 1997.............   $  20      $ 2,983      $  (239)   $   2,764
                                           ======    =========    =========   =========

   The accompanying notes are an integral part of these financial statements.

                           PATRICK HOME CENTER, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              NINE MONTHS
                                              YEAR ENDED DECEMBER 31        ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $     144  $     169  $   1,173  $   1,020  $   1,267
  Adjustments to reconcile net income to
     net cash provided by operating
     activities --
       Depreciation and amortization....        140        134        134         61        117
       Deferred income tax provision
          (benefit).....................         41         11        (52)       (39)         2
       Loss (gain) on sale of assets....          7         16         (1)        10        (16)
       Changes in assets and
          liabilities --
          Accounts receivable, net......        960       (407)       (62)      (457)       401
          Prepayments...................     --         --         --         --             91
          Inventories...................       (784)    (1,882)    (1,545)      (381)     2,813
          Deferred gain.................     --         --         --         --            119
          Other current assets..........       (129)         5        108       (130)       (59)
          Accounts payable and accrued
             expenses...................        (46)       293        (29)       343        485
          Floor plan payable............         83      2,155      1,228        589     (3,096)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  operating
                  activities............        416        494        954      1,016      2,124
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...       (472)      (544)      (767)      (416)      (163)
  Proceeds from sale of property and
     equipment..........................        111         80         10         10        681
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) investing
                  activities............       (361)      (464)      (757)      (406)       518
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Payments on) proceeds from long-term
     debt...............................       (101)       105       (196)      (332)      (336)
  Distribution to shareholders..........     --         --           (340)       140       (629)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities............       (101)       105       (536)      (192)      (965)
                                          ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................        (46)       135       (339)       418      1,677
CASH AND CASH EQUIVALENTS, beginning of
  period................................        297        251        386        386         47
                                          ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period................................  $     251  $     386  $      47  $     804  $   1,724
                                          =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the period for --
       Interest.........................  $     344  $     501  $     619  $     447  $     371
       Taxes............................         30         21     --         --         --

   The accompanying notes are an integral part of these financial statements.

                           PATRICK HOME CENTER, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Patrick Home Center, Inc. (the Company), a Mississippi corporation, is primarily engaged in the retail sale of new and pre-owned manufactured homes. The Company operates sales centers in Mississippi and Alabama which have retail agreements with a number of home manufacturers.

     In July 1997, the Company purchased an existing sales lot located in Millington, Tennessee, for $85,000.

     The Company and its shareholders entered into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all ownership interests of the Company will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended September 30, 1996 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Company's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment.

     The Company also maintains pre-owned manufactured home inventory owned by third parties for which the Company records a sales commission in other revenue when sold to customers. Home sales also includes revenue from the construction of site amenities. Home sales exclude any sales and use taxes collected.

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenue at the time the policies are written.

     The Company arranges financing for customers through various institutions for which the Company receives certain financing fees which are recognized in other revenue along with the sale of the related home.

     Other revenue also includes the revenue from repair and maintenance service.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery and site amenities.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this offering. The provision for income taxes in 1996 is composed entirely of state income taxes.

     Prior to 1996, the Company was a corporation subject to federal income taxes; accordingly, prior to 1996, the Company followed the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". Under SFAS No. 109 deferred income taxes were recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences were expected to affect taxable income. Valuation allowances were established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes was the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of short-term certificates of deposit, floor plan payables, notes receivable and long-term debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash, deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Company purchases substantially all of its homes from two primary suppliers at the prevailing prices charged by the manufacturers. The Company's sales volume could be adversely affected by the manufacturers' inability to supply the sales centers with homes.

     The retail agreements between the sales center and the manufacturer contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on purchases. Accordingly, inventory has been recorded net of volume rebates. Retail

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity.

  SPIN-OFF OF SALES CENTER

     The Company received 1,000 shares of its common stock in exchange for net assets of the Company valued at $239,000 in connection with a spin-off of a sales center in January 1997. For purposes of cash flows, this transaction is a noncash event. In conjunction with the exchange, assets and liabilities were disposed of as follows (in thousands):

Fair value of assets....................  $     859
Liabilities.............................       (620)
                                          ---------
Value of treasury stock.................  $     239
                                          =========

  NEW ACCOUNTING PRONOUNCEMENT

     SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Company will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                            ESTIMATED         DECEMBER 31
                                           USEFUL LIVES   --------------------    SEPTEMBER 30,
                                             IN YEARS       1995       1996           1997
                                           ------------   ---------  ---------   ---------------
Land....................................                  $     337  $     482       $    16
Buildings...............................         25             464        511           516
Leasehold improvements..................         10             512        799           758
Equipment...............................        5-7             586        623           500
Furniture and fixtures..................          5             373        485           488
                                                          ---------  ---------   ---------------
     Total..............................                      2,272      2,900         2,278
Less -- Accumulated depreciation........                       (398)      (416)         (414)
                                                          ---------  ---------   ---------------
     Property and equipment, net........                  $   1,874  $   2,484       $ 1,864
                                                          =========  =========   ===============

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------    SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------   ---------------
Due from manufacturers..................  $     508  $     471       $   429
Due from finance companies..............        455        546           170
Other...................................         91         99           116
                                          ---------  ---------   ---------------
                                          $   1,054  $   1,116       $   715
                                          =========  =========   ===============

     Inventories consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------    SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------   ---------------
New homes, net of unearned volume
  rebates...............................  $   4,959  $   6,402       $ 3,571
Pre-owned homes.........................        372        426           485
Parts, accessories and other............        100        148           106
                                          ---------  ---------   ---------------
                                          $   5,431  $   6,976       $ 4,162
                                          =========  =========   ===============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------    SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------   ---------------
Accounts payable, trade.................  $     274  $     196       $   234
Accrued compensation....................         95        237           358
Customer deposits.......................        107         98           150
Other accrued expenses..................        430        346           625
                                          ---------  ---------   ---------------
                                          $     906  $     877       $ 1,367
                                          =========  =========   ===============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Company has two floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying up to 0.75 percent (depending on the time the note is outstanding) over the lender's prime rate (8.25 percent to 9.0 percent at December 31, 1996 and 8.5 percent to 9.25 percent at September 30, 1997 ). The floor plan payable is secured by all of the Company's manufactured home inventory, the related furniture, fixtures and accessories and accounts receivables, and is guaranteed by a shareholder of the Company.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Company must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreements. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Company's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Company experience a material adverse change in its financial position as determined by the lender. The largest balance outstanding during the nine months ended September 30, 1997 was approximately $7.3 million. The average balance outstanding during the nine months ended September 30, 1997 was approximately $5.7 million with a weighted average interest rate paid of 5.59 percent.

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

                                           DECEMBER 31
                                       --------------------   SEPTEMBER 30,
                                         1995       1996          1997
                                       ---------  ---------   -------------
                                                  (IN THOUSANDS)
Letters of credit to Deposit Guaranty
  National Bank, face amount $500,000
  at prime plus 0.5% to 0.75% (9.0%
  to 9.25% at September 30, 1997)....  $     200  $     164      $     1
Long-term debt, maturing in varying
  amounts through 2001, with interest
  ranging from 5.75% to 9.85% at
  September 30, 1997.................        760        600          426
                                       ---------  ---------   -------------
                                             960        764          427
Less -- Current portion..............       (785)      (410)        (173)
                                       ---------  ---------   -------------
                                       $     175  $     354      $   254
                                       =========  =========   =============

     The aggregate maturities of long-term debt as of September 30, 1997, are as follows (in thousands):

Year ending December 31 --
     1997...............................  $      75
     1998...............................        125
     1999...............................         81
     2000...............................        104
     2001...............................         42
                                          ---------
                                          $     427
                                          =========

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows: (in thousands)

                                                    DECEMBER 31
                                          -------------------------------   SEPTEMBER 30,
                                            1994       1995       1996          1997
                                          ---------  ---------  ---------   -------------
Federal --
     Current............................  $      43  $      84  $      --       $  --
     Deferred...........................         36          9        (57)         --
State --
     Current............................          6         12         54          69
     Deferred...........................          5          1          5          (2)
                                          ---------  ---------  ---------   -------------
          Total provision...............  $      90  $     106  $       2       $  67
                                          =========  =========  =========   =============

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes differs from an amount computed at the statutory rates as follows: (in thousands)

                                                    DECEMBER 31
                                          -------------------------------   SEPTEMBER 30,
                                            1994       1995       1996          1997
                                             ---     ---------  ---------   -------------
Federal income tax at statutory rates...  $      82  $      97  $     411      $   466
State income tax........................          8          9         59           67
Effect of S corporation income..........         --         --       (411)        (466)
Other...................................         --         --        (57)          --
                                                ---  ---------  ---------   -------------
                                          $      90  $     106  $       2      $    67
                                                ===  =========  =========   =============

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1995, 1996 and September 30, 1997, are as follows (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Deferred tax assets --
     Accrued expenses...................  $      37  $       5       $   4
     Other..............................         15          2           5
                                          ---------  ---------   -------------
          Total.........................         52          7           9
Deferred tax liabilities --
     Bases difference in property and
       equipment........................       (105)       (15)        (18)
     Other..............................        (63)       (56)        (52)
                                          ---------  ---------   -------------
          Total.........................       (168)       (71)        (70)
                                          ---------  ---------   -------------
          Net deferred income tax
             assets.....................  $    (116) $     (64)      $ (61)
                                          =========  =========   =============

7.  RELATED-PARTY TRANSACTIONS:

     The Company purchases office supplies from a related party. Total expenditures for the nine months ended September 30, 1997, were approximately $48,000.

     The Company leases three sales centers from a related party. Total lease payments for the nine months ended September 30, 1997, were approximately $13,000.

     A related party note receivable was established during 1997. As of September 30, 1997, the note receivable balance was approximately $31,000.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2006. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases as of September 30, 1997 are as follows (in thousands):

Year ending December 31 --
     1997...............................  $      56
     1998...............................        207
     1999...............................        152
     2000...............................         77
                                          ---------
          Total.........................  $     492
                                          =========

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $102,000, $132,000, $159,000 and $131,000 for the years ended December 31, 1994, 1995 and 1996, and the nine months ended September 30, 1997, respectively.

  RECOURSE FINANCING

     In connection with home sales, the Company guaranteed certain amounts due to lending institutions from its customers. In the event of default by the customer, the outstanding balance would be owed by the Company to the lending institution. These amounts are collateralized by the related homes. As of December 31, 1996 and September 30, 1997, amounts guaranteed by the Company were $401,000 and $218,000, respectively. A reserve of $44,000 has been included in the accompanying balance sheets as of December 31, 1996 and September 30, 1997.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Company has not incurred significant claims or losses on any of its insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company has implemented a 401(k) retirement plan with an effective date of July 1, 1996, which covers all employees meeting certain service requirements. The Company matches employee contributions not to exceed 25 percent of the employee's contribution up to 6 percent of the employee's base salary. The Company recorded contribution expense of $18,239 and $22,058 for the year ended December 31, 1996, and for the nine months ended September 30, 1997, respectively.

9.  SUBSEQUENT EVENTS (UNAUDITED):

     In September 1997, the Company and its shareholder entered into a definitive agreement with a wholly-owned subsidiary of HomeUSA providing for the merger of the Company with the subsidiary of HomeUSA (the Merger). Property and equipment of approximately $43,243, which are included in the balance sheet at September 30, 1997, have been distributed to the shareholder. The cash portion of the purchase price of the Merger has been adjusted to the extent the Excess Operating Capital is greater or less than zero. Excess Operating Capital is defined as net working capital minus long-term debt as of the effective date of the Merger. Had these distributions been made at September 30, 1997, the effect on the Company's balance sheet would have been to decrease shareholder's equity by approximately $1.2 million.

     Concurrently with the Merger, the Company entered into an agreement with the shareholder to lease land, equipment and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Mobile World Group:

     We have audited the accompanying combined balance sheets of Mobile World Group (the Group), as defined in Note 1 to the financial statements, as of December 31, 1995 and 1996 and September 30, 1997, and the related combined statements of operations, shareholder's equity and cash flows for the years ended December 31, 1995 and 1996 and for the nine month period ended September 30, 1997. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995 and 1996 and September 30, 1997 and the results of their combined operations and their combined cash flows for the years ended December 31, 1995 and 1996 and for the nine month period ended September 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
October 19, 1997

                               MOBILE WORLD GROUP
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                 ASSETS
CURRENT ASSETS:
     Cash...............................  $     562  $     750      $   273
     Accounts receivable, net...........        322        428          352
     Related-party receivable...........          5         32          208
     Inventories........................      2,122      3,934        3,849
     Other current assets...............        146        212           46
                                          ---------  ---------   -------------
          Total current assets..........      3,157      5,356        4,728
PROPERTY AND EQUIPMENT, net.............        503        663          379
OTHER ASSETS............................          4          4            1
                                          ---------  ---------   -------------
          Total assets..................  $   3,664  $   6,023      $ 5,108
                                          =========  =========   =============

  LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses.........................  $     991  $   1,200      $   652
     Related-party payable..............     --             50           15
     Floor plan payable.................      2,257      4,238        3,890
     Current maturities of long-term
       debt.............................         38         42       --
                                          ---------  ---------   -------------
          Total current liabilities.....      3,286      5,530        4,557
LONG-TERM DEBT, net of current
  maturities............................         94         61       --
DEFERRED TAX LIABILITY..................         65         72           79
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, no par value, 1,000,
       2,000 and 2,000 shares
       authorized, issued and
       outstanding......................          1          2            2
     Retained earnings..................        218        358          470
                                          ---------  ---------   -------------
          Total shareholder's equity....        219        360          472
                                          ---------  ---------   -------------
          Total liabilities and
             shareholder's equity.......  $   3,664  $   6,023      $ 5,108
                                          =========  =========   =============

    The accompanying notes are an integral part of these combined financial statements.

                               MOBILE WORLD GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                               YEAR ENDED              NINE MONTHS
                                              DECEMBER 31          ENDED SEPTEMBER 30
                                          --------------------   -----------------------
                                            1995       1996         1996         1997
                                          ---------  ---------   -----------   ---------
                                                                 (UNAUDITED)
REVENUE:
  Home sales............................  $  11,838  $  15,836     $12,315     $  12,438
  Other revenue.........................          5        112          57           120
                                          ---------  ---------   -----------   ---------
     Total revenue......................     11,843     15,948      12,372        12,558
COST OF SALES...........................      9,349     12,360       9,660        10,189
                                          ---------  ---------   -----------   ---------
     Gross profit.......................      2,494      3,588       2,712         2,369
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      1,917      2,925       2,103         1,911
                                          ---------  ---------   -----------   ---------
     Income from operations.............        577        663         609           458
OTHER INCOME (EXPENSE):
  Interest expense, net.................       (318)      (427)       (313)         (362)
  Other income (expense), net...........         18         (8)          2            86
                                          ---------  ---------   -----------   ---------
     Income before income taxes.........        277        228         298           182
PROVISION FOR INCOME TAXES..............        107         88         115            70
                                          ---------  ---------   -----------   ---------
NET INCOME..............................  $     170  $     140     $   183     $     112
                                          =========  =========   ===========   =========

    The accompanying notes are an integral part of these combined financial statements.

                               MOBILE WORLD GROUP
                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                           COMMON    RETAINED
                                           STOCK     EARNINGS    TOTAL
                                           ------    --------    -----
BALANCE, December 31, 1994..............    $  1      $   48     $  49
     Net income.........................    --           170       170
                                           ------    --------    -----
BALANCE, December 31, 1995..............       1         218       219
     Net income.........................       1         140       141
                                           ------    --------    -----
BALANCE, December 31, 1996..............       2         358       360
     Net income.........................    --           112       112
                                           ------    --------    -----
BALANCE, September 30, 1997.............    $  2      $  470     $ 472
                                           ======    ========    =====

    The accompanying notes are an integral part of these combined financial statements.

                               MOBILE WORLD GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                               YEAR ENDED              NINE MONTHS
                                              DECEMBER 31          ENDED SEPTEMBER 30
                                          --------------------   -----------------------
                                            1995       1996         1996         1997
                                          ---------  ---------   -----------   ---------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $     170  $     140     $   183     $     112
  Adjustments to reconcile net income to
     net cash provided by (used in)
     operating activities --
       Depreciation and amortization....         45         82          60            59
       Deferred income tax provision
          (benefit).....................       (106)       (56)        (42)          166
       (Gain) loss on sale of assets....        (21)    --          --                 1
       Changes in assets and
          liabilities --
          Accounts receivable, net......       (172)      (106)       (164)           76
          Related-party receivable......         (5)       (27)        (33)         (176)
          Inventories...................       (796)    (1,812)     (1,207)           85
          Other current assets..........         (8)        (3)        (34)            6
          Other noncurrent assets.......         (2)    --          --                 2
          Accounts payable and accrued
             expenses...................        529        209          60          (548)
          Related-party payable.........     --             50          50           (35)
          Floor plan payable............        839      1,981       1,369          (348)
                                          ---------  ---------   -----------   ---------
               Net cash provided by
                  (used in) operating
                  activities............        473        458         242          (600)
                                          ---------  ---------   -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...       (296)      (242)       (238)          (23)
  Proceeds from sale of equipment.......         40     --          --               249
                                          ---------  ---------   -----------   ---------
               Net cash provided by
                  (used in) investing
                  activities............       (256)      (242)       (238)          226
                                          ---------  ---------   -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (payments of) long-term
     debt...............................         37        (29)        (19)         (103)
  Issuance of stock.....................     --              1           1        --
                                          ---------  ---------   -----------   ---------
               Net cash provided by
                  (used in) financing
                  activities............         37        (28)        (18)         (103)
                                          ---------  ---------   -----------   ---------
NET INCREASE (DECREASE) IN CASH.........        254        188         (14)         (477)
CASH, beginning of period...............        308        562         562           750
                                          ---------  ---------   -----------   ---------
CASH, end of period.....................  $     562  $     750     $   548     $     273
                                          =========  =========   ===========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
       Interest.........................  $     311  $     419     $    97     $     112
       Taxes............................         27        100          60            49

    The accompanying notes are an integral part of these combined financial statements.

                               MOBILE WORLD GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Mobile World Group (the Group) includes the financial statements of Mobile World, Inc. and Showcase of Homes, Inc. (both Texas corporations) under common management and ownership. The Group is primarily engaged in the retail sale of new and pre-owned manufactured homes. The Group operated sales centers in Texas which have retail agreements with a number of home manufacturers.

     The Group's owners entered into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all of the ownership interests of the Group will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of the Group for all periods which the companies were under common control. All significant intercompany transactions and balances have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements for the nine months ended September 30, 1996 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim combined financial statements have been included. The Group's operations are subject to different seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire year.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Group's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales exclude any sales and use taxes collected.

     The Group receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenues at the time the policies are written.

                               MOBILE WORLD GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The Group arranges financing for customers through various institutions for which the Group receives certain financing fees which are recognized in other revenues along with the sale of the related home.

     Other revenues also includes repair and maintenance services.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery.

  INCOME TAXES

     The Group accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  SHAREHOLDER'S EQUITY

     Shareholder's equity of the group includes the following shares of common stock which were authorized, issued and outstanding at December 31, 1996 and September 30, 1997: 1,000 shares of common stock at no par value for Mobile World, Inc., and 1,000 shares of Common Stock at no par value for Showcase of Homes, Inc.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Group's financial instruments consist primarily of floor plan payables and accounts receivables. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Group purchases substantially all of its homes from two primary suppliers at the prevailing prices charged by the manufacturers. The Group's sales volume could be adversely affected by the manufacturers' inability to supply the sales center with an adequate supply of homes.

     The retail agreements between the sales center and the manufacturer contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

                               MOBILE WORLD GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity in the statements of cash flows.

  NEW ACCOUNTING PRONOUNCEMENT

     SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Group will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                            ESTIMATED         DECEMBER 31
                                           USEFUL LIVES   --------------------   SEPTEMBER 30,
                                             IN YEARS       1995       1996          1997
                                           ------------   ---------  ---------   -------------
Buildings...............................         25       $      90  $     131      $   136
Leasehold improvements..................         10              96        164          164
Equipment...............................        5-7             329        402           19
Furniture and fixtures..................          5              68        128          144
                                                          ---------  ---------   -------------
     Total..............................                        583        825          463
Less -- Accumulated depreciation........                        (80)      (162)         (84)
                                                          ---------  ---------   -------------
     Property and equipment, net........                  $     503  $     663      $   379
                                                          =========  =========   =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Due from manufacturers..................  $     106  $     188      $   118
Due from finance companies..............        205        191          148
Other...................................         11         49           86
                                          ---------  ---------   -------------
                                          $     322  $     428      $   352
                                          =========  =========   =============

                               MOBILE WORLD GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Inventories consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
New homes, net of unearned volume
  rebates...............................  $   2,089  $   3,880      $ 3,638
Pre-owned homes.........................         31         48          201
Parts, accessories and other............          2          6            9
                                          ---------  ---------   -------------
                                          $   2,122  $   3,934      $ 3,848
                                          =========  =========   =============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Accounts payable, trade.................  $     107  $     114       $ 382
Other accrued expenses..................        671        729          96
Income tax payable......................        213        357         173
                                          ---------  ---------   -------------
                                          $     991  $   1,200       $ 651
                                          =========  =========   =============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Group has six floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying up to 4.0 percent (depending on the time the note is outstanding) over the lender's prime rate (8.25 percent to 12.25 percent at December 31, 1996, and 8.5 percent to 12.5 percent at September 30, 1997). The floor plan payable is secured by all of the Group's manufactured home inventory, the related furniture, fixtures and accessories and accounts receivable, and is guaranteed by the shareholder of the Group.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Group must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Group's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Group experience a material adverse change in its financial position as determined by the lender. The maximum aggregate amount that can be borrowed under the floor plan lines of credit is approximately $6.7 million, and the largest balance during the year ended December 31, 1996 was approximately $4.3 million. The average balance outstanding during 1996 was approximately $3.6 million with a weighted average interest rate paid of 9.8 percent.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Notes payable, maturing in varying
  amounts through December 2000, with
  interest ranging from 5.5% to 10.25%
  at December 31, 1996..................  $     132  $     103       $  --
     Less -- Current portion............        (38)       (42)         --
                                          ---------  ---------   -------------
                                          $      94  $      61       $  --
                                          =========  =========   =============

                               MOBILE WORLD GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Federal:
     Current............................  $     188  $     127      $   (84)
     Deferred...........................        (93)       (49)         146
                                          ---------  ---------   -------------
                                                 95         78           62
                                          ---------  ---------   -------------
State:
     Current............................         25         17          (12)
     Deferred...........................        (13)        (7)          20
                                          ---------  ---------   -------------
                                                 12         10            8
                                          ---------  ---------   -------------
          Total provision...............  $     107  $      88      $    70
                                          =========  =========   =============

     The provision for income taxes differs from an amount computed at the statutory rates as follows (in thousands):

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Federal income tax at statutory rates...  $      97  $      80      $    64
State income taxes......................          8          7            5
Nondeductible expenses..................          2          1            1
                                          ---------  ---------   -------------
                                          $     107  $      88      $    70
                                          =========  =========   =============

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1995 and 1996 and September 30, 1997 are as follows:

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Deferred tax assets --
     Accrued expenses...................  $     144  $     344      $   386
     Accrued income.....................         79        159          235
                                          ---------  ---------   -------------
          Total deferred tax assets.....        223        503          621
                                          ---------  ---------   -------------
Deferred tax liabilities --
     Bases difference in property and
       equipment........................        (17)       (36)         (44)
     Accrued expenses...................        (58)      (261)        (544)
     Other..............................        (76)       (78)         (71)
                                          ---------  ---------   -------------
          Total deferred tax
             liabilities................       (151)      (375)        (659)
                                          ---------  ---------   -------------
          Net deferred tax assets.......  $      72  $     128      $   (38)
                                          =========  =========   =============

                               MOBILE WORLD GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases facilities from related parties of the Group under operating leases. Rental expense on related-party leases totaled approximately $24,000, $96,000 and $86,000 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.

     The Group has a note payable to the shareholder. The note is due on demand and bears interest at 7.0 percent. The balance at December 31, 1996, was $50,000. The balance was paid in full during 1997.

     The Group leases certain office space from an employee. The note balance related to the office space is included in the floor plan payable balance of the Group at December 31, 1996. The employee repays the Group for the monthly interest and principal payments on the office space. At September 30, 1997, the related note receivable balance is approximately $20,000 and is included in accounts receivable.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2006. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases as of September 30, 1997 are as follows (in thousands):

Year ending December 31 --
     1997...............................  $       8
     1998...............................          8
     1999...............................          1
                                                ---
          Total.........................  $      17
                                                ===

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $81,000, $154,000 and $122,000 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  INSURANCE

     The Group carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Group has not incurred significant claims or losses on any of its insurance policies.

  PROPOSED MERGER (UNAUDITED)

     In September 1997, the Group and its shareholder entered into a definitive agreement with a wholly-owned subsidiary of HomeUSA providing for the merger of the Group with the subsidiary of HomeUSA (the Merger). The cash portion of the purchase price of the Merger has been adjusted to the extent the Excess Operating Capital is greater or less than zero. Excess Operating Capital is defined as net working capital minus long-term debt, as of the effective date of the Merger. Had this distribution been made at September 30, 1997, the effect in the Group's balance sheet would have been to decrease shareholder's equity by approximately $200,000.

     Concurrently with the Merger, the Group entered into agreements with the shareholder to lease land, equipment and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To First American Homes Group:

     We have audited the accompanying combined balance sheet of First American Homes Group (collectively, the Group), as defined in Note 1 to the financial statements, as of December 31, 1996, and the related statements of operations, shareholders' deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 1996, and the results of their combined operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
August 6, 1997

                           FIRST AMERICAN HOMES GROUP
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996              1997
                                        -------------    --------------
                                                          (UNAUDITED)
               ASSETS
CURRENT ASSETS:
  Cash...............................      $    30           $  251
  Accounts receivable, net...........          402              418
  Inventories........................        3,910            3,197
  Other current assets...............            1                4
                                        -------------    --------------
          Total current assets.......        4,343            3,870
PROPERTY AND EQUIPMENT, net..........          302              280
OTHER ASSETS.........................           32               10
                                        -------------    --------------
          Total assets...............      $ 4,677           $4,160
                                        =============    ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
              (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable and accrued
  expenses...........................      $   585           $  635
  Related-party payable..............          538              578
  Floor plan payable.................        3,153            2,544
  Current maturities of long-term
  debt...............................           75              210
  Deferred tax liability.............           62               89
                                        -------------    --------------
          Total current
        liabilities..................        4,413            4,056
LONG-TERM DEBT, net of current
maturities...........................          297               55
DEFERRED TAX LIABILITY...............           18               28
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, $20, $1 and no par
     value; 1,000, 2,400 and 100
     shares authorized, issued and
     outstanding.....................           30               30
  Additional paid-in capital.........           10               10
  Retained deficit...................          (91)             (19)
                                        -------------    --------------
          Total shareholders' equity
        (deficit)....................          (51)              21
                                        -------------    --------------
          Total liabilities and
              shareholders' equity
              (deficit)..............      $ 4,677           $4,160
                                        =============    ==============

    The accompanying notes are an integral part of these combined financial statements.

                           FIRST AMERICAN HOMES GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                        NINE MONTHS ENDED
                                         YEAR ENDED        SEPTEMBER 30
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUE:
     Home sales......................     $ 12,419     $   9,969  $  10,061
     Other revenue...................           19            15         45
                                        ------------   ---------  ---------
          Total revenue..............       12,438         9,984     10,106
COST OF SALES........................        9,994         8,139      8,368
                                        ------------   ---------  ---------
          Gross profit...............        2,444         1,845      1,738
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        2,198         1,629      1,416
                                        ------------   ---------  ---------
          Income from operations.....          246           216        322
OTHER INCOME (EXPENSE):
     Interest expense................         (374)         (276)      (268)
     Other income, net...............           79            67         85
                                        ------------   ---------  ---------
          Income (loss) before income
             taxes...................          (49)            7        139
INCOME TAX PROVISION (BENEFIT).......            2            (3)        67
                                        ------------   ---------  ---------
NET INCOME (LOSS)....................     $    (51)    $      10  $      72
                                        ============   =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                           FIRST AMERICAN HOMES GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                               ADDITIONAL
                                     COMMON     PAID-IN      RETAINED
                                     STOCK      CAPITAL      DEFICIT     TOTAL
                                     ------    ----------    --------    -----
BALANCE, December 31, 1995........    $ 30        $ 10        $  (40)    $  --
     Net loss.....................    --         --              (51)      (51)
                                     ------        ---       --------    -----
BALANCE, December 31, 1996........      30          10           (91)      (51)
     Net income (unaudited).......    --         --               72        72
                                     ------        ---       --------    -----
BALANCE, September 30, 1997
  (unaudited).....................    $ 30        $ 10        $  (19)    $  21
                                     ======        ===       ========    =====

    The accompanying notes are an integral part of these combined financial statements.

                           FIRST AMERICAN HOMES GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        NINE MONTHS ENDED
                                         YEAR ENDED        SEPTEMBER 30
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............     $    (51)    $      10  $      72
     Adjustments to reconcile net
       income (loss) to net cash
       provided by (used in)
       operating activities --
          Depreciation and
          amortization...............           31            24         27
          Loss on sale of assets.....           15        --              4
          Deferred income tax
          provision..................           33            (2)        38
          Changes in assets and
          liabilities --
               Accounts receivable...         (152)         (168)       (15)
               Inventories...........       (1,174)       (1,594)       712
               Other assets..........           31            17         19
               Accounts payable and
                  accrued expenses...          (55)          (39)        50
               Related-party
               payable...............           86           209         40
               Floor plan payable....        1,158         1,678       (610)
                                        ------------   ---------  ---------
                     Net cash
                       provided by
                       (used in)
                       operating
                       activities....          (78)          135        337
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of equipment..........         (136)         (141)       (29)
     Sales of equipment..............           59             9         20
                                        ------------   ---------  ---------
                     Net cash used in
                       investing
                       activities....          (77)         (132)        (9)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt....       --                40     --
     Payments on long-term debt......          (13)          (53)      (107)
                                        ------------   ---------  ---------
                     Net cash used in
                       financing
                       activities....          (13)          (13)      (107)
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH......         (168)          (10)       221
CASH, beginning of period............          198           198         30
                                        ------------   ---------  ---------
CASH, end of period..................     $     30     $     188  $     251
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period
     for --
          Interest...................     $    374     $     276  $     268

    The accompanying notes are an integral part of these combined financial statements.

                           FIRST AMERICAN HOMES GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     First American Homes Group includes the financial statements of the following group of companies under common control and ownership (collectively, the Group): First American Homes, Inc. (an Alabama corporation), and its wholly owned subsidiary, Hall's Mobile Homes, Inc. (a Florida corporation); D&S, Inc. (an Alabama corporation) and Son Development Corporation (an Alabama corporation). The Group is primarily engaged in the retail sale of new and pre-owned manufactured homes. The Group operates sales centers in Alabama and Florida which have retail agreements with a number of manufacturers.

     The Group's owners intend to enter into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all outstanding shares of the Group's common stock will be exchanged for cash and shares of HomeUSA's common stock concurrent with the consummation of the initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods which the companies were under common control. All significant intercompany transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim combined financial statements have been included. The Group's operations are subject to different seasonal valuations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Group's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales also includes revenue from the construction of site amenities. Home sales exclude any sales and use taxes collected.

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Group arranges financing for customers through various institutions for which the Group receives certain financing fees which are recognized in other revenues along with the sale of the related home.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery and site amenities.

  INCOME TAXES

     First American Homes, Inc., and its wholly owned subsidiary, Hall's Mobile Homes, Inc., account for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision (benefit) for income taxes is the tax payable (receivable) for the year and the change during the year in deferred tax assets and liabilities.

     D&S, Inc. and Son Development Corporation have elected S Corporation status as defined by the Internal Revenue Code, whereby D&S, Inc. and Son Development Corporation are not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the companies' taxable earnings or losses in their personal tax returns. D&S, Inc. and Son Development Corporation will terminate their S Corporation status concurrently with the effective date of this offering.

  SHAREHOLDERS' EQUITY

     Shareholders' equity of the Group includes the following shares of common stock which were authorized, issued and outstanding at December 31, 1996 and September 30, 1997 (unaudited): 1,000 shares of common stock at $20 par value for First American Homes, Inc., 2,400 shares of common stock at $1 par value for D&S, Inc., and 100 shares of common stock at no par value for Son Development Corporation.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Group's financial instruments consist primarily of accounts receivable, floor plan payables and long-term debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Group purchases substantially all of its homes from three primary suppliers at the prevailing prices charged by the manufacturers. The Group's sales volume could be adversely affected by these manufacturers' inability to supply the sales centers with an adequate supply of homes.

     The Group has retail agreements with manufacturers which contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines, and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates.

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity in the statements of cash flows.

  NEW ACCOUNTING PRONOUNCEMENTS

     SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Group will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED
                                        USEFUL LIVES    DECEMBER 31,    SEPTEMBER 30,
                                          IN YEARS          1996            1997
                                        ------------    ------------    -------------
                                                                         (UNAUDITED)
Buildings............................        25            $  111          $   105
Leasehold improvements...............        10               145              166
Equipment............................       5-7               100               71
Furniture and fixtures...............        5                 46               45
                                                        ------------    -------------
          Total......................                         402              387
Less -- Accumulated depreciation.....                        (100)            (107)
                                                        ------------    -------------
          Property and equipment,
             net.....................                      $  302          $   280
                                                        ============    =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Accounts receivable, trade...........      $  201           $ 147
Due from manufacturers...............         113             189
Due from finance companies...........          32              38
Other................................          56              44
                                        ------------    -------------
                                           $  402           $ 418
                                        ============    =============

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Inventories consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
New homes, net of unearned volume
  rebates............................      $3,003          $ 2,303
Pre-owned homes......................         383              398
Parts, accessories and other.........         524              496
                                        ------------    -------------
                                           $3,910          $ 3,197
                                        ============    =============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Accounts payable, trade..............      $  319           $ 359
Customer deposits....................          28              41
Other accrued expenses...............         238             135
Contingent liability.................      --                 100
                                        ------------    -------------
                                           $  585           $ 635
                                        ============    =============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Group has five primary floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying from 0.50 percent up to 4.45 percent (depending on the time the note is outstanding) over the lender's prime rate (8.75 percent to 12.75 percent at December 31, 1996, and 9.0 percent to 12.95 percent at September 30, 1997 (unaudited)). The floor plan payable is secured by all of the Group's manufactured home inventory and the related furniture, fixtures and accessories, and is guaranteed by the majority shareholder of the Group.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Group must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Group's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Group experience a material adverse change in its financial position as determined by the lender. The maximum aggregate amount that can be borrowed under the floor plan lines of credit is approximately $4.3 million, and the largest balance during the year ended December 31, 1996, was $3.9 million. The average balance outstanding during 1996 was approximately $3.0 million with a weighted average interest rate paid of 12.02 percent.

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

     Long-term debt consists of the following:

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)

                                               (IN THOUSANDS)
Note payable to Bank of the South in
  monthly installments of $661
  including interest at 8.0%, final
  payment of $661 due March 1999,
  secured............................      $   16          $    11
Note payable to Peoples Community
  Bank in monthly installments of
  $557 including interest at 10.0%,
  final payment of $557 due April
  1998, secured......................           8                4
Note payable to Peoples Community
  Bank in monthly installments of
  $1,463 including interest at 9.25%,
  final payment of $1,463 due March
  2001, secured......................          62               52
Note payable to Southland Bank in
  monthly installments of $985
  including interest at 8.25%, final
  payment of $985 due August 2000,
  unsecured..........................          37               31
Note payable to Southland Bank
  accruing interest at prime plus
  0.50%, principal and accrued
  interest due March 1997, secured...          30           --
Note payable to Southland Bank in
  monthly installments of $979
  including interest at prime plus
  2.0%, final payment of $979 due May
  1998, secured                                15           --
Note payable to Southland Bank in
  quarterly interest installments at
  prime plus 1.0%, final payment of
  $204,000 due January 1998,
  secured............................         204              167
                                        ------------    -------------
                                              372              265
Less -- Current maturities...........         (75)            (210)
                                        ------------    -------------
                                           $  297          $    55
                                        ============    =============

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997...............................  $      75
     1998...............................        242
     1999...............................         27
     2000...............................         24
     2001...............................          4
                                          ---------
                                          $     372
                                          =========

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows at December 31, 1996 (in thousands):

     Federal --
          Current....................  $     (27)
          Deferred...................         29
                                       ---------
                                               2
                                       ---------
     State --
          Current....................         (4)
          Deferred...................          4
                                       ---------
                                              --
                                       ---------
               Total provision.......  $       2
                                       =========

     The provision for income taxes at December 31, 1996, differs from an amount computed at the statutory rates as follows (in thousands):

Federal income tax at statutory
rates................................  $     (17)
State income taxes...................         --
Effect of S corporation losses.......         19
                                       ---------
                                       $       2
                                       =========

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1996, are as follows (in thousands):

Deferred tax assets --
     Accrued expenses................  $      64
                                       ---------
          Total deferred tax
             assets..................         64
                                       ---------
Deferred tax liabilities --
     Bases difference in property and
      equipment......................        (34)
     Other...........................       (110)
                                       ---------
          Total deferred tax
             liabilities.............       (144)
                                       ---------
          Net deferred tax
             liabilities.............  $     (80)
                                       =========

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases various facilities, equipment and land under operating leases from a company owned by a majority shareholder. Rental expense on these leases totaled approximately $91,000 for the year ended December 31, 1996. The Group also pays a management fee to this related party which totaled approximately $260,000 for the year ended December 31, 1996.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2000. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997............................  $     173
     1998............................        169
     1999............................        117
     2000............................         38
                                       ---------
          Total......................  $     497
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $156,000 for the year ended December 31, 1996.

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  INSURANCE

     The Group carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Group has not incurred significant claims or losses on any of its insurance policies.

9.  EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC
    ACCOUNTANTS (UNAUDITED):

     In September 1997, the Group and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of HomeUSA providing for the merger of the Group with the subsidiary of HomeUSA (the Merger). A portion of Son Development Corporation (Son), representing a manufactured housing development and the related operating assets and liabilities, was not acquired in the Merger. Approximately $237,000 of inventory and $435,000 of property and equipment, which are included in the combined balance sheet at September 30, 1997, were distributed to the shareholders of the Group. In addition, shareholders of the Group have assumed liabilities of approximately $757,000, which are included in the combined balance sheet at September 30, 1997. Revenue would have been reduced by approximately $673,000 and $238,000 and income from operations increased by approximately $28,000 and $87,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, assuming the transaction had occurred January 1, 1996. The cash portion of the purchase price of the Merger has been adjusted to the extent the excess operating capital is greater or less than zero. Excess operating capital is defined as net working capital minus long-term debt, as of the effective date of the Merger. Had these distributions been made at September 30, 1997, the effect on the Group's balance sheet would have been to decrease shareholders' equity by approximately $183,000.

     Concurrently with the Merger, the Group entered into agreements with the shareholders to lease land and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cooper's Mobile Homes Group:

     We have audited the accompanying combined balance sheets of Cooper's Mobile Homes Group, (the Group) as defined in Note 1 to the financial statements, as of December 31, 1995 and 1996, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995 and 1996, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
September 5, 1997

                          COOPER'S MOBILE HOMES GROUP
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              DECEMBER 31
                                          --------------------    SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------    -------------
                                                                   (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash...............................  $     478  $     425       $   477
     Accounts receivable, net...........        342        375           938
     Related-party receivable...........        409        665           679
     Inventories........................      3,097      3,782         4,644
     Deferred tax asset.................         78     --                83
     Other current assets...............     --             26            15
                                          ---------  ---------    -------------
          Total current assets..........      4,404      5,273         6,836
PROPERTY AND EQUIPMENT, net.............        315        756         1,147
RELATED-PARTY RECEIVABLE, noncurrent....         95         65        --
OTHER ASSETS, net.......................         36        135           206
                                          ---------  ---------    -------------
          Total assets..................  $   4,850  $   6,229       $ 8,189
                                          =========  =========    =============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses.........................  $     444  $     633       $   971
     Floor plan payable.................      3,506      4,024         5,416
     Current maturities of long-term
       debt.............................         64        224           365
     Deferred tax liability.............     --             43        --
                                          ---------  ---------    -------------
          Total current liabilities.....      4,014      4,924         6,752
LONG-TERM DEBT, net of current
  maturities............................         19        220           147
DEFERRED TAX LIABILITY..................        317        308           287
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 12,500,
       17,500 and 217,500 shares
       authorized, issued and
       outstanding at December 31, 1995
       and 1996 and September 30, 1997,
       respectively.....................         12         18           218
     Retained earnings..................        488        759           785
                                          ---------  ---------    -------------
          Total shareholders' equity....        500        777         1,003
                                          ---------  ---------    -------------
          Total liabilities and
             shareholders' equity.......  $   4,850  $   6,229       $ 8,189
                                          =========  =========    =============

    The accompanying notes are an integral part of these combined financial statements.

                          COOPER'S MOBILE HOMES GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                    YEAR ENDED                 NINE MONTHS
                                                    DECEMBER 31             ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
REVENUES:
  Home sales............................  $   8,435  $   8,123  $   8,823  $   6,101  $   9,964
  Other revenue.........................        635        903        878        592        491
                                          ---------  ---------  ---------  ---------  ---------
     Total revenue......................      9,070      9,026      9,701      6,693     10,455
COST OF SALES...........................      6,651      6,824      6,829      4,505      7,782
                                          ---------  ---------  ---------  ---------  ---------
     Gross profit.......................      2,419      2,202      2,872      2,188      2,673
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      1,874      1,728      2,013      1,598      2,165
                                          ---------  ---------  ---------  ---------  ---------
     Income from operations.............        545        474        859        590        508
OTHER INCOME (EXPENSE):
  Interest expense, net.................       (275)      (436)      (326)      (243)      (494)
  Other income (loss), net..............          8        (63)        15        (11)        33
                                          ---------  ---------  ---------  ---------  ---------
     Income (loss) before income
       taxes............................        278        (25)       548        336         47
INCOME TAX PROVISION (BENEFIT)..........         97         (8)       277        170         21
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS).......................  $     181  $     (17) $     271  $     166  $      26
                                          =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                          COOPER'S MOBILE HOMES GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                           COMMON     RETAINED
                                           STOCK      EARNINGS     TOTAL
                                           ------     --------   ---------
BALANCE, December 31, 1993..............   $  12       $  324    $     336
     Net income.........................    --            181          181
                                           ------     --------   ---------
BALANCE, December 31, 1994..............      12          505          517
     Net loss...........................    --            (17)         (17)
                                           ------     --------   ---------
BALANCE, December 31, 1995..............      12          488          500
     Issuance of common stock...........       6        --               6
     Net income.........................    --            271          271
                                           ------     --------   ---------
BALANCE, December 31, 1996..............      18          759          777
     Issuance of common stock
       (unaudited)......................     200        --             200
     Net income (unaudited).............    --             26           26
                                           ------     --------   ---------
BALANCE, September 30, 1997
  (unaudited)...........................   $ 218       $  785    $   1,003
                                           ======     ========   =========

    The accompanying notes are an integral part of these combined financial statements.

                          COOPER'S MOBILE HOMES GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               NINE MONTHS
                                                    YEAR ENDED              ENDED SEPTEMBER 30
                                                    DECEMBER 31
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................  $     181  $     (17) $     271  $     166  $      26
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities --
       Depreciation and amortization....        139         73        106         85         86
       Deferred income tax provision
          (benefit).....................     --            238        112        169       (147)
       Changes in assets and
          liabilities --
          Accounts receivable...........        248        (86)       (33)      (450)      (563)
          Related-party receivable......          7       (382)      (256)        19        (14)
          Inventories...................       (533)      (458)      (685)        39       (862)
          Other current assets..........        (20)         5        (26)    --             11
          Related-party receivable,
             noncurrent.................          1         24         30       (136)         9
          Other noncurrent assets,
             net........................     --         --            (99)       (10)        85
          Accounts payable and accrued
             expenses...................       (281)      (100)       189        195        338
          Floor plan payable............        435      1,005        518        (12)     1,392
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  operating
                  activities............        177        302        127         65        361
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...        (79)      (154)      (547)      (413)      (377)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  investing
                  activities............        (79)      (154)      (547)      (413)      (377)
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (payments on) short-term
     debt...............................         17        (16)       160        180        141
  Proceeds from issuance of common
     stock..............................     --         --              6     --         --
  Proceeds from (payments on) long-term
     debt...............................        (11)       (64)       201        181        (73)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities                      6        (80)       367        361         68
                                          ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH.........        104         68        (53)        13         52
CASH, beginning of period...............        306        410        478        478        425
                                          ---------  ---------  ---------  ---------  ---------
CASH, end of period.....................  $     410  $     478  $     425  $     491  $     477
                                          =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the period for --
     Interest...........................  $     275  $     395  $     365  $     284  $     485
     Taxes..............................        182     --             69     --            126

    The accompanying notes are an integral part of these combined financial statements.

                          COOPER'S MOBILE HOMES GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Cooper's Mobile Homes Group (the Group) includes the financial statements of the following companies under common control and ownership: PacWest MGMT., Inc., Home USA, Inc. dba Contemporary Family Homes Center, and Cooper Mobile Homes, Inc., and its subsidiaries: Cooper Homes, Inc., Concept Home, Inc., and Contemporary Home Center, Inc., (all Washington corporations). The Group is primarily engaged in the retail sale of new and pre-owned manufactured homes as well as a provider of construction services for site amenities and capital improvements. The Group operates sales centers in Washington which have an exclusive retail agreement with a single home manufacturer.

     Home USA, Inc., dba Contemporary Family Homes Center (Contemporary), was formed in June 1997 by the shareholders of the Group. On June 30, 1997, the shareholders of the Group acquired the inventory, buildings and certain other assets and assumed liabilities and related rights of Contemporary Family Homes, Inc., located in Washington, which they contributed to the Group in exchange for 200,000 shares of $1 par value common stock of Contemporary. The accompanying combined balance sheets include allocations of the purchase price which resulted in goodwill of $102,000 which is being amortized over 40 years.

     The Group's owners intend to enter into a definitive agreement with HomeUSA, Inc. (a Delaware Corporation) (HomeUSA), pursuant to which all of the ownership interests of the group will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA. HomeUSA is unrelated to Contemporary.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods which the companies were under common control. All significant intercompany transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements have been included. The Group's operations are subject to different seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH

     Included in the cash balance at December 31, 1995 and 1996, is $301,588 and $200,000, respectively, in cash held as collateral against the Group's floor plan payable.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Group's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales also includes revenue from the construction of site amenities. Home sales exclude any sales and use taxes collected.

     The Group recognizes construction revenue based on project completion as all projects are completed within 90 days.

     The Group arranges financing for customers through various institutions for which the Group receives certain financing fees which are recognized in other revenues along with the sale of the related home.

     Also included in other revenue is the revenue from repair and maintenance services and construction services provided to related parties.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery, site amenities and other construction services.

  INCOME TAXES

     The Group accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision (benefit) for income taxes is the tax payable (receivable) for the year and the change during the year in deferred tax assets and liabilities.

  SHAREHOLDERS' EQUITY

     Shareholders' equity of the Group includes the following shares of common stock which were issued and outstanding at December 31, 1996 and September 30, 1997 (unaudited): 5,000 shares of common stock at $1 par value for PacWest MGMT., Inc., no shares and 200,000 shares, respectively of common stock at $1 par value for Contemporary and 12,500 shares of common stock at $1 par value of Cooper Mobile Homes, Inc.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Group's financial instruments consist primarily of accounts receivable, floor plan payable and short-term and long-term debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) institutions which may at times be in excess of federally insured levels. The Group has not incurred significant losses related to these balances to date.

  MAJOR SUPPLIER

     The Group purchases all of its homes through a retailing agreement with a primary supplier, at the prevailing prices charged by the manufacturer. Pursuant to the agreement, the Group received volume rebates on inventory purchases. The Group's sales volume could be adversely affected by the manufacturer's inability to supply the sales centers with an adequate supply of homes.

     The retail agreement between the sales centers and the manufacturer contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. The agreement also provides for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. The retail agreement may be terminated by the sales centers with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity.

  NEW ACCOUNTING PRONOUNCEMENT

     SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Group will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                            ESTIMATED         DECEMBER 31
                                           USEFUL LIVES   --------------------   SEPTEMBER 30,
                                             IN YEARS       1995       1996          1997
                                           ------------   ---------  ---------   -------------
                                                                                  (UNAUDITED)
Buildings...............................        25        $     101  $     101      $   305
Leasehold improvements..................        10                1        426          499
Equipment...............................       5-7              466        509          517
Furniture and fixtures..................        5                58        137          317
                                                          ---------  ---------   -------------
          Total.........................                        626      1,173        1,638
Less -- Accumulated depreciation........                       (311)      (417)        (491)
                                                          ---------  ---------   -------------
          Property and equipment, net...                  $     315  $     756      $ 1,147
                                                          =========  =========   =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                                                                  (UNAUDITED)
Due from manufacturers..................  $     217  $     303      $   232
Due from finance companies..............        114         12          347
Other...................................         21         70          369
Less -- Allowance for doubtful
  accounts..............................        (10)       (10)         (10)
                                          ---------  ---------   -------------
                                          $     342  $     375      $   938
                                          =========  =========   =============

     Inventories consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                                                                  (UNAUDITED)
New homes, net of unearned volume
  rebates...............................  $   3,027  $   3,611      $ 4,373
Pre-owned homes.........................         14         14           93
Parts, accessories and other............         56        157          178
                                          ---------  ---------   -------------
                                          $   3,097  $   3,782      $ 4,644
                                          =========  =========   =============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                                                                  (UNAUDITED)
Accounts payable, trade.................  $     251  $     165      $   163
Customer deposits.......................         20        140          224
Other accrued expenses..................        173        328          584
                                          ---------  ---------   -------------
                                          $     444  $     633      $   971
                                          =========  =========   =============

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

FLOOR PLAN PAYABLE

     The Group has two floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at annual rates of 9.0 percent to 10.25 percent or rates varying from 1.0 percent up to 3.0 percent (depending on the length of time the note is outstanding) over the lender's prime rate (9.25 percent to 11.25 percent at December 31, 1996, and 9.5 percent to 11.5 percent at September 30, 1997 (unaudited)). The floor plan payable is secured by all of the Group's manufactured home inventory, related furniture, fixtures and accessories and accounts receivable, and is guaranteed by the shareholders of the Group.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Group must make periodic loan payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Group's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Group experience a material adverse change in its financial position as determined by the lender. The maximum aggregate amount that can be borrowed under the lines of credit is $7.5 million, and the largest balance outstanding during the year ended December 31, 1996 was approximately $5.0 million. The average balance outstanding during 1996 was approximately $4.6 million with a weighted average interest rate paid of 9.60 percent.

LONG-TERM DEBT

     Long-term debt consists of the following:

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                                                                  (UNAUDITED)

                                                     (IN THOUSANDS)
Note payable to shareholders, quarterly
  payments of $25,000, due October 1999,
  interest to be paid by the Group's
  primary home supplier.................  $      --  $     300      $   250
Notes payable, maturing in varying
  amounts through November 2001, with
  interest ranging from 8.50% to 8.90%,
  guaranteed by shareholders............         83        144          172
Other borrowings maturing in April 1999,
  bearing interest at 7.60%.............     --         --               90
                                          ---------  ---------   -------------
                                                 83        444          512
Less -- Current portion.................        (64)      (224)        (365)
                                          ---------  ---------   -------------
                                          $      19  $     220      $   147
                                          =========  =========   =============

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

          Year ending December 31 --
               1997.....................  $     224
               1998.....................        105
               1999.....................        105
               2000.....................          5
               2001.....................          5
                                          ---------
                                          $     444
                                          =========

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows (in thousands):

                                                    DECEMBER 31
                                          -------------------------------
                                            1994       1995       1996
                                          ---------  ---------  ---------
Federal --
     Current............................  $     101  $      61  $     165
     Deferred...........................         (4)       (69)       112
                                          ---------  ---------  ---------
                                          $      97  $      (8) $     277
                                          =========  =========  =========

     The provision (benefit) for income taxes differs from an amount computed at the statutory rates as follows (in thousands):

                                                    DECEMBER 31
                                          -------------------------------
                                            1994       1995       1996
                                          ---------  ---------  ---------
Federal income tax at statutory rates...  $      97  $      (9) $     192
Nondeductible expenses..................     --              1         13
Valuation allowance.....................     --         --             72
                                          ---------  ---------  ---------
                                          $      97  $      (8) $     277
                                          =========  =========  =========

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1995 and 1996, are as follows (in thousands):

                                            1995       1996
                                          ---------  ---------
Deferred tax assets --
     Accrued expenses...................  $      94  $      95
     NOL carryforward...................     --             72
                                          ---------  ---------
          Total.........................         94        167
                                          ---------  ---------
Deferred tax liabilities --
     Other..............................       (333)      (446)
                                          ---------  ---------
          Total.........................       (333)      (446)
                                          ---------  ---------
Less -- Valuation allowance on NOL
  carryforward..........................     --            (72)
                                          ---------  ---------
          Net deferred income tax
              liability.................  $    (239) $    (351)
                                          =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Group provides administrative, managerial and construction services to companies which are under common control and ownership of the Group. The Group provided approximately $186,000, $631,000 and $452,000 of such services during the years ended December 31, 1994, 1995 and 1996, respectively, and the services are included in other revenues. At December 31, 1995 and 1996, the Group had approximately $106,000 and $263,000, respectively, in related-party receivables for such services. Additionally, included in inventory at December 31, 1996, are investments of $367,483 in manufactured homes and capital improvements on several housing developments owned by the shareholders of the Company.

     The Group leases facilities from an entity which is owned by the shareholders of the Group under operating leases. The rent paid under these leases was approximately $17,000, $52,000 and $128,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     A related party is the Group's designated shipper of inventory purchased from its manufacturer. This related party also acts as an agent of the Group and performs delivery and set-up on behalf of the Group. Expenses incurred by the Group for such delivery and set-up services were approximately $19,000 and

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
$5,000 for the years ended December 31, 1994 and 1995, respectively. There were no such expenses in 1996.

     During 1994 through 1997, the majority shareholder, or related entities, borrowed a total of $465,000 from the Group. The aggregate outstanding balance of these loans held by the Group was $280,000, $445,000 and $380,000 (unaudited) at December 31, 1995 and 1996 and September 30, 1997, respectively. The loans earn interest at the rate of 7% per annum, and interest income was approximately none, $10,000 and $23,000 for the years ended December 31, 1994, 1995 and 1996, respectively. All of the loans are unsecured and are expected to be repaid upon the closing of the Offering.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2005. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     207
     1998...............................        201
     1999...............................        189
     2000...............................        149
     2001...............................        140
     Thereafter.........................        482
                                          ---------
          Total.........................  $   1,368
                                          =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $79,000, $102,000, and $193,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

  RECOURSE FINANCING

     In connection with home sales, the Company guaranteed certain amounts due to lending institutions from its customers. In the event of default by the customer, the outstanding balance would be owed by the Company to the lending institution. These amounts are collateralized by the related homes. As of December 31, 1996 and September 30, 1997, amounts guaranteed by the Company were $268,000 and $358,000 (unaudited), respectively.

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  INSURANCE

     The Group carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Group has not incurred significant claims or losses on any of its insurance policies.

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9.  EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT
    PUBLIC ACCOUNTANTS (UNAUDITED):

  PROPOSED ACQUISITIONS BY HOMEUSA (UNAUDITED)

     In September 1997, the Group and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of HomeUSA providing for the merger of the Group with the subsidiary of HomeUSA (the Merger). Property and equipment of approximately $26,000 which are included in the combined balance sheet at September 30, 1997, has been distributed to the shareholders of the Group. In addition, the shareholders of the Group have assumed liabilities of approximately $22,000 which are included in the combined balance sheet as of September 30, 1997. The cash portion of the purchase price of the Merger has been adjusted to the extent the Excess Operating Capital is greater or less than zero. Excess Operating Capital is defined as net working capital minus long-term debt, as of the effective date of the Merger. Had these distributions been made at September 30, 1997, the Group would have had a reduction in purchase price of approximately $34,000.

     Concurrently with the Merger, the Group entered into agreements with the shareholders to lease land, equipment and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Home Folks Housing Center, Inc.:

     We have audited the accompanying balance sheet of Home Folks Housing Center, Inc., as of December 31, 1996, and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
August 6, 1997

                        HOME FOLKS HOUSING CENTER, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996             1997
                                           ------------    --------------
                                                            (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash...............................      $  149           $  386
     Accounts receivable, net...........         133              429
     Inventories........................       1,304            1,159
     Other current assets...............          18           --
                                           ------------    --------------
          Total current assets..........       1,604            1,974
PROPERTY AND EQUIPMENT, net.............         299              283
                                           ------------    --------------
          Total assets..................      $1,903           $2,257
                                           ============    ==============

  LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses..........................      $  359           $  352
     Floor plan payable.................         954              899
                                           ------------    --------------
          Total current liabilities.....       1,313            1,251
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, no par value, 1,000
      shares authorized, 1,000 shares
      issued and 500 shares
      outstanding.......................          32               32
     Additional paid-in capital.........           3                3
     Retained earnings..................         572              988
     Treasury stock, 500 shares, at
      cost..............................         (17)             (17)
                                           ------------    --------------
          Total shareholder's equity....         590            1,006
                                           ------------    --------------
          Total liabilities and
              shareholder's equity......      $1,903           $2,257
                                           ============    ==============

   The accompanying notes are an integral part of these financial statements.

                        HOME FOLKS HOUSING CENTER, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           NINE MONTHS
                                                        ENDED SEPTEMBER 30
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUES:
  Home sales.........................      $7,985      $   5,862  $   7,205
  Other revenue......................          42             13         79
                                        ------------   ---------  ---------
     Total revenue...................       8,027          5,875      7,284
COST OF SALES........................       6,121          4,507      5,584
                                        ------------   ---------  ---------
     Gross profit....................       1,906          1,368      1,700
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,541            934      1,032
                                        ------------   ---------  ---------
     Income from operations..........         365            434        668
OTHER INCOME (EXPENSE):
     Interest expense, net...........        (126)          (104)       (75)
     Other income, net...............          14              5         23
                                        ------------   ---------  ---------
NET INCOME...........................      $  253      $     335  $     616
                                        ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                        HOME FOLKS HOUSING CENTER, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                  ADDITIONAL                  TREASURY
                                        COMMON      PAID-IN       RETAINED      STOCK
                                        STOCK       CAPITAL       EARNINGS     AT COST      TOTAL
                                        ------     ----------     --------     --------   ---------
BALANCE, December 31, 1995...........    $ 32         $  3         $  319       $  (17)   $     337
     Net income......................    --          --               253        --             253
                                        ------         ---        --------     --------   ---------
BALANCE, December 31, 1996...........      32            3            572          (17)         590
     Dividend paid...................    --          --              (200)       --            (200)
     Net income (unaudited)..........    --          --               616        --             616
                                        ------         ---        --------     --------   ---------
BALANCE, September 30, 1997
(unaudited)..........................    $ 32         $  3         $  988       $  (17)   $   1,006
                                        ======         ===        ========     ========   =========

   The accompanying notes are an integral part of these financial statements.

                        HOME FOLKS HOUSING CENTER, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        NINE MONTHS ENDED
                                         YEAR ENDED        SEPTEMBER 30
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................      $  253      $     335  $     616
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation and
             amortization............          67             27         40
          Changes in assets and
             liabilities --
               Accounts receivable...          25              5       (296)
               Inventories...........        (254)          (221)       145
               Other current
                  assets.............           8             (1)        18
               Accounts payable and
                  accrued expenses...        (114)          (178)        (7)
               Floor plan payable....         637            716        (55)
                                        ------------   ---------  ---------
                  Net cash provided
                     by operating
                     activities......         622            683        461
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment.....................        (109)           (81)       (24)
                                        ------------   ---------  ---------
                  Net cash used in
                     investing
                     activities......        (109)           (81)       (24)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments of debt................        (640)          (640)    --
     Dividend paid...................      --             --           (200)
                                        ------------   ---------  ---------
                  Net cash used in
                     financing
                     activities......        (640)          (640)      (200)
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH......        (127)           (38)       237
CASH, beginning of period............         276            276        149
                                        ------------   ---------  ---------
CASH, end of period..................      $  149      $     238  $     386
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
          Cash paid for interest.....      $  131      $     113  $      82

   The accompanying notes are an integral part of these financial statements.

                        HOME FOLKS HOUSING CENTER, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Home Folks Housing Center, Inc. (the Company) and its sole shareholder intend to enter into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA.

     The Company is a Kentucky corporation that is primarily engaged in the retail sale of new and pre-owned manufactured homes. The Company operates a sales center in Kentucky which has an exclusive retail agreement with a home manufacturer.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The Company's operations are subject to seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Company's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales exclude any sales and use taxes collected.

     The Company arranges financing for customers through various institutions for which the Company receives certain financing fees which are recognized in other revenues along with the sale of the related home.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery.

                        HOME FOLKS HOUSING CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholder reports his share of the Company's taxable earnings or losses in his personal tax return. The Company will terminate its S Corporation status concurrently with the effective date of this offering.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of accounts receivable and floor plan payables. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  MAJOR SUPPLIER

     The Company purchases all of its homes through an exclusive retail agreement with a primary supplier, at the prevailing prices charged by the manufacturer. The Company's sales volume could be adversely affected by the manufacturer's inability to supply the sales center with an adequate supply of homes.

     The retail agreement between the sales centers and the manufacturer contains certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity.

  NEW ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Company will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

                        HOME FOLKS HOUSING CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                    ESTIMATED
                                   USEFUL LIVES    DECEMBER 31,    SEPTEMBER 30,
                                     IN YEARS          1996            1997
                                   ------------    ------------    -------------
                                                                    (UNAUDITED)
Buildings..........................      25           $  111          $   111
Leasehold improvements.............      10               25               31
Equipment..........................     5-7              421              444
Furniture and fixtures.............       5               40               40
                                                   ------------    -------------
       Total.......................                      597              626
Less -- Accumulated depreciation...                     (298)            (343)
                                                   ------------    -------------
       Property and equipment, net.                   $  299          $   283
                                                   ============    =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Due from manufacturers...............      $   54           $ 139
Due from finance companies...........          79             290
                                        ------------    -------------
                                           $  133           $ 429
                                        ============    =============

     Inventories consist of the following (in thousands):

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996             1997
                                        ------------     -------------
                                                          (UNAUDITED)
New homes, net of unearned volume
  rebates............................      $1,030           $   873
Pre-owned homes......................         202               224
Parts, accessories and other.........          72                62
                                        ------------     -------------
                                           $1,304           $ 1,159
                                        ============     =============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996             1997
                                        ------------     -------------
                                                          (UNAUDITED)
Accounts payable, trade..............      $  241            $ 125
Customer deposits....................          26               60
Other accrued expenses...............          92              167
                                        ------------     -------------
                                           $  359            $ 352
                                        ============     =============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Company has a floor plan credit facility with a lending institution to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying from 1.25 percent up to 3.0 percent (depending on the time the note is outstanding) over the

                        HOME FOLKS HOUSING CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

lender's prime rate (9.5 percent to 11.25 percent at December 31, 1996, and 9.75 percent to 11.5 percent at September 30, 1997 (unaudited)). The floor plan payable is secured by all of the Company's manufactured home inventory, the related furniture, fixtures and accessories and accounts receivable, and is guaranteed by the shareholder of the Company.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Company must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Company's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Company experience a material adverse change in its financial position as determined by the lender. The maximum amount that can be borrowed under the floor plan line of credit is $1.5 million, and the largest balance outstanding during the year ended December 31, 1996 was approximately $1.4 million. The average balance outstanding during 1996 was $1.2 million with a weighted average interest rate paid of 11.24 percent.

     The Company has an agreement with the sole shareholder whereby the sole shareholder has financed a portion of its manufactured home inventory until such inventory is sold and contract proceeds are received. Interest on amounts borrowed is paid monthly at rates varying from 12 percent to 12.5 percent. As of December 31, 1996, there were no balances due to the shareholder.

  LONG-TERM DEBT

     Beginning January 7, 1997, the Company entered into a revolving line of credit agreement with a financial institution. The Company may borrow up to $100,000 under this facility, with the outstanding principal amount due on January 7, 1998. Interest is payable quarterly at the prime rate. At September 30, 1997, the Company had available borrowing capacity of $100,000 under the line of credit.

6.  RELATED-PARTY TRANSACTIONS:

     The Company leased land from related parties of the Company under operating leases. Rental expense on related-party leases totaled $55,000 for the year ended December 31, 1996.

7.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2006. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997............................  $      80
     1998............................         80
     1999............................         80
     2000............................         78
     2001............................         78
     Thereafter......................        377
                                       ---------
          Total......................  $     773
                                       =========

                        HOME FOLKS HOUSING CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $70,000 for the year ended December 31, 1996.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Company has not incurred significant claims or losses on any of its insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company has implemented a 401(k) retirement plan with an effective date of January 1, 1995, which covers all employees meeting certain service requirements. The Company matches employee contributions up to 4 percent of the employee's base salary. The Company recorded contribution expense of $27,167 as of December 31, 1996.

8. EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In September 1997, the Company and its shareholder entered into a definitive agreement with a wholly-owned subsidiary of HomeUSA providing for the merger of the Company with the subsidiary of HomeUSA (the Merger). The cash portion of the purchase price of the Merger has been adjusted to the extent the Excess Operating Capital is greater or less than zero. Excess Operating Capital is defined as net working capital minus long-term debt as of the effective date of the Merger. Had this distribution been made at September 30, 1997, the effect on the Company's balance sheet would have been to decrease shareholder's equity by approximately $706,000.

     Concurrently with the Merger, the Company entered into agreements with the shareholder to lease land, equipment and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To WillMax Homes of Colorado LLC:

     We have audited the accompanying balance sheet of WillMax Homes of Colorado LLC (the Company) as of December 31, 1996, and the related statements of operations, members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996, and the results of its operations and its cash flows for the period ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
August 6, 1997

                         WILLMAX HOMES OF COLORADO LLC
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                        DECEMBER 31,      SEPTEMBER 30,
                                            1996               1997
                                        -------------     --------------
                                                           (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................      $    70            $  162
     Accounts receivable, net........          153               297
     Inventories.....................        1,057               780
     Other current assets............           13                16
                                        -------------     --------------
          Total current assets.......        1,293             1,255
PROPERTY AND EQUIPMENT, net..........           57                54
OTHER ASSETS.........................           20                 1
                                        -------------     --------------
          Total assets...............      $ 1,370            $1,310
                                        =============     ==============
   LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
     expenses........................      $   178            $  326
     Floor plan payable..............        1,111               799
     Short-term debt.................           19                70
                                        -------------     --------------
          Total current
          liabilities................        1,308             1,195
LONG-TERM RELATED PARTY PAYABLE......           35                37
COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY......................           27                78
                                        -------------     --------------
          Total liabilities and
          members' equity............      $ 1,370            $1,310
                                        =============     ==============

   The accompanying notes are an integral part of these financial statements.

                         WILLMAX HOMES OF COLORADO LLC
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           NINE MONTHS
                                         YEAR ENDED    ENDED SEPTEMBER 30,
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUE:
     Home sales......................      $3,512      $   2,495  $   2,484
     Other revenue...................          48             48        139
                                        ------------   ---------  ---------
          Total revenue..............       3,560          2,543      2,623
COST OF SALES........................       2,955          2,063      1,991
                                        ------------   ---------  ---------
          Gross profit...............         605            480        632
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................         511            365        516
                                        ------------   ---------  ---------
          Income from operations.....          94            115        116
OTHER INCOME (EXPENSE):
     Interest expense, net...........         (94)           (77)       (65)
     Other income (expense), net.....          (6)             2     --
                                        ------------   ---------  ---------
NET INCOME (LOSS)....................      $   (6)     $      40  $      51
                                        ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                         WILLMAX HOMES OF COLORADO LLC
                         STATEMENTS OF MEMBERS' EQUITY
                                 (IN THOUSANDS)

BALANCE, December 31, 1995...........  $      (7)
     Distributions...................        (10)
     Net loss........................         (6)
     Contribution....................         50
                                       ---------
BALANCE, December 31, 1996...........         27
     Net income (unaudited)..........         51
                                       ---------
BALANCE, September 30, 1997
  (unaudited)........................  $      78
                                       =========

   The accompanying notes are an integral part of these financial statements.

                         WILLMAX HOMES OF COLORADO LLC
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        NINE MONTHS ENDED
                                                           SEPTEMBER 30
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............      $   (6)     $      40  $      51
     Adjustments to reconcile net
       income (loss) to net cash
       provided by operating
       activities --
          Depreciation and
             amortization............          12              8          9
          Issuance of capital as
             compensation............          50         --         --
          Changes in assets and
             liabilities --
               Accounts receivable,
                  net................          (5)           (62)      (144)
               Inventories...........         (45)            84        277
               Other assets..........         (28)           (44)        16
               Accounts payable and
                  accrued expenses...          61            149        148
               Floor plan payable....           3           (136)      (312)
                                        ------------   ---------  ---------
                     Net cash
                       provided by
                       operating
                       activities....          42             39         45
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment.....................         (11)            (9)        (5)
                                        ------------   ---------  ---------
                     Net cash used in
                       investing
                       activities....         (11)            (9)        (5)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on short-term debt.....         (22)           (17)        52
     Distribution to members.........         (10)        --         --
                                        ------------   ---------  ---------
                     Net cash used in
                       financing
                       activities....         (32)           (17)        52
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH......          (1)            13         92
CASH, beginning of period............          71             71         70
                                        ------------   ---------  ---------
CASH, end of period..................      $   70      $      84  $     162
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........      $   94      $     100  $      79

   The accompanying notes are an integral part of these financial statements.

                         WILLMAX HOMES OF COLORADO LLC
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     WillMax Homes of Colorado LLC (the Company) is a Colorado limited liability corporation, and is primarily engaged in the retail sale of new and pre-owned manufactured homes. The Company operates a sales center in Colorado which has a retail agreement with a home manufacturer.

     The Company and its members intend to enter into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all member interests in the Company will be exchanged for cash and shares of HomeUSA's common stock concurrent with the consummation of the initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The Company's operations are subject to different seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Company's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales also includes revenue from the construction of site amenities. Home sales exclude any sales and use taxes collected.

     The Company also maintains pre-owned manufactured home inventory owned by third parties for which the Company receives a sales commission when sold to customers. Consignment sales commissions are recognized in other revenue when the related home is sold.

     The Company receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenue at the time the policies are written.

                         WILLMAX HOMES OF COLORADO LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company arranges financing for customers through various institutions for which the Company receives certain financing fees which are recognized in other revenue along with the sale of the related home.

     Also included in other revenues is the revenue from repair and maintenance services.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery and site amenities.

  INCOME TAXES

     The Company, as a limited liability company, is taxed under sections of the federal and state income tax laws which provide that, in lieu of corporate income taxes, the members separately account for the Company's items of income, deductions, losses and credits on their individual income tax returns based on their respective ownership interests. As such, the financial statements do not include a provision for income taxes.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of accounts receivable, floor plan payables and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Company purchases all of its homes from a primary supplier at the prevailing prices charged by the manufacturer. The Company's sales volume could be adversely affected by the manufacturer's inability to supply the sales center with an adequate supply of homes.

     The retail agreement between the sales center and the manufacturer contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         WILLMAX HOMES OF COLORADO LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity. At December 31, 1996, cash includes $38,000 in amounts restricted that is held with a financing institution in relation to customer deposits.

  NEW ACCOUNTING PRONOUNCEMENT

     Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Company will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                         ESTIMATED
                                        USEFUL LIVES    DECEMBER 31,    SEPTEMBER 30,
                                          IN YEARS          1996            1997
                                        ------------    ------------    -------------
                                                                         (UNAUDITED)
Furniture and fixtures...............          5           $   46           $  47
Leasehold improvements...............         10               30              34
                                                        ------------    -------------
          Total......................                          76              81
Less -- Accumulated depreciation.....                         (19)            (27)
                                                        ------------    -------------
          Property and equipment,
          net........................                      $   57           $  54
                                                        ============    =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Due from manufacturers...............      $   47           $  58
Due from finance companies...........          55             101
Other................................          51             138
                                        ------------    -------------
                                           $  153           $ 297
                                        ============    =============

     Inventories consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
New homes, net of unearned volume
rebates..............................      $1,043           $ 764
Pre-owned homes......................          14              16
                                        ------------    -------------
                                           $1,057           $ 780
                                        ============    =============

                         WILLMAX HOMES OF COLORADO LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Accounts payable, trade..............      $   46           $  44
Accrued compensation.................          24          --
Customer deposits....................          55             120
Other accrued expenses...............          53             162
                                        ------------    -------------
                                           $  178           $ 326
                                        ============    =============

5.  FLOOR PLAN PAYABLE AND DEBT:

  FLOOR PLAN PAYABLE

     The Company has three floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying up to 2.0 percent (depending on the time the note is outstanding) over the lender's prime rate (8.25 percent to 10.25 percent at December 31, 1996 and 8.5 percent to 10.5 percent at September 30, 1997 (unaudited)). The floor plan payable is secured by all of the Company's manufactured home inventory, the related furniture, fixtures and accessories and accounts receivable, and is guaranteed by a stockholder.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Company must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreements. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Company's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Company experience a material adverse change in its financial position as determined by the lender. The maximum amount that can be borrowed under the floor plan lines of credit is $2.4 million and the largest balance outstanding during the year ended December 31, 1996, was approximately $1.3 million. The average balance outstanding during 1996 was approximately $1.1 million with a weighted average interest rate paid of 8.4 percent.

  SHORT-TERM DEBT

     The Company has short-term debt of $75,000 due to members which matures December 1997 through February 1998. These notes bear interest at 8 percent.

  LONG-TERM DEBT

     The Company has long-term debt of $25,000 which is due to a related party in November 1998. This note bears interest of 12 percent per year and interest only payments are due monthly until maturity.

     The Company also has a $10,000 note due to the general manager upon termination of his employment which bears interest at 12 percent per year.

6.  RELATED-PARTY TRANSACTIONS:

     The members of the corporation are partners in two land lease communities in which the Company sells homes.

                         WILLMAX HOMES OF COLORADO LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases its facilities under an operating lease agreement. The lease agreement is noncancelable and expires in October 1998. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997............................  $      32
     1998............................         26
                                             ---
          Total......................  $      58
                                             ===

     Total rent expense under all operating leases was approximately $30,000 for the year ended December 31, 1996.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Company has not incurred significant claims or losses on any of its insurance policies.

8.  EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT
    PUBLIC ACCOUNTANTS (UNAUDITED):

     In September 1997, the Company and its members entered into a definitive agreement with a wholly-owned subsidiary of HomeUSA providing for the merger of the Company with the subsidiary of HomeUSA (the Merger). The cash portion of the purchase price of the Merger has been adjusted to the extent the Excess Operating Capital is greater or less than zero. Excess Operating Capital is defined as net working capital minus long-term debt, as of the effective date of the Merger. Had this distribution been made at September 30, 1997, the effect on the Company's balance sheet would have been to decrease members' equity by approximately $48,000.

  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANY ONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Prospectus Summary......................     3
Risk Factors............................    10
Price Range of Common Stock.............    16
The Company.............................    17
Dividend Policy.........................    18
Capitalization..........................    19
Selected Financial Data.................    20
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................    22
Business................................    44
Management..............................    54
Certain Transactions....................    60
Principal Stockholders..................    63
Description of Capital Stock............    64
Shares Eligible for Future Sale.........    66
Legal Matters...........................    68
Experts.................................    68
Additional Information..................    68
Index to Financial Statements...........   F-1

                               20,000,000 SHARES
                                     [LOGO]
                                 HOMEUSA, INC.
                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                            , 199

                                   PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. In connection with future acquisitions, additional printing, legal, accounting and miscellaneous expenses are expected to be incurred with respect to the issuance and distribution of the securities being registered hereby. All amounts are estimates except for the fees payable to the SEC.

                                            AMOUNT TO
                                             BE PAID
                                          --------------
SEC registration fee....................  $    46,093.75
Printing expenses.......................  $       10,000
Legal fees and expenses.................  $       25,000
Accounting fees and expenses............  $       25,000
Transfer Agent's and Registrar's fees...  $        1,000
Miscellaneous...........................  $       10,700
                                          --------------
     TOTAL..............................  $   117,793.75
                                          ==============

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director or officer who is successful on the merits in defense of a suit against such person.

     The Company has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company has purchased liability insurance policies covering directors and officers in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On July 3, 1996, HomeUSA issued and sold 1,000 shares of Common Stock to Notre for a consideration of $1,000. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On October 8, 1996 HomeUSA issued and sold 19,325.96 shares of Common Stock to Notre for a consideration of $17,439. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On January 15, 1997, HomeUSA issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act no public offering being involved: Cary N. Vollintine -- 1,766.3 shares for a consideration of $1,602.26; Willie Thurman Langston II -- 126.16 shares for a consideration of $114.45; Kevin J. Lilly -- 63.07 shares for a consideration of $57.22; Robert P. Gauntt -- 63.07 shares for a consideration of $57.22; and WillMax Capital Inc. -- 2,270.96 shares for a consideration of $2,060.05.

     On May 10, 1997, HomeUSA issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved: Cary N. Vollintine -- 2,204.76 shares for a consideration of $2,000.00; Frank W. Montfort -- 1,212.62 shares for a consideration of $1,100.00; Philip Campbell -- 551.19 shares for a consideration of $500.00; Michael F. Loy -- 1,102.38 shares for a consideration of $1,000; Philip C. deMena -- 1,102.38 shares for a consideration of $1,000.00; Richard T. Howell -- 110.23 shares for a consideration of $100.00; Jennifer
Jackson -- 110.23 shares for a consideration of $100.00; Melinda A.
Malek -- 11.02 shares for a consideration of $10.00; Stephen Baur -- 440.95 shares for a consideration of $400.00; Shellie Gray LePori -- 275.59 shares for a consideration of $250.00; Infoscope, Inc. -- 44.09 shares for a consideration of $40.00; Susan Yancey -- 5.51 shares for a consideration of $5.00; Jennifer G. Davidson -- 5.51 shares for a consideration of $5.00; John R. Oren -- 551.19 shares for a consideration of $500.00; Steven J. Blum -- 110.23 shares for a consideration of $100.00; Willie Thurman Langston II -- 165.35 shares for a consideration of $150.00; Kevin J. Lilly -- 82.67 shares for a consideration of $75.00; Robert P. Gauntt -- 82.67 shares for a consideration of $75.00; Kenneth
V. Garcia -- 110.23 shares for a consideration of $100.00 and Karl V. Baumgartner -- 55.11 shares for a consideration of $50.00.

     On August 1, 1997, HomeUSA issued and sold shares of Common Stock to the following parties in the amounts and for the consideration indicated. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved: Donald D. Moseley -- 551.19 shares for a consideration of $500.00; Don A. Palmour -- 551.19 shares for a consideration of $500.00; Cary N. Vollintine -- 220.47 shares for a consideration of $200.00; Frank W. Montfort -- 121.26 shares for a consideration of $110.00; Philip Campbell -- 55.11 shares for a consideration of $50.00; Michael F. Loy -- 110.23 shares for a consideration of $100; Philip C. deMena -- 110.23 shares for a consideration of $100.00; Stephen F. Smith -- 110.23 shares for a consideration of $100.00; Thomas N. Amonett -- 110.23 shares for a consideration of $100.00 and James J. Blosser -- 110.23 shares for a consideration of $100.00.

     Effective August 1, 1997, HomeUSA effected a 90.7127-to-one stock dividend on shares of Common Stock issued on and as of August 1, 1997.

     Effective August 1, 1997, HomeUSA issued 1,718,823 shares of Restricted Common Stock to Notre in exchange for 1,718,823 shares of Common Stock. This issuance was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On November 21, 1997, the Company issued 7,266,944 shares of its Common Stock in connection with the Mergers of the Founding Companies. Each of these transactions was completed without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits

                                                                                                 INCORPORATED BY
                                                                                                REFERENCE TO THE
                                                                                                EXHIBIT INDICATED
                                                                                                BELOW AND TO THE
                                                                                                 FILING WITH THE
                                                                                              COMMISSION INDICATED
                                                                                                      BELOW
                                                                                              ---------------------
     EXHIBIT                                                                                  EXHIBIT
      NUMBER                                DESCRIPTION OF EXHIBIT                            NUMBER    FILE NUMBER
------------------  -----------------------------------------------------------------------   ------    -----------
        3.1    --   Amended and Restated Certificate of Incorporation of HomeUSA, Inc., as      3.1       323-35649
                    amended
        3.2    --   Bylaws of HomeUSA, Inc., as amended                                         3.2       323-35649
       *4.1    --   Form of certificate evidencing ownership of Common Stock of HomeUSA,
                    Inc.
       *5.1    --   Opinion of Bracewell & Patterson, L.L.P.
       10.1    --   HomeUSA, Inc. 1997 Long-Term Incentive Plan                                10.1       323-35649
       10.2    --   HomeUSA, Inc. 1997 Non-Employee Directors' Stock Plan                      10.2       323-35649
       10.3    --   Agreement and Plan of Organization dated as of September 10, 1997, by      10.3       323-35649
                    and among HomeUSA, Inc., McDonald Homes Acquisition Corp., McDonald
                    Homes, Inc. and the Stockholders named therein
       10.4    --   Agreement and Plan of Organization dated as of September 10, 1997, by      10.4       323-35649
                    and among HomeUSA, Inc., Universal Housing Acquisition Corp., Universal
                    Housing of East Tennessee Acquisition Corp., Shaffer & Webb Insurance
                    Agency Acquisition Corp., Universal Housing, Inc., Universal Housing of
                    East TN, Inc., Shaffer & Webb Insurance Agency, Inc. and the
                    Stockholders named therein
       10.5    --   Agreement and Plan of Organization dated as of September 10, 1997, by      10.5       323-35649
                    and among HomeUSA, Inc., First American Homes Acquisition Corp., D & S
                    Acquisition Corp., Son Development Acquisition Corp., First American
                    Homes, Inc., D&S, Inc., Son Development Corporation and the
                    Stockholders named therein
       10.6    --   Agreement and Plan of Organization dated as of September 10, 1997, by      10.6       323-35649
                    and among HomeUSA, Inc., Mobile World Acquisition Corp., Showcase of
                    Homes Acquisition Corp., Mobile World, Inc., Showcase of Homes, Inc.
                    and the Stockholders named therein
       10.7    --   Agreement and Plan of Organization dated as of September 10, 1997, by      10.7       323-35649
                    and among HomeUSA, Inc., Patrick Home Center Acquisition Corp., Patrick
                    Home Center, Inc. and the Stockholder named therein
       10.8    --   Agreement and Plan of Organization dated as of September 10, 1997, by      10.8       323-35649
                    and among HomeUSA, Inc., Home Folks Housing Center Acquisition Corp.,
                    Home Folks Housing Center, Inc. and the Stockholder named therein
       10.9    --   Agreement and Plan of Organization dated as of September 10, 1997, by      10.9       323-35649
                    and among HomeUSA, Inc., Cooper's Mobile Homes Acquisition Corp., Pac
                    West Management Acquisition Corp., HUSAI Acquisition Corp., Cooper's
                    Mobile Homes, Inc., Pac West Mgmt., Inc., HomeUSA, Inc., and the
                    Stockholders named therein
       10.10   --   Agreement and Plan of Organization dated as of September 10, 1997, by     10.10       323-35649
                    and among HomeUSA, Inc., CSF&T Acquisition Corp., AAA Homes Acquisition
                    Corp., Fordham Insurance Agency Acquisition Corp., CSF&T, Inc., AAA
                    Homes, L.L.C., Fordham Insurance Agency, Inc. and the Stockholders
                    named therein

                                                                                                 INCORPORATED BY
                                                                                                REFERENCE TO THE
                                                                                                EXHIBIT INDICATED
                                                                                                BELOW AND TO THE
                                                                                                 FILING WITH THE
                                                                                              COMMISSION INDICATED
                                                                                                      BELOW
                                                                                              ---------------------
     EXHIBIT                                                                                  EXHIBIT
      NUMBER                                DESCRIPTION OF EXHIBIT                            NUMBER    FILE NUMBER
------------------  -----------------------------------------------------------------------   ------    -----------
       10.11   --   Agreement and Plan of Organization dated as of September 10, 1997, by     10.11       323-35649
                    and among HomeUSA, Inc., WillMax Homes of Colorado L.L.C. and the
                    Owners named therein
       10.12   --   Form of Employment Agreement between HomeUSA, Inc. and Cary N.            10.12       323-35649
                    Vollintine
       10.13   --   Form of Employment Agreement between HomeUSA, Inc. and Michael F. Loy     10.13       323-35649
       10.14   --   Form of Employment Agreement between HomeUSA, Inc. and Frank W.           10.14       323-35649
                    Montfort
       10.15   --   Form of Employment Agreement between HomeUSA, Inc. and Philip deMena      10.15       323-35649
       10.16   --   Form of Employment Agreement between HomeUSA, Inc. and Philip Campbell    10.16       323-35649
       10.17   --   Form of Employment Agreement between HomeUSA, Inc. and Don A. Palmour     10.17       323-35649
       10.18   --   Form of Employment Agreement between HomeUSA and Donald D. Moseley        10.18       323-35649
       10.19   --   Form of Founders' Employment Agreement                                    10.19       323-35649
       10.20   --   Form of Agreement Among Certain Stockholders                              10.20       323-35649
       10.21   --   Form of Indemnity Agreement with Notre Capital Ventures II, L.L.C.        10.21       323-35649
       21.1    --   List of subsidiaries of HomeUSA, Inc.                                      21.1       323-35649
      *23.1    --   Consent of Arthur Andersen LLP
      *23.2    --   Consent of Coopers & Lybrand L.L.P.
      *23.3    --   Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1)
      *24.1    --   Power of Attorney
       27      --   Financial Data Schedule                                                      27       323-35649

------------

* Filed herewith

     (b)  Financial Statement Schedules

     The following financial statement schedules are included herein.

     Schedule I

     All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding, the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HOMEUSA, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF
HOUSTON, STATE OF TEXAS, ON DECEMBER   , 1997.

                                          HOMEUSA, INC.
                                          By: /s/ CARY N. VOLLINTINE
                                             BY:  CARY N. VOLLINTINE
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Cary N. Vollintine and Michael F. Loy, each with full power to act without the other, his or her true and lawful Attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement, and to file the name, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said Attorney-in-fact and agent full power and authority to do and perform each and every act and thing he or she might do or could do in person, hereby ratifying and confirming all that said Attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE
FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON DECEMBER   , 1997.

     SIGNATURE                              TITLE
---------------------         --------------------------------------------------
/s/CARY N. VOLLINTINE         Chairman of the Board; Chief Executive Officer and
   CARY N. VOLLINTINE         President

/s/MICHAEL F. LOY             Senior Vice President; Chief Financial Officer
   MICHAEL F. LOY             and Director (Chief Accounting Officer)

/s/STEVEN S. HARTER           Director
   STEVEN S. HARTER

/s/LARRY T. SHAFFER           Director
   LARRY T. SHAFFER

/s/GARY W. FORDHAM            Director
   GARY W. FORDHAM

/s/DAVID E. THOMPSON          Director
   DAVID E. THOMPSON

/s/FRANK C. McDONALD          Director
   FRANK C. MCDONALD

/s/HAROLD K. PATRICK          Director
   HAROLD K. PATRICK

/s/STANLEY POISSO             Director
   STANLEY POISSO

/s/RANDLE C. COOPER           Director
   RANDLE C. COOPER

/s/THOMAS N. AMONETT          Director
   THOMAS N. AMONETT

/s/JAMES J. BLOSSER           Director
   JAMES J. BLOSSER

/s/STEPHEN F. SMITH           Director
   STEPHEN F. SMITH